BCE INC.

and

BELL CANADA

and

ALIANT INC.

PROPERTY EXCHANGE AND ARRANGEMENT AGREEMENT

March 6, 2006

This document is a property exchange and arrangement agreement between BCE Inc., Bell Canada and Aliant Inc. dated March 6, 2006.

This property exchange and arrangement agreement was negotiated at arms length to provide contractual protections for the benefit of BCE Inc., Bell Canada and Aliant Inc. and certain of their associated entities and not for purposes of disclosure to investors or any other purpose. The terms of this agreement may be varied or amended and the parties may have obtained contractual indemnities or other protections against possible inaccuracies of such terms. Accordingly, investors and potential investors are cautioned that it would be inappropriate to rely on this document in making an investment decision.

TABLE OF CONTENTS

ARTICLE 1

INTERPRETATION

Section 1.1 Section 1.2 Section 1.3 Section 1.4 Section 1.5 Section 1.6 Section 1.7 Section 1.8 Section 1.9 Section 1.10 Section 1.11	Definitions.
Interpretation Not Affected by Headings, etc.
Currency.
Number, etc.
Date For Any Action.
Entire Agreement.
Schedules.
Accounting Matters.
Knowledge.
References to Persons and Statutes.
References to Property.

ARTICLE 2

THE ARRANGEMENT

Section 2.1 Section 2.2 Section 2.3 Section 2.4 Section 2.5 Section 2.6 Section 2.7 Section 2.8	Implementation Steps by Aliant.
Implementation Steps by BCE and Bell Canada; Voting.
Interim Order.
Plan of Arrangement.
Aliant Circular.
Property Exchange Arrangements and Closing Procedures.
Regulatory and Securities Compliance.
Preparation of Filings, etc.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Section 3.2 Section 3.3 Section 3.4 Section 3.5 Section 3.6	Representations and Warranties of Aliant.
Representations and Warranties of BCE and Bell Canada.
Representations and Warranties of Wireline LP.
Representations and Warranties of Parent Trust.
Representations and Warranties of Holdings LP.
No Individual Liability; Survival.

ARTICLE 4

COVENANTS

Section 4.1 Section 4.2 Section 4.3 Section 4.4 Section 4.5 Section 4.6 Section 4.7 Section 4.8 Section 4.9 Section 4.10 Section 4.11 Section 4.12 Section 4.13 Section 4.14	Retention of Goodwill.
Covenants of Aliant.
Covenants of BCE.
Access to Information.
Assignment of Contracts.
Transfer or Contribution of the Purchased Assets.
Payment of Transfer Taxes.
Closing Matters.
Property Exchange Arrangements.
Price Adjustment.
Directory Agreement; Agreement regarding Public Utilities Tax.
BNG.
Waiver.
BNQ Indemnity.

ARTICLE 5 CONDITIONS

Section 5.1 Section 5.2 Section 5.3 Section 5.4 Section 5.5 Section 5.6	Mutual Conditions Precedent.
Additional Conditions Precedent to the Obligations of BCE.
Additional Conditions Precedent to the Obligations of Aliant.
Planning Act (Ontario); Bulk Sales Legislation.
Notice and Cure Provisions.
Satisfaction of Conditions.

ARTICLE 6

AMENDMENT AND TERMINATION

Section 6.1 Section 6.2 Section 6.3 Section 6.4 Section 6.5	Amendment. Mutual Understanding Regarding Proposed Amendments. Co-operation; Etc. Termination. Remedies; Etc.

ARTICLE 7

GENERAL

Section 7.1 Section 7.2 Section 7.3 Section 7.4 Section 7.5 Section 7.6 Section 7.7 Section 7.8 Section 7.9 Section 7.10 Section 7.11 Section 7.12 Section 7.13	Notices.
Assignment.
Binding Effect.
Waiver and Modification.
Further Assurances.
Expenses.
Consultation.
Governing Laws.
Non-Merger.
Severability.
Time of Essence.
Limitation of Liability.
Counterparts.

PROPERTY EXCHANGE AND ARRANGEMENT AGREEMENT

Property Exchange and Arrangement Agreement dated March 6, 2006 among BCE Inc., Bell Canada and Aliant Inc.

In consideration of the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1 Definitions.

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

“360/GT Entities” has the meaning ascribed thereto in Schedule K.

“AcquisitionCo” means a newly formed corporation to be incorporated under the CBCA as a wholly-owned subsidiary of Holdings LP.

“affiliate” shall mean an affiliate within the meaning of National Instrument 45-106 under the Securities Act.

“Aggregate Aliant Pension Plan Member DC Account Balances” has the meaning ascribed thereto in Schedule K.

“Aggregate Bell Canada Pension Plan Member DC Account Balances” has the meaning ascribed thereto in Schedule K.

“Aliant” means Aliant Inc., a corporation incorporated under the CBCA, and includes its successors.

“Aliant Assets” means, collectively, the Wireless Assets, the Retail Assets and the Aliant Wireline Assets.

“Aliant Asset Transfer Time” has the meaning ascribed thereto in Schedule K.

“Aliant Business” means the business of Aliant and the Aliant Subsidiaries, including the Wireless Operations, the Retail Operations and the Aliant Wireline Operations.

“Aliant Circular” means the notice of the Aliant Meeting and accompanying management information circular, including all appendices thereto, to be sent to the Aliant Shareholders in connection with the Aliant Meeting.

“Aliant Collective Agreements” means all collective agreements by which Aliant and the Aliant Subsidiaries are bound, and all related documents including all benefit agreements, letters of understanding, letters of intent and other written communications or oral agreements with bargaining agents for the Aliant Employees which impose any obligations upon Aliant and the Aliant Subsidiaries or which set out the understanding of the parties with respect to the meaning of any provisions of such collective agreements.

“Aliant Common Shares” means the common shares in the capital of Aliant.

“Aliant DB Pension Transfer Date” has the meaning ascribed thereto in Schedule K.

“Aliant DC Pension Transfer Date” has the meaning ascribed thereto in Schedule K.

“Aliant Debt” means all indebtedness for borrowed money of or guaranteed by Aliant or the Aliant Subsidiaries, whether secured or unsecured.

“Aliant Disclosure Documents” means, collectively, all of the documents filed by Aliant with the OSC under Aliant’s name since January 1, 2003.

“Aliant Disclosure Letter” means the letter of even date herewith delivered by Aliant to Bell Canada, in a form accepted by and initialled on behalf of Bell Canada, with respect to certain matters in this Agreement.

“Aliant Employees” means all persons employed by Aliant or the Aliant Subsidiaries, including, for greater certainty, those employees on long term disability leave or any other leaves of absence.

“Aliant Excluded Liabilities” has the meaning ascribed in Schedule K.

“Aliant Financial Statements” means the audited consolidated financial statements of Aliant for the fiscal year ended December 31, 2005, consisting of a consolidated balance sheet as at December 31, 2005, consolidated statements of income for the year ended December 31, 2005 and consolidated statements of retained earnings and cash flows for the year ended December 31, 2005, together with notes thereto.

“Aliant Group Benefit Plans” has the meaning ascribed thereto in Schedule K.

“Aliant Liabilities” has the meaning ascribed thereto in Schedule K.

“Aliant Material Contract” means:

(a)	any Contract to which Aliant or an Aliant Subsidiary is a party involving aggregate payments to or by Aliant or any of the Aliant Subsidiaries in excess of $10 million;

(b)	any Contract to which Aliant or an Aliant Subsidiary is a party with annual payments to or by Aliant or any of the Aliant Subsidiaries in excess of $5 million, with a term or commitment to or by Aliant or any of the Aliant Subsidiaries that may reasonably extend beyond one year from the date of this Agreement and which cannot be terminated without material penalty on less than 30 days notice;

(c)	any Contract to which Aliant or an Aliant Subsidiary is a party that was not entered into in the Ordinary Course; and

(d)	any other Contract to which Aliant or an Aliant Subsidiary is a party which is material to Aliant or any of the Aliant Subsidiaries, including all of Aliant’s and all of the Aliant Subsidiaries’ material Telecommunication Contracts, but excludes Real Property Agreements.

“Aliant Meeting” means the annual and special or special meeting of Aliant Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider, among other things, the Arrangement.

“Aliant Options” means options or rights to purchase Aliant Common Shares granted under the Aliant Stock Option Plans and other options and rights disclosed in the Aliant Disclosure Letter.

“Aliant Pension/Benefit Plans” means all plans, arrangements, agreements, programs, policies or practices, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, to which either Aliant or any Aliant Subsidiary is a party, or by which it is bound, or under which either Aliant or any Aliant Subsidiary has any liability or contingent liability or obligation, relating to: (a) retirement savings or pensions, including any defined benefit pension plan, defined contribution pension plan, group registered retirement savings plan, or supplemental pension or retirement plan; (b) any bonus, profit sharing, deferred compensation, incentive compensation, change of control, stock option, stock purchase, phantom stock, stock appreciation, hospitalization, health, dental, disability, severance or termination pay or any other employee benefit plan; or (c) any Aliant Employees or former employees of Aliant or the Aliant Subsidiaries, or other individuals providing services to it of a kind normally provided by employees (and each of their eligible spouses, dependents and beneficiaries).

“Aliant Pension Plan” has the meaning ascribed thereto in Schedule K.

“Aliant Pension Plan Liabilities Date” has the meaning ascribed thereto in Schedule K.

“Aliant Pension Plan Member DC Account Balance” has the meaning ascribed thereto in Schedule K.

“Aliant Pension Plan Member Liabilities” has the meaning ascribed thereto in Schedule K.

“Aliant Pension Plan Total Liabilities” has the meaning ascribed thereto in Schedule K.

“Aliant Preference Shares” means the preference shares, Series 2, in the capital of Aliant.

“Aliant Regulatory Amount” has the meaning ascribed thereto in Schedule K.

“Aliant Reorganization” means the reorganization to be completed by Aliant prior to the Effective Date as described in Schedule L hereto.

“Aliant Shareholder Approval” means approval of the Arrangement Resolution by (i) a special resolution of the Aliant Shareholders or by such other approval threshold as may be determined by the Court, and (ii) by a majority of the “minority” of the holders of Aliant Common Shares as contemplated in section 5.6 of OSC Rule 61-501 and section 5.7 of Quebec Regulation Q-27.

“Aliant Shareholders” means the holders of Aliant Common Shares and, for the purposes of the Aliant Meeting and the Aliant Shareholder Approval, subject to Section 2.3(3), includes the holders of Aliant Preference Shares, solely as contemplated therein.

“Aliant Stock Option Plans” means stock option plans established by Aliant, as amended, and includes performance share unit plans, employee stock savings plans and dividend reinvestment plans.

“Aliant Subsidiaries” means all subsidiaries of Aliant, including for the purposes of this definition Aliant Telecom Inc., MT&T Mobility Inc., Aliant ActiMedia, Downeast Limited (carrying on business as Downeast Mobility), Innovatia Inc. and Xwave Solutions Inc.

“Aliant Subsidiary Employees” means all persons employed by those Aliant Subsidiaries that continue to be subsidiaries of Aliant immediately following the completion of the Aliant Reorganization and the Plan of Arrangement.

“Aliant Supplemental Pension Plan” has the meaning ascribed thereto in Schedule K.

“Aliant Tax Ruling” means an advance income tax ruling from the Canada Revenue Agency confirming that either subsection 14(5) or subsection 14(6) of the ITA will apply to Wireline LP in such a way that the amount of cumulative eligible capital incurred on the acquisition by Wireline LP of the Other Rural Wireline Assets will offset an equal amount thereof received on account of the disposition of eligible capital property on the simultaneous transfer by Wireline LP of the Wireless Assets, and related matters.

“Aliant Transfer Amount” has the meaning ascribed thereto in Schedule K.

“Aliant Wireline Assets” has the meaning ascribed thereto in Schedule K.

“Aliant Wireline Operations” has the meaning ascribed thereto in Schedule K.

“Ancillary Agreements” means agreements relating to the matters contemplated herein and in Schedule K that (a) in the case of draft agreements, are substantially in the form of the draft agreements attached hereto, with such changes as may be agreed to by the parties, or, (b) in the case of term sheets, contain the terms set forth in the term sheets attached to Schedule K, and with such other terms and/or changes as may be agreed to by the parties, acting reasonably.

“Arrangement” means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 6.1 hereof or the Plan of Arrangement or made at the direction of the Court (with the consent of both BCE and Aliant, each acting reasonably).

“Arrangement Resolution” means the resolution of the Aliant Shareholders, to be substantially in the form and content of Schedule A annexed hereto.

“Articles of Arrangement” means the articles of arrangement of Aliant in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made.

“Assumed Wireless Liabilities” has the meaning ascribed thereto in Schedule K.

“Assumed Wireline Liabilities” has the meaning ascribed thereto in Schedule K.

“Authorization” means, with respect to any Person, any order, permit, approval, consent, waiver, licence or similar authorization of any Governmental Entity having jurisdiction over the Person.

“BCE” means BCE Inc., a corporation incorporated under the CBCA, and includes its successors.

“BCE Disclosure Documents” means, collectively, all of the documents filed by BCE and Bell Canada with the OSC under BCE’s or Bell Canada’s name since January 1, 2003.

“BCE Tax Ruling” means an advance income tax ruling from the Canada Revenue Agency confirming that (i) either subsection 14(5) or subsection 14(6) of the ITA will apply to Bell Canada in such a way that the amount of cumulative eligible capital incurred on the acquisition by Bell Canada of the Wireless Assets will offset an equal amount thereof received on account of the disposition of eligible capital property on the simultaneous transfer by Bell Canada of the Other Rural Wireline Assets, (ii) that subsection 55(2) of the ITA will not apply to the transactions entered into to effect the direct or indirect transfer by Bell Canada of its shares of each of Aliant and BNG to, ultimately, BCE, and (iii) that an eventual distribution by BCE to its common shareholders of units of Parent Trust will not be considered to constitute a taxable dividend to the shareholders for Canadian income tax purposes to the extent that the amount of the distribution does not exceed the reduction of stated capital effected by BCE on the distribution, and related matters.

“Bell Canada” means The Bell Telephone Company of Canada or Bell Canada, a corporation incorporated under the CBCA, and includes its successors.

“Bell Canada Accounts Receivable” has the meaning ascribed thereto in Schedule K.

“Bell Canada Accounts Payable” has the meaning ascribed thereto in Schedule K.

“Bell Canada Benefits Extension Date” has the meaning ascribed thereto in Schedule K.

“Bell Canada Collective Agreements” means all collective agreements by which Bell Canada is bound in respect of the Bell Canada Employees, and all related documents including memorandums of agreement, letters of intent and other written communications or oral agreements with bargaining agents for the Bell Canada Employees which impose any obligations upon Bell Canada in connection with the Bell Canada Employees or which set out the understanding of the parties with respect to the meaning of any provisions of such collective agreements.

“Bell Canada DB Pension Transfer Date” has the meaning ascribed thereto in Schedule K.

“Bell Canada DC Pension Transfer Date” has the meaning ascribed thereto in Schedule K.

“Bell Canada Disclosure Letter” means the letter of even date herewith delivered by Bell Canada to Aliant, in a form accepted by and initialled on behalf of Aliant, with respect to certain matters in this Agreement.

“Bell Canada Employees” means the approximately 1,000 employees employed by Bell Canada in connection with the Rural Wireline Operations, which is representative of the number of employees employed in the Rural Wireline Operations on the date hereof, the employment of whom Wireline LP will continue following the Wireline Asset Transfer Time subject to and as set out in Schedule K.

“Bell Canada Excluded Rural Wireline Asset List” means the list, marked as such, of excluded rural wireline assets provided by Bell Canada to Aliant on the date hereof.

“Bell Canada Group Benefit Plans” has the meaning ascribed thereto in Schedule K.

“Bell Canada Leave Employees” has the meaning ascribed thereto in Schedule K.

“Bell Canada Material Contract” means:

(a)	any Contract to which Bell Canada is a party relating solely to the Rural Wireline Operations involving aggregate payments to or by Bell Canada in excess of $10 million;

(b)	any Contract to which Bell Canada is a party relating solely to the Rural Wireline Operations with annual payments to or by Bell Canada in excess of $5 million, with a term or commitment to or by Bell Canada that may reasonably extend beyond one year from the date of this Agreement and which cannot be terminated without material penalty on less than 30 days notice;

(c)	any Contract to which Bell Canada is a party relating solely to the Rural Wireline Operations which was not entered into in the Ordinary Course; and

(d)	any other Contract to which Bell Canada is a party relating solely to the Rural Wireline Operations which is material to Bell Canada and/or the Rural Wireline Operations, including all of Bell Canada’s material Telecommunication Contracts that relate solely to the Rural Wireline Operations, but excludes Real Property Agreements.

“Bell Canada Net Receivable Balance” has the meaning ascribed thereto in Schedule K.

“Bell Canada OPEBs” has the meaning ascribed thereto in Schedule K.

“Bell Canada Pension/Benefit Plans” means all plans, arrangements, agreements, programs, policies or practices, whether oral or written, formal or informal, funded or unfunded, insured or uninsured in respect of the Bell Canada Employees and to which Bell Canada is a party, or by which it is bound, or under which Bell Canada has any liability or contingent liability or obligation, relating to: (a) retirement savings or pensions, including any defined benefit pension plan, defined contribution pension plan, group registered retirement savings plan, or supplemental pension or retirement plan; (b) any bonus, profit sharing, deferred compensation, incentive compensation, change of control, stock option, stock purchase, phantom stock, stock appreciation, hospitalization, health, dental, disability, severance or termination pay or any other employee benefit plan; or (c) any Bell Canada Employees (and each of their eligible spouses, dependants and beneficiaries).

“Bell Canada Pension Plan” has the meaning ascribed thereto in Schedule K.

“Bell Canada Pension Plan Liabilities Date” has the meaning ascribed thereto in Schedule K.

“Bell Canada Pension Plan Member DC Account Balance” has the meaning ascribed thereto in Schedule K.

“Bell Canada Pension Plan Member Liabilities” has the meaning ascribed thereto in Schedule K.

“Bell Canada Pension Plan Total Liabilities” has the meaning ascribed thereto in Schedule K.

“Bell Canada Regulatory Amount” has the meaning ascribed thereto in Schedule K.

“Bell Canada Rural Wireline Asset List” means the list, marked as such, of certain rural wireline assets provided by Bell Canada to Aliant on the date hereof.

“Bell Canada Top-up Plan” has the meaning ascribed thereto in Schedule K.

“Bell Canada Transfer Amount” has the meaning ascribed thereto in Schedule K.

“Best Efforts” means, with respect to an action to be taken by a Person hereunder, the efforts that a prudent Person who desires to complete the transaction contemplated hereunder would use in similar circumstances to ensure that a closing occurs as expeditiously as reasonably possible without the necessity of assuming any material obligations or paying any material amounts.

“BNG” means Bell Nordiq Group Inc., a company incorporated under the laws of the Province of Quebec.

“BNG Disclosure Documents” means, collectively, all of the documents filed by BNG with the OSC under BNG’s name since January 1, 2003.

“BNG Reorganization” has the meaning ascribed thereto in Section 4.12.

“BNG Shares” means, at any particular time, all of the issued and outstanding common shares in the capital of BNG at such time.

“BNQ” means Bell Nordiq Income Fund, a limited purpose trust established under the laws of the Province of Quebec.

“BNQ Disclosure Documents” means, collectively, all of the documents filed by BNQ with the OSC under BNQ’s name since January 1, 2003.

“Books and Records” means, with respect to any business or operations, all material information in any form relating to that business or operations, including books of account, financial and accounting information and records, tax records, sales and purchase records, customer and supplier lists, lists of potential customers, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, business reports, plans and projections, marketing and advertising materials and all other documents, files, correspondence and other information (whether in written, printed, electronic or computer printout form, or stored on computer discs or other data and software storage and media devices).

“Business Day” means any day on which commercial banks are generally open for business in Toronto, Montreal and Halifax, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Montreal or Halifax under applicable laws.

“CBCA” means the Canada Business Corporations Act as now in effect and as it may be amended from time to time prior to the Effective Date.

“Class A LP Units” has the meaning ascribed thereto in Schedule K.

“Class B LP Units” has the meaning ascribed thereto in Schedule K.

“Closing” means the completion of the last of the Property Exchange Arrangements on the Closing Date.

“Closing Date” has the meaning ascribed thereto in Section 2.6.

“Commercial Agreements” has the meaning ascribed thereto in Schedule K.

“Confidentiality Agreement” has the meaning ascribed thereto in Section 1.6.

“Consents” means the consents of the contracting parties to the transactions contemplated herein or to the assignment of the Contracts to be assigned by Aliant, an Aliant Subsidiary, Bell Canada or Wireline LP to Wireline LP and/or Bell Canada as contemplated herein, if required by the terms of any Contracts.

“Contract” means any agreement, contract, licence, undertaking, engagement or commitment of any nature, written or oral, and includes for greater certainty any Real Property Agreement and any Telecommunications Contract.

“Contractual Rights” has the meaning ascribed thereto in Section 4.5 hereof.

“Court” means the Supreme Court of Nova Scotia, General Division.

“CRTC” means the Canadian Radio-television and Telecommunications Commission.

“DC Pension Plan” has the meaning ascribed thereto in Schedule K.

“Director” means the Director appointed pursuant to section 260 of the CBCA.

“Directory Agreement” has the meaning ascribed in Section 4.11(1).

“Dissent Rights” means the rights of dissent in respect of the Arrangement described in the Plan of Arrangement.

“DMS Switches” has the meaning ascribed thereto in Schedule K.

“Effective Date” means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement.

“Encumbrance” means any encumbrance, lien (statutory or otherwise), charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse or prior claim, exception, reservation, easement, servitude, right of pre-emption, privilege or any option, right of pre-emption, privilege or contract to create any of the foregoing.

“Environment” means the environment or natural environment as defined in any Environmental Law and includes, without limitation, air, surface, water, ground water, land surface, soil, subsurface strata, a sewer system and the environment in the workplace.

“Environmental Laws” means all applicable Laws, including applicable civil or common law, relating to the protection or enhancement of the Environment and employee and public or occupational health and safety.

“Estimated Bell Canada Net Receivable Balance” has the meaning ascribed thereto in Schedule K.

“Estimated Wireless Net Receivable Balance” has the meaning ascribed thereto in Schedule K.

“Exchangeable LP Units” means the Class 1 (exchangeable) Units of Holdings LP referred to in Schedule K.

“Excluded Network Assets” has the meaning ascribed in Schedule K.

“Excluded Other Rural Wireline Assets” has the meaning ascribed thereto in Schedule K.

“Excluded Real Estate Assets” has the meaning ascribed thereto in Schedule K.

“Excluded Retail Assets” has the meaning ascribed in Schedule K.

“Excluded Tangible Rural Wireline Assets” has the meaning ascribed thereto in Schedule K.

“Excluded Wireless Liabilities” has the meaning ascribed thereto in Schedule K.

“Excluded Wireline Liabilities” has the meaning ascribed thereto in Schedule K.

“Final Order” means the final order of the Court approving the Arrangement as such order may be amended by the Court (with the consent of both Aliant and BCE, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment shall be acceptable to both Aliant and BCE, each acting reasonably) on appeal.

“GAAP” means at any time, accounting principles generally accepted in Canada including those set out in the Handbook of the Canadian Institute of Chartered Accountants, at the relevant time applied on a consistent basis.

“Governmental Entity” means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, (c) any quasi- governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or (d) any stock exchange.

“GP” means the corporation to be incorporated under the Laws of Canada to act as the general partner of Holdings LP.

“GP Shares” means common shares of GP.

“Hazardous Substance” means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good as defined, judicially interpreted or identified in any Environmental Law and includes any constituents or breakdown product related to such material, substance or goods.

“holders” means, when used with reference to Aliant Common Shares, Aliant Preference Shares or Aliant Options, the holders thereof shown from time to time in the registers maintained by or on behalf of Aliant in respect of such securities.

“Holdings LP” means the limited partnership to be formed under the laws of the Province of Quebec by GP and Holdings Trust.

“Holdings Trust” means the trust to be formed under the laws of the Province of Quebec as a subsidiary of Parent Trust to participate in the Arrangement.

“including” means including without limitation.

“Information” has the meaning ascribed thereto in Section 4.4(1).

“Interim Order” means the interim order of the Court, as the same may be amended (with the consent of both Aliant and BCE, each acting reasonably), in respect of the Aliant Meeting and the Arrangement, as contemplated by Section 2.3.

“ITA” means the Income Tax Act (Canada), as amended.

“Intellectual Property” means domestic and foreign: (i) patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications; (ii) proprietary and non-public business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, trade secrets, confidential information, know-how, methods, processes, designs, technology, technical data, schematics, formulae and customer lists, and documentation relating to any of the foregoing; (iii) works in which copyright may subsist, including documentation, Software, data, compilations of information and databases (whether or not any of such works are protected by copyright), (iv) copyrights, copyright registrations and applications for copyright registration; (v) mask works, mask work registrations and applications for mask work registrations; (vi) designs, design registrations, design registration applications and integrated circuit topographies; (vii) trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade-mark registrations, trade mark applications, trade dress and logos, and the goodwill associated with any of the foregoing; (viii) all other common law and statutory intellectual property and industrial property rights in and to any of the foregoing, including trade-mark rights, patent rights, copyright and rights in and to confidential information; and (ix) licenses in and to any of the foregoing.

“Joint-Use Assets” has the meaning ascribed thereto in Schedule K.

“Joint-Use Bell Canada Assets” has the meaning ascribed thereto in Schedule K.

“Joint-Use Rural Wireline Assets” has the meaning ascribed thereto in Schedule K.

“Joint-Use Wireline Assets” has the meaning ascribed thereto in Schedule K.

“Laws” means all statutes, regulations, statutory rules, orders, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity (including the OSC, the NBSC and the TSX), and the term “applicable” with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity (including the OSC, the NBSC and the TSX) having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

“Letter of Transmittal” means the form of letter of transmittal for use by Aliant Shareholders in connection with the Arrangement.

“Material Adverse Change” means in respect of a Person or in reference to a particular business or particular operations, any change, effect, event or occurrence with respect to the condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), operations, results of operations or prospects of such Person and its subsidiaries, taken as a whole, or such business or operations, that, either alone or together with other such matters, is, or could reasonably be expected to be, material and adverse to such Person and its subsidiaries taken as a whole, or such business or operations, other than any change (i) resulting from an adverse change in the state of the Canadian and/or U.S. economy, political conditions or securities market in general, (ii) affecting the Canadian telecommunications industries in general, or (iii) in the trading price of such Person’s publicly listed securities related to this Agreement or the announcement thereof. For greater certainty, in respect of BCE and Bell Canada, references to “subsidiaries” in this definition shall exclude Aliant and its subsidiaries.

“Material Adverse Effect” means in respect of a Person or in reference to a particular business or particular operations, any effect that, either alone or together with other such matters, is, or could reasonably be expected to be, material and adverse to the condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), operations, results of operations or prospects of such Person and its subsidiaries, taken as a whole, or such business or operations, other than any effect (i) resulting from an adverse change in the state of the Canadian and/or U.S. economy, political conditions or securities market in general, (ii) affecting the Canadian telecommunications industries in general, or (iii) in the trading price of such Person’s publicly listed securities related to this Agreement or the announcement thereof. For greater certainty, in respect of BCE and Bell Canada, references to “subsidiaries” in this definition shall exclude Aliant and its subsidiaries.

“Material BNQ Agreements” means the amended and restated Declaration of Trust of BNQ made as of April 23, 2002, the voting and exchange agreement among, inter alia, BNG and BNQ made as of April 23, 2002, the limited partnership agreement of NTLP made as of April 23, 2002, the limited partnership agreement of TLP made as of April 23, 2002, the administration agreement made as of April 23, 2002 between BNG and BNQ and the administration agreement made as of April 23, 2002 between BNG and Bell Nordiq Trust.

“material change” has the meaning ascribed thereto in the Securities Act.

“material fact” has the meaning ascribed thereto under the Securities Act.

“NBSC” means the New Brunswick Securities Commission.

“New Brunswick Pension Plan” has the meaning ascribed thereto in Schedule K.

“Newfoundland Pension Plan” has the meaning ascribed thereto in Schedule K.

“New Wireline LP Bell Pension Plan” has the meaning ascribed thereto in Schedule K.

“New Wireline LP Group Benefit Plans” has the meaning ascribed thereto in Schedule K.

“New Wireline LP Pension Plan” has the meaning ascribed thereto in Schedule K.

“New Wireline LP Supplemental Pension Plan” has the meaning ascribed thereto in Schedule K.

“Nova Scotia Pension Plan” has the meaning ascribed thereto in Schedule K.

“NTLP” means Northern Telephone, Limited Partnership, a limited partnership formed under the laws of the Province of Quebec.

“Ordinary Course” means, with respect to an action taken or to be taken by a Person, that such action is consistent with the past practices of the Person and is taken in the ordinary course of the normal operations of the Person.

“OSC” means the Ontario Securities Commission.

“Other Rural Wireline Assets” has the meaning ascribed thereto in Schedule K.

“Other Wireless Contracts” has the meaning ascribed thereto in Schedule K.

“Other Wireline Contracts” has the meaning ascribed thereto in Schedule K.

“Outside Date” means December 27, 2006 or such later date as may be mutually agreed by the parties.

“Parent Trust” means the trust to be formed under the laws of the Province of Ontario to participate in the Arrangement as contemplated in the Property Exchange Arrangements and Schedule K.

“PEI Pension Plan” has the meaning ascribed thereto in Schedule K.

“Permitted Encumbrances” means:

(a)	the reservations, limitations, provisos and conditions expressed in the original grant from the Crown and any statutory exceptions to title;

(b)	inchoate or statutory liens of contractors, subcontractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of the construction, maintenance, repair or operation of the Real Property;

(c)	easements, servitudes, restrictions, restrictive covenants, party wall agreements, rights of way, licences, permits and other similar rights in real property (including, without limiting the generality of the foregoing, easements, rights of way and agreements for sewers, drains, gas and water mains or electric light and power or telephone, telecommunications or cable conduits, poles, wires and cables);

(d)	encroachments and defects or irregularities in title to Real Property;

(e)	liens for Taxes in respect of Real Property;

(f)	zoning and building by-laws and ordinances, regulations made by public authorities and other restrictions affecting or controlling the use or development of the Real Property;

(g)	agreements with any municipal, provincial or federal governments or authorities and any public utilities or private suppliers of services, including (without limitation) subdivision agreements, development agreements, site control agreements, engineering, grading or landscaping agreements and similar agreements;

(h)	easements, rights of way, permits, licences and similar rights in the Real Property or any interest therein; and

(i)	any other Encumbrance which may be registered against title to the Real Property;

but shall not include any Encumbrance that is security for a loan, mortgage or similar financial obligation.

“Plan of Arrangement” means the plan of arrangement to be placed before the Aliant Shareholders at the Aliant Meeting.

“Person” includes any individual, firm, partnership, limited partnership, limited liability partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

“Pre-Closing Date Period” shall mean the period from and including the date hereof to the Closing Date.

“Principal Income Trust Related Agreements” has the meaning ascribed in Schedule K.

“Property Exchange Arrangements” shall mean the arrangements set forth in Schedule K (including, for greater certainty, all exhibits thereto) and the Plan of Arrangement.

“Purchased Retail Assets” has the meaning ascribed in Schedule K.

“Real Property” means, in reference to a party, all lands and premises owned, whether as registered or beneficial or legal owner, by the applicable party and all plants, buildings, structures, erections, improvements, appurtenances and fixtures (other than tenants’ fixtures) situate on or forming part of such lands and premises.

“Real Property Agreements” means all contracts, agreements, leases, subleases, licences, deeds, indentures, options, rights of first refusal and instruments pursuant to which the applicable party has, or may acquire, directly or indirectly any right, interest or title in and to Real Property or Underlying Rights.

“Regulatory Approvals” means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, as set out in Schedule C hereto, excluding for greater certainty the Interim Order and the Final Order.

“Release” has the meaning prescribed in any Environmental Law and includes, without limitation, any release, spill, leak, pumping, pouring, emission, emptying, discharge, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, or placement.

“Representatives” has the meaning ascribed thereto in Section 4.4(1).

“Retail Assets” has the meaning ascribed thereto in Schedule K.

“Retail Operations” has the meaning ascribed thereto in Schedule K.

“Rural Wireline Assets” has the meaning ascribed thereto in Schedule K.

“Rural Wireline Operations” has the meaning ascribed thereto in Schedule K.

“Rural Wireline Financial Statements” means the audited special-purpose schedule of selected financial information of the Rural Wireline Operations for each of the years in the three-year period ended December 31, 2005.

“Rural Wireline Territory” means the territory serviced by the exchanges listed on Schedule M.

“Securities Act” means the Securities Act (Ontario) and the rules and regulations made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date.

“Securities Laws” means all applicable securities Laws, including the respective rules and regulations made thereunder together with applicable published national, multilateral and local instruments, policy statements, notices, blanket rulings and orders of the OSC, the NBSC and other applicable Governmental Entities, all applicable discretionary rulings and orders, if any, of applicable Governmental Entities and all rules, by-laws and regulations of the TSX governing listed issuers.

“Software” means any material computer software and programs (both source code and object code form) that are not generally publicly available, and includes all proprietary rights in any such computer software and programs and all documentation and other materials related to such computer software and programs.

“Subsequent Aliant Meeting” has the meaning ascribed thereto in Section 2.1(c).

“subsidiary” means a subsidiary within the meaning of National Instrument 45-106 under the Securities Act, except that Aliant and its subsidiaries shall for all purposes of this Agreement be deemed not to be subsidiaries of BCE or Bell Canada.

“Tangible Rural Wireline Assets” has the meaning ascribed thereto in Schedule K.

“Tangible Rural Wireline Asset Transfer Time” has the meaning ascribed thereto in Schedule K.

“Tax Assessment Period” means the later of (i) the period during which a Governmental Entity may issue any assessment, reassessment or additional assessment, and (ii) the period ending on the date following the expiration of all periods allowed for objecting to or appealing from the final determination of any proceedings relating to any assessment, reassessment or additional assessment by any Governmental Entity, in respect of any taxation year to which the representations and warranties of Aliant, BCE or Bell Canada extend. For these purposes, a final determination shall mean (A) the expiry of the deadline to appeal from or object to the relevant assessment, reassessment or additional assessment by Canada Revenue Agency or other taxing authority if no appeal is taken or no objection is made, (B) the entering into of any agreement by Aliant, an Aliant Subsidiary, BCE or Bell Canada and such a taxing authority in settlement of a dispute regarding such assessment, reassessment, additional assessment or proposed assessment, reassessment or additional assessment or (C) the decision by a court or tribunal of competent jurisdiction regarding the relevant assessment, reassessment or additional assessment from which no appeal may be taken or the period during which an appeal may be taken has expired.

“Tax Returns” means all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes.

“Taxes” means (i) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers’ compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (i) above or this clause (ii); and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party.

“Telecommunication Contracts” means all Contracts to which the applicable party or a subsidiary of the applicable party is a party, through or in reliance upon which the applicable party or a subsidiary of the applicable party offers any of the telecommunication services which the applicable party or a subsidiary of the applicable party currently provides including wholesale agreements, co-location agreements, interconnection agreements and all other agreements of a similar nature, other than the Real Property Agreements.

“TLP” means Télébec, Limited Partnership, a limited partnership formed under the laws of the Province of Quebec.

“Transferred Bell Canada Employees” has the meaning ascribed thereto in Schedule K.

“Transferred Customers” means the customers of the Rural Wireline Operations at the Wireline Asset Transfer Time.

“Transferred Wireline LP Employees” has the meaning ascribed thereto in Schedule K.

“TSX” means the Toronto Stock Exchange.

“Underlying Rights” means all easements, rights of way, licences, permits, orders and other agreements or permissions granting or relating to the grant and use of rights and interests in and/or access to and/or use of real property, including the Real Property, and/or access to support structures used by the applicable party in providing any of the telecommunication services which the applicable party presently provides, including all of the following:

(a)	manhole access agreements,

(b)	building access agreements,

(c)	support structure agreements,

(d)	shared structure agreements,

(e)	shared facility agreements,

(f)	pole access agreements,

(g)	point-of-presence agreements,

(h)	rights of entry agreements,

(i)	rights of use agreements,

(j)	rights of way, servitudes, easements and rights of superficies,

(k)	municipal access agreements,

(l)	transmission agreements, and

(m)	co-location agreements.

“Wireless Accounts Payable” has the meaning ascribed thereto in Schedule K.

“Wireless Accounts Receivable” has the meaning ascribed thereto in Schedule K.

“Wireless Assets” has the meaning ascribed thereto in Schedule K.

“Wireless Capital Equipment” has the meaning ascribed thereto in Schedule K.

“Wireless Customers” means all customers of the Wireless Operations at the Wireline Asset Transfer Time.

“Wireless Employees” has the meaning ascribed thereto in Schedule K.

“Wireless Leave Employees” has the meaning ascribed thereto in Schedule K.

“Wireless Net Receivable Balance” has the meaning ascribed thereto in Schedule K.

“Wireless Operations” has the meaning ascribed thereto in Schedule K.

“Wireless Real Property” has the meaning ascribed thereto in Section 4.6(4).

“Wireline Asset Transfer Time” has the meaning ascribed thereto in Schedule K.

“Wireline GP” means the corporation resulting from the amalgamation of Aliant and AcquisitionCo.

“Wireline LP” means Wireline Limited Partnership, a limited partnership to be formed by Bell Canada and Aliant under the laws of the Province of Manitoba.

“Wireline LP OPEBs” has the meaning ascribed thereto in Schedule K.

“Wireline LP Pension Plan” has the meaning ascribed thereto in Schedule K.

Section 1.2	Interpretation Not Affected by Headings, etc.

The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

Section 1.3 Currency.

Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of Canada.

Section 1.4 Number, etc.

Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

Section 1.5 Date For Any Action.

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

Section 1.6 Entire Agreement.

This Agreement, the agreements and other documents herein referred to, and the pre-existing confidentiality agreement between Aliant and Bell Canada (the “Confidentiality Agreement”), constitute the entire agreement between the parties pertaining hereto and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto. Except as expressly represented and warranted herein or in any other binding agreement relating hereto executed by the parties after the date hereof, no party shall be considered to have given any other express or implied representations or warranties, including without limitation as a result of oral or written statements or as a result of the information memorandum, as amended, relating to the Rural Wireline Operations provided on behalf of BCE to Aliant.

Section 1.7 Schedules.

The following Schedules (including any Exhibits thereto) are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form part hereof:

Schedule A  Arrangement Resolution
Schedule B  Plan of Arrangement
Schedule C  Regulatory Approvals
Schedule D — Aliant Representations and Warranties
Schedule E – BCE and Bell Canada Representations and Warranties
Schedule F – BCE and Bell Canada Representations and Warranties
Schedule G – BCE Representations and Warranties
Schedule H – Wireline LP Representations and Warranties
Schedule I – Parent Trust Representations and Warranties
Schedule J – Holdings LP Representations and Warranties
Schedule K – Property Exchange Arrangements, etc.
Schedule L – Aliant Reorganization
Schedule M – Rural Wireline Territory
Schedule N – Structure
Schedule O – Form of Global Nominee Agreement
Schedule P – Valuation Mechanics
Schedule Q – Valuation Matrix

Section 1.8 Accounting Matters.

Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under GAAP and all determinations of an accounting nature required to be made shall be made in a manner consistent with GAAP and past practice.

Section 1.9 Knowledge.

Each reference herein to the knowledge or awareness of a party means, unless otherwise specified, in the case of BCE or Bell Canada, the knowledge or awareness of its senior officers and, in the case of Aliant, the knowledge or awareness of its senior officers, in each case following due inquiry.

Section 1.10 References to Persons and Statutes.

Any reference in this Agreement to a Person includes its heirs, administrators, executors, legal personal representatives, predecessors, successors and permitted assigns. Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted.

Section 1.11 References to Property.

With respect to real property or tangible personal property located in the Province of Québec, (a) the terms “real property”, “personal property” and “real and personal property” and words of similar import shall be deemed to also refer to “immovable property”, “movable property” and “immovable and movable property”, and (b) the terms “tangible” and “intangible” and words of similar import shall be deemed to also refer to “corporeal” and “incorporeal”.

ARTICLE 2

THE ARRANGEMENT

Section 2.1 Implementation Steps by Aliant.

Aliant covenants in favour of BCE and Bell Canada that Aliant shall, subject to the terms and conditions hereof:

(a)	as soon as reasonably practicable, apply to the Court in a manner acceptable to BCE, acting reasonably, under section 192 of the CBCA for the Interim Order, in a form acceptable to BCE, acting reasonably, and thereafter diligently seek the Interim Order;

(b)	unless otherwise agreed to by BCE, call the Aliant Meeting for the purpose of considering the Arrangement Resolution, use commercially reasonable efforts to mail the Aliant Circular as soon as reasonably possible and in any event by no later than April 30, 2006, and hold the Aliant Meeting by no later than May 31, 2006, unless in each case the mailing of the Aliant Circular or the holding of the Aliant Meeting is delayed to a mutually agreed date as a result of a request made by BCE or Bell Canada under Section 6.2 hereof;

(c)	in the event that the terms or conditions of any Regulatory Approval, the Aliant Tax Ruling and/or the BCE Tax Ruling received after the date of the Aliant Meeting and after the Arrangement Resolution has received Aliant Shareholder Approval are such that in the view of BCE or Aliant, each acting reasonably and with the benefit of legal advice, the Arrangement must be amended and/or resubmitted to the Aliant Shareholders at another special meeting of Aliant Shareholders (a “Subsequent Aliant Meeting”) for the Aliant Shareholder Approval to be valid, then so long as Aliant’s board of directors determines that any required change or amendment to the Arrangement is in the best interests of Aliant, hold such Subsequent Aliant Meeting as soon as reasonably possible (in which case all references in this Agreement to the Aliant Circular, the Aliant Meeting and the Aliant Shareholder Approval shall be amended to refer thereto);

(d)	include in the Aliant Circular a statement that the board of directors of Aliant has unanimously (other than conflicted members, who abstained), after receiving legal and financial advice and following the review and receipt of recommendations from its independent committee of directors and its financial advisors, determined that the Arrangement Resolution is in the best interests of Aliant and the Aliant Shareholders and that the board of directors unanimously (other than conflicted members, who abstained), recommends that Aliant Shareholders vote to approve the Arrangement Resolution, and not thereafter alter such recommendation (and confirm such recommendation publicly upon request by BCE from time to time) unless this Agreement has first been terminated in accordance with its terms;

(e)	immediately following the public announcement of this Agreement, suspend the operation of all Aliant Stock Option Plans, other than (i) any dividend reinvestment plan existing on the date hereof, (ii) to permit the acceleration and/or exercise of stock options outstanding on the date hereof, and (iii) the Ordinary Course operation of the Aliant employees’ stock savings plan, until the earlier of the Effective Date (or June 30, 2006, in the case of the Aliant employees’ stock savings plan) and the termination of this Agreement, and on or before the Effective Date terminate all Aliant Stock Option Plans (except to the extent it is determined that the dividend reinvestment plan and/or the employees’ stock savings plan, as applicable, can be converted and continued by Parent Trust, in which case such plans shall be so converted and continued);

(f)	take all commercially reasonable actions that are necessary or desirable to secure the Aliant Shareholder Approval, including retaining a soliciting agent or agents for the purpose of soliciting proxies;

(g)	subject to obtaining such approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order;

(h)	cause Parent Trust and Holdings Trust to be formed, incorporate GP, form Holdings LP, incorporate AcquisitionCo and cause each of Holdings Trust and Holdings LP to become a party to this Agreement;

(i)	arrange bank financing for Wireline LP that will be available to Wireline LP in connection with the Property Exchange Arrangements on terms satisfactory to Aliant and BCE, acting reasonably;

(j)	redeem all of the Aliant Preference Shares in accordance with their terms and, subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, redeem, repay or refinance all Aliant Debt that could materially adversely affect any of the transactions contemplated herein or prevent the transfer of any material assets contemplated herein or the completion of any of the transactions contemplated herein (and obtain releases of all related Encumbrances) or, alternatively, obtain the consent of the holders of any such Aliant Debt to the transactions contemplated herein, including the release of all related Encumbrances so as to permit the transfers of the assets contemplated herein;

(k)	complete the Aliant Reorganization;

(l)	subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement; and

(m)	subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, complete the Property Exchange Arrangements and enter or cause its subsidiaries (and, if applicable, Parent Trust, Holdings Trust and Holdings LP) to enter into all applicable Ancillary Agreements.

Section 2.2 Implementation Steps by BCE and Bell Canada; Voting.

BCE and Bell Canada covenant in favour of Aliant that BCE and Bell Canada shall, subject to the terms and conditions hereof:

(a)	cooperate with Aliant in and consent to the seeking of the Interim Order and the Final Order;

(b)	vote any Aliant Common Shares owned by either of them in favour of the Arrangement and any related matters at the Aliant Meeting, and any Subsequent Aliant Meeting that is to be held with the consent of BCE;

(c)	as applicable, complete the Property Exchange Arrangements and enter or cause its subsidiaries (and, if applicable, Parent Trust) to enter into all applicable Ancillary Agreements; and

(d)	other than to an affiliate, not dispose of any Aliant Common Shares owned by either of them or any right to vote any such shares during the term hereof.

Section 2.3 Interim Order.

(1)	The notice of motion for the application referred to in Section 2.1(a) shall, among other things as mutually agreed, request that the Interim Order provide:

(a)	for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Aliant Meeting and for the manner in which such notice is to be provided;

(b)	that the requisite approval for the Arrangement Resolution shall be at least two-thirds of the votes cast on the Arrangement Resolution by the holders of the Aliant Common Shares present in person or by proxy at the Aliant Meeting (subject to subsection (3) below), together with the approval of Arrangement Resolution by over 50% of the votes cast by the “minority” of the holders of the Aliant Common Shares as contemplated in section 5.6 of OSC Rule 61-501 and section 5.7 of Quebec Regulation Q-27;

(c)	for approval of the Aliant Circular;

(d)	that, in all other respects, the terms, restrictions and conditions of the by-laws and articles of Aliant, including quorum requirements and all other matters, shall apply in respect of the Aliant Meeting; and

(e)	for the grant of the Dissent Rights to holders of Aliant Common Shares.

(2)	The parties agree that they shall use their Best Efforts to seek any other securityholder approvals as may be required under applicable Laws to consummate the Arrangement.

(3)	Despite anything to the contrary contained herein, the parties agree that, in the event that the Aliant Meeting is held prior to the effective redemption date of the Aliant Preference Shares, then they shall request that the Interim Order provide for the holders thereof to vote together with the holders of the Aliant Common Shares in determining whether the requisite Aliant Shareholder Approval (other than, for greater certainty, that required under OSC Rule 61-501 or Quebec Regulation Q-27) is obtained.

Section 2.4 Plan of Arrangement.

(1)	Aliant, Bell Canada and BCE agree that, unless otherwise mutually agreed, the Plan of Arrangement shall be substantially in the form contained in Schedule B hereto, with any amendments or variations thereto made in accordance with Section 6.1 hereof or the terms of the Plan of Arrangement or made at the direction of the Court (with the consent of both Aliant and BCE, each acting reasonably).

(2)	Subject to subsection (1) above and subsection (4) below, the parties agree that immediately following the completion of the Property Exchange Arrangements, the structure of Parent Trust and its related entites (including relative percentage ownership interests) shall be as set out in Schedule N.

(3)	The parties agree that attached hereto as Schedule Q is a worksheet that illustrates the determination of the value and the consideration for the transactions contemplated by this Agreement. For greater certainty, such worksheet is attached for this purpose only, and for no other purpose. The parties agree that in the event that the number of outstanding Aliant Common Shares changes from that shown in Schedule Q as a result of transactions or events permitted by this Agreement, including the Ordinary Course operation of the Aliant dividend reinvestment plan or the Aliant employees’ stock savings plan, then the number of partnership units identified in this Agreement as being issued as consideration for the asset or share contributions, transfers or exchanges contemplated herein (including, for greater certainty, Schedule K and the exhibits thereto), will be adjusted in a corresponding fashion in accordance with the calculations set out in Schedule Q. For greater certainty, no such change will change the relative percentage ownership of the parties as set out in Schedule Q.

(4)	[REDACTED]

Section 2.5 Aliant Circular.

Aliant shall, in consultation with BCE, complete the Aliant Circular and the Letter of Transmittal (provided that both shall be in form and content acceptable to Aliant and BCE, acting reasonably), together with any other documents required by the Securities Act or other applicable Laws in connection with the Arrangement, and as promptly as reasonably practicable, Aliant shall, unless otherwise agreed by the parties, cause the Aliant Circular and the Letter of Transmittal, and all other documentation required in connection with the Aliant Meeting to be sent to each of the Aliant Shareholders and filed as required by the Interim Order and applicable Laws.

Section 2.6 Property Exchange Arrangements and Closing Procedures.

(1)	The parties agree that the Effective Date shall be as soon as commercially practicable following the satisfaction or waiver of the applicable conditions set out in Section 5.1, Section 5.2 and Section 5.3 hereof, including receipt of the Aliant Shareholder Approval, the Regulatory Approvals, the Aliant Tax Ruling and the BCE Tax Ruling. Parent Trust, Holdings Trust, GP, Holdings LP and AcquisitionCo shall be formed or incorporated, as applicable, prior to the Effective Date. Each party shall use all reasonable commercial efforts to satisfy (or cause the satisfaction of) the conditions that are set out in Section 5.1, Section 5.2 and Section 5.3 hereof to the extent the same is within the control of such party.

(2)	The parties shall cause each of Wireline LP, Holdings LP, Holdings Trust and Parent Trust, when formed, to become bound hereby and to complete the transactions contemplated herein.

(3)	The completion of the transactions contemplated herein shall, as provided in the Plan of Arrangement, commence on the Effective Date and be completed at the offices of BCE’s counsel in Toronto, Ontario at 4:00 p.m. (Toronto time) on the date that is two Business Days following the Effective Date, or such earlier or later date as BCE and Aliant may, having regard to tax matters, agree, each acting reasonably (the “Closing Date”), or at such other time on the Closing Date as BCE and Aliant may agree to in writing. To complete the Arrangement as contemplated in the preceding sentence, the parties shall complete the Property Exchange Arrangements and enter into (or cause to be entered into) the applicable Ancillary Agreements and implement the other steps and transactions, all as set forth in Schedule K and the Plan of Arrangement.

(4)	The parties agree that they shall, and shall cause their respective subsidiaries to, as applicable:

(a)	perform the respective applicable obligations that are expressly set out in the commercial agreement term sheets attached to Schedule K and which are to be performed prior to the Closing Date;

(b)	diligently negotiate in good faith, prior to the Closing Date, definitive Commercial Agreements based on the terms outlined in the respective corresponding term sheets attached to Schedule K of this Agreement, and with such other terms as the applicable parties and/or their respective subsidiaries may agree, each acting reasonably; and

(c)	enter into, execute and deliver, in connection with the Closing,

(i)	any definitive Commercial Agreement then negotiated and in final form; and

(ii)	with respect to any Commercial Agreements which are not then in final form, the corresponding term sheet attached to Schedule K, which term sheet shall, for the purpose of this Agreement, thereafter be deemed to be the corresponding Commercial Agreement and shall be a legal, binding obligation on the applicable parties thereto, but the applicable parties shall continue thereafter to diligently negotiate in good faith to enter into definitive agreements with respect thereto.

(5)	If the Agreement is terminated, then, for greater certainty, the term sheets attached to Schedule K shall be of no force and effect, and no party shall have any obligations thereunder or with respect thereto.

Section 2.7 Regulatory and Securities Compliance.

(1)	Aliant and BCE shall each use their reasonable Best Efforts to obtain all Authorizations (including the Aliant Tax Ruling and the BCE Tax Ruling) required from the applicable Governmental Entities in Canada as may be necessary to permit the transactions contemplated hereunder in Canada.

(2)	Aliant and BCE agree to use their reasonable Best Efforts to fulfill all requirements of the TSX in connection with the listing on the TSX of the Parent Trust units.

(3)	The parties agree that this Agreement (subject to such redaction as may be reasonably requested by any party hereto) may be included in the Aliant Circular and may (subject to the redaction of such provisions as may be reasonably requested by any party hereto and permitted by applicable Laws) be filed with applicable Governmental Entities as may be considered necessary or desirable notwithstanding the provisions of any confidentiality agreement previously entered into among some or all of the parties hereto. Without limiting the foregoing, the parties agree that the disclosure of the term sheets for the Commercial Agreements appended hereto, and the Commercial Agreements themselves when settled in definitive form, would be seriously prejudicial to the interests of Aliant, BCE and Bell Canada, and that therefore such term sheets and such definitive agreements shall not be disclosed without the prior consent of each party hereto.

(4)	The Plan of Arrangement will provide for the appointment of an agent and the sale of Parent Trust units for any non-Canadian Aliant Shareholders in any non-Canadian jurisdiction where the distribution of the Parent Trust units would contravene applicable Laws.

(5)	The parties agree that prior to the Effective Date they will determine whether it is practicable for registrations of interests in and transfers of the Parent Trust units to be made through the book-entry system maintained by The Canadian Depositary for Securities Limited (or its successors), and will cause Parent Trust to do so if they mutually determine that it is so practicable.

(6)	The parties agree to consider and discuss in good faith the possibility of introducing a small shareholder cash option into the Plan of Arrangement, if they mutually determine that it is reasonably practicable to do so.

(7)	Aliant shall, at the request of BCE, co-operate and reasonably assist Bell Canada and BCE, during the Pre-Closing Date Period, if BCE wishes to distribute Parent Trust units to its shareholders, including without limitation by providing prospectus-level disclosure concerning Aliant and the Parent Trust units in a proxy circular relating to any such distribution and/or allowing for the incorporation by reference of the Aliant Circular. Aliant shall also provide BCE and Bell Canada with such audited financial statements of the Wireless Operations as may reasonably be requested.

Section 2.8 Preparation of Filings, etc.

(1)	BCE and Aliant shall, and shall cause their respective subsidiaries to, use their respective reasonable Best Efforts to cooperate in the preparation, seeking and obtaining of all circulars, filings, consents, Regulatory Approvals and other approvals and other matters in connection with this Agreement and the Arrangement.

(2)	Each of BCE and Aliant shall, and shall cause their respective subsidiaries to, furnish to the other all such information concerning it and its shareholders as may be reasonably required (and, in the case of its shareholders, available to it) to effect the actions described in Section 2.5 and Section 2.7 and this Section 2.8, and each covenants, represents and warrants that no information furnished by it (to its knowledge in the case of information concerning its shareholders and, with respect to BCE and Bell Canada, concerning BNG, NTLP, TLP or BNQ) in connection with such actions (including in the case of Aliant the disclosure concerning it and its subsidiaries to be included or incorporated by reference in the Aliant Circular, and in the case of BCE the disclosure concerning it and Bell Canada and the Rural Wireline Operations to be included or incorporated by reference in the Aliant Circular) will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is made.

(3)	Each of BCE and Aliant shall promptly notify the other if at any time before the Effective Date it becomes aware that any disclosure concerning it or its subsidiaries in the Aliant Circular or an application for an order or any other document described in Section 2.7 or in connection with seeking any consent or Regulatory Approval hereunder contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Aliant Circular or such application or other document. In any such event, BCE and Aliant shall, subject to the terms and conditions of this Agreement, cooperate in the preparation of an amendment or supplement to the Aliant Circular or such application or other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the Aliant Shareholders and/or filed with the relevant securities regulatory authorities and/or stock exchanges.

(4)	Aliant shall ensure that the Aliant Circular (and any amendment or supplement thereto) complies with all applicable Laws and, without limiting the generality of the foregoing, that the Aliant Circular (and any amendment or supplement thereto) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information concerning BNG or BNQ or concerning and provided by BCE and/or Bell Canada). Without limiting the generality of the foregoing, Aliant shall ensure that the Aliant Circular (and any amendment or supplement thereto) provides the Aliant Shareholders with information regarding the Arrangement, Aliant and its subsidiaries in sufficient detail to permit them to form a reasoned judgement concerning the matters to be placed before them at Aliant Meeting, and BCE and Bell Canada shall provide all information regarding the Rural Wireline Assets and Rural Wireline Operations and BCE’s ownership of Bell Canada and Aliant, as well as publicly available information concerning BNG and BNQ, in sufficient detail to permit the Aliant Shareholders to form a reasoned judgement concerning matters placed before them at the Aliant Meeting relating to BCE and its subsidiaries (other than Aliant and its subsidiaries) and the Rural Wireline Assets, the Rural Wireline Operations and BNG and BNQ, which information shall not (to the knowledge of BCE and Bell Canada with respect to BNG, TLP, NTLP and BNQ) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made.

(5)	BCE agrees that it shall, prior to the mailing of the Aliant Circular, deliver or cause to be delivered to Aliant audited financial statements for the Rural Wireline Operations as at December 31, 2005 and December 31, 2004 and for each of the years in the three year period ending December 31, 2005, which audited financial statements shall not be materially different from the Rural Wireline Financial Statements.

(6)	Aliant agrees that it shall, prior to the mailing of the Aliant Circular, deliver or cause to be delivered to BCE and Bell Canada an audited special-purpose schedule of selected financial information of the Wireless Operations for each of the years in the three-year period ended December 31, 2005, which audited schedule of selected financial information shall not be materially different from the segmented financial results of the Wireless Operations reported by Aliant for such periods.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of Aliant.

Aliant represents and warrants to and in favour of BCE and Bell Canada as set forth in Schedule D and acknowledges that BCE and Bell Canada are relying upon such representations and warranties in connection with the matters contemplated by this Agreement.

Section 3.2 Representations and Warranties of BCE and Bell Canada.

BCE and Bell Canada represent and warrant to and in favour of Aliant as set forth in Schedule E and in Schedule F and each acknowledges that Aliant is relying upon such representations and warranties in connection with the matters contemplated by this Agreement. BCE represents and warrants to and in favour of Aliant as set forth in Schedule G, and acknowledges that Aliant is relying upon such representations and warranties in connection with the matters contemplated by this Agreement.

Section 3.3 Representations and Warranties of Wireline LP.

Wireline LP shall, when it becomes a party to this Agreement as contemplated by Section 2.6(2), automatically be deemed to represent and warrant to and in favour of Aliant, BCE and Bell Canada as set forth in Schedule H.

Section 3.4 Representations and Warranties of Parent Trust.

Parent Trust shall, when it becomes a party to this Agreement as contemplated by Section 2.6(2), automatically be deemed to represent and warrant to and in favour of Aliant, BCE, and Bell Canada as set forth in Schedule I.

Section 3.5 Representations and Warranties of Holdings LP.

Holdings LP shall, when it becomes a party to this Agreement as contemplated by Section 2.6(2), automatically be deemed to represent and warrant to and in favour of Aliant, BCE and Bell Canada as set forth in Schedule J.

Section 3.6 No Individual Liability; Survival.

(1)	No director, officer or employee of either Aliant, BCE, Bell Canada or GP, as general partner of Holdings LP, or any of their respective subsidiaries shall have any liability whatsoever for any misrepresentations or breaches of warranty or covenant by Aliant, BCE, Bell Canada, Wireline LP or Holdings LP.

(2)	The representations and warranties of Aliant, BCE, Bell Canada, Wireline LP, Holdings LP and Parent Trust contained herein shall survive the execution and delivery of this Agreement and shall terminate on the earlier of the termination of this Agreement in accordance with its terms and the 18 month anniversary of the Effective Date. Any investigation by a party hereto and its advisors shall not mitigate, diminish or affect the representations and warranties of the other parties to this Agreement. Despite the foregoing, (i) representations and warranties contained herein relating to the ownership of assets or securities will survive and continue in full force and effect without limitation of time, (ii) representations and warranties contained herein relating to tax matters will survive and continue in full force and effect until 6 months after the expiration of the applicable Tax Assessment Period, and (iii) representations and warranties contained herein relating to disclosure in the Aliant Circular will survive and continue in full force and effect until 30 days after the expiry of the applicable statutory limitations period for a claim under Part XXIII.1 of the Securities Act.

ARTICLE 4

COVENANTS

Section 4.1 Retention of Goodwill.

During the Pre-Closing Date Period, (i) Aliant will, subject to the fact that a transaction involving its business is contemplated hereby, carry on the business of Aliant and its subsidiaries in the Ordinary Course (including, for greater certainty, the Retail Operations and the Wireless Operations), except as disclosed in the Aliant Disclosure Letter or as provided or expressly contemplated herein, and (ii) Bell Canada will, subject to the fact that a transaction involving its business is contemplated hereby, carry on the Rural Wireline Operations in the Ordinary Course, except as disclosed in the Bell Canada Disclosure Letter or as provided or expressly contemplated herein.

Section 4.2 Covenants of Aliant.

(a)	Aliant covenants and agrees that, until the Closing Date or the earlier termination of this Agreement in accordance with Article 6, except: (i) with the prior written consent of BCE (such consent not to be unreasonably withheld or delayed) following notice to BCE so as to enable BCE to provide its opinion on such matter to Aliant; (ii) as has been disclosed in the Aliant Disclosure Letter; or (iii) as expressly contemplated by this Agreement or the Plan of Arrangement, Aliant will, and will cause each of its subsidiaries to:

(i)	not split, consolidate or reclassify any of its outstanding securities nor declare, set aside or pay any dividends on or make any other distributions on or in respect of its outstanding securities other than usual dividends in accordance with its current practice;

(ii)	not amend its articles or by-laws;

(iii)	not sell, pledge, encumber, allot, reserve, set aside or issue, authorize or propose the sale, pledge, encumbrance, allotment, reservation, setting aside or issuance of, or purchase or redeem or propose the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or options, warrants, agreements or other rights to acquire, any such shares or other convertible or exchangeable securities, except for the issuance of Aliant Common Shares pursuant to Aliant Options granted prior to the date hereof and pursuant to the Ordinary Course operation of Aliant’s dividend reinvestment plan and employees’ stock savings plan as contemplated herein and except that, notwithstanding anything else in this Agreement, Aliant shall be entitled to issue Aliant Common Shares and/or pay such reasonable sums in consideration of the termination by the holders thereof of any options, warrants, agreements or other rights to acquire Aliant Common Shares in existence as at the date hereof;

(iv)	not amend, vary or modify the Aliant Stock Option Plans or any of the Aliant Options or other benefits granted thereunder;

(v)	not reorganize, amalgamate or merge Aliant or any of its subsidiaries with any Person other than as part of the Aliant Reorganization and the Arrangement;

(vi)	not sell, quit claim, lease, encumber, surrender or release any lease, easement, right of way, licence, permit or consent, or agree to take any such action or dispose of any material property or assets out of the Ordinary Course, except pursuant to agreements entered into prior to the date hereof and previously disclosed to BCE, and not incur material liabilities or obligations except in the Ordinary Course;

(vii)	not, other than as required pursuant to employment, pension, supplemental pension, termination or compensation arrangements or policies existing as of the date hereof, as required by applicable Law or in the Ordinary Course, enter into or modify (including any material modification to individual job responsibilities) any employment, severance or similar agreements, policies or arrangements with, or grant any bonuses, salary increases, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay to or any other form of compensation or with respect to any increase of benefits payable to, or make any loan to, any officers or directors of Aliant or any of its subsidiaries;

(viii)	except as expressly provided in paragraph (iii) above, not settle or compromise any claim brought by any current, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement prior to the Closing Date;

(ix)	use commercially reasonable efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing similar coverage are in full force and effect;

(x)	not make any changes to its existing accounting practices except as required by Law or required by GAAP as advised by Aliant’s auditors and after consultation with BCE and following notice thereof to BCE so as to enable BCE to provide its opinion on such matter to Aliant;

(xi)	not enter into any agreement or commitment whatsoever to do any of the foregoing prohibited matters; and

(xii)	promptly advise BCE orally and in writing of any Material Adverse Change in respect of Aliant or any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations;

(b)	Aliant shall and shall cause its subsidiaries to perform all obligations required to be performed by Aliant or any of its subsidiaries in connection with this Agreement, co-operate with BCE in connection therewith, and do all such other acts and things as may be necessary in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, Aliant shall and where appropriate shall cause each of its subsidiaries to:

(i)	perform the activities described in Section 2.1;

(ii)	apply for and use commercially reasonable efforts to obtain all Regulatory Approvals relating to Aliant or any of its subsidiaries and the transactions contemplated herein and, in doing so, keep BCE reasonably informed as to the status of the proceedings related to obtaining such Regulatory Approvals, including providing BCE with copies of all related applications and notifications and correspondence, in draft form, in order for BCE to provide its reasonable comments, and, after making appropriate amendments to reflect them, providing BCE with copies of all material documents relating to such Regulatory Approvals;

(iii)	use commercially reasonable efforts to defend, in consultation with BCE, all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or which may materially adversely affect the consummation of the transactions contemplated herein;

(iv)	use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order relating to Aliant or its subsidiaries or other order which may materially adversely affect the ability of Aliant and its subsidiaries to consummate the transactions contemplated herein;

(v)	effect all necessary registrations, filings and submissions of information required by Governmental Entities from Aliant or any of its subsidiaries relating to the transactions contemplated herein including, subject to the terms hereof and provided this Agreement has not been terminated in accordance with its terms, filing the Articles of Arrangement as soon as commercially reasonably possible following the receipt of the Final Order and satisfaction or waiver of the conditions set forth in Article 5 unless BCE and Aliant have otherwise agreed that Aliant should not make such filing; and

(vi)	carry out the terms of the Interim Order and Final Order applicable to it and to comply promptly with all requirements which applicable Laws may impose on it with respect to the transactions contemplated herein.

Section 4.3 Covenants of BCE.

(a)	BCE covenants and agrees that, until the Closing Date or the earlier termination of this Agreement in accordance with Article 6, except: (i) with the prior written consent of Aliant (such consent not to be unreasonably withheld or delayed) following notice to Aliant so as to enable Aliant to provide its opinion on such matter to BCE; (ii) as has been disclosed in the Bell Canada Disclosure Letter; or (iii) as expressly contemplated by this Agreement or the Plan of Arrangement, BCE will, and will cause each of its subsidiaries, including Bell Canada, to:

(i)	not reorganize, amalgamate or merge the Rural Wireline Operations with any other Person, nor sell, quit claim, lease, encumber, surrender or release any lease, easement, right of way, licence, permit or consent, or agree to take any such action or dispose of any material property or assets forming part of the Tangible Rural Wireline Assets or the Other Rural Wireline Assets out of the Ordinary Course, except pursuant to agreements entered into prior to the date hereof and previously disclosed to Aliant, and not incur material liabilities or obligations in connection with the Rural Wireline Operations except in the Ordinary Course;

(ii)	use commercially reasonable efforts to cause the current insurance (or re-insurance) policies relating directly to the Rural Wireline Operations not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing similar coverage are in full force and effect;

(iii)	not make any changes to the existing accounting practices used in the Rural Wireline Operations except as required by Law or required by GAAP as advised by BCE’s or Bell Canada’s auditors and after consultation with Aliant and following notice thereof to Aliant so as to enable Aliant to provide its opinion on such matter to BCE;

(iv)	comply promptly with all requirements which applicable Laws may impose on them with respect to the transactions contemplated herein;

(v)	not transfer, sell, encumber, grant any option or right to purchase or otherwise dispose of the BNG Shares, and cause BNG not to transfer, sell, encumber, grant any option or right to purchase or otherwise dispose of its partnership interests in NTLP and TLP;

(vi)	cause BNG to carry on business in the Ordinary Course and in compliance with its obligations under the Material BNQ Agreements and cause BNG not to dispose of any material assets or incur any material obligations or liabilities except in the Ordinary Course or as required in accordance with its duties and obligations under the Material BNQ Agreements (including, for greater certainty, in accordance with its duties as the general partner of each of NTLP and TLP);

(vii)	not enter into any agreement or commitment whatsoever to do any of the foregoing prohibited matters; and

(viii)	promptly advise Aliant orally and in writing of any Material Adverse Change in respect of the Rural Wireline Operations and any Material Adverse Change in respect of BNG, TLP or NTLP of which it becomes aware.

(b)	BCE shall, and, if applicable, shall cause its subsidiaries to, perform all obligations reasonably required to be performed in connection with this Agreement, co-operate with Aliant in connection therewith, and do all such other acts and things as may be reasonably necessary in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, to:

(i)	perform its obligations under Section 2.2;

(ii)	apply for and use commercially reasonable efforts to obtain all Regulatory Approvals relating to BCE or any of its subsidiaries and the transactions contemplated herein and, in doing so, keep Aliant reasonably informed as to the status of the proceedings related to obtaining such Regulatory Approvals, including providing Aliant with copies of all related applications and notifications and correspondence, in draft form, in order for Aliant to provide its reasonable comments, and, after making appropriate amendments to reflect them, by providing Aliant with copies of all material documents relating to such Regulatory Approvals;

(iii)	use commercially reasonable efforts to defend, in consultation with Aliant, all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or which may materially adversely affect the consummation of the transactions contemplated herein;

(iv)	use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order relating to BCE or its subsidiaries which may adversely affect the ability of BCE or any of its subsidiaries to consummate the transactions contemplated herein;

(v)	effect all necessary registrations, filings and submissions of information required by Governmental Entities from BCE or any of its subsidiaries relating to the Arrangement; and

(vi)	carry out the terms of the Interim Order and Final Order applicable to it and to comply promptly with all requirements which applicable Laws may impose on BCE or its subsidiaries with respect to the transactions contemplated herein.

Section 4.4 Access to Information.

(1)	Subject to applicable Laws, Aliant and BCE shall each (and shall each cause its respective subsidiaries, other than Aliant and its subsidiaries in the case of BCE, to) afford the other party and its directors, officers, employees, counsel, accountants, financial advisors and other authorized representatives and advisors (“Representatives”) access, during normal business hours from and after the date hereof until the earlier of the Effective Date or the termination of this Agreement, to, in the case of Aliant, its properties, books, contracts and records as well as to its management personnel, and in the case of BCE, to the properties, books, contracts and records of the Rural Wireline Operations and to management personnel knowledgeable with respect to the Rural Wireline Operations, provided in each case that such access does not materially interfere with the day to day conduct of business and, during such period, Aliant and BCE shall each (and shall cause such subsidiaries, respectively, to) furnish promptly to the other party all information concerning, in the case of Aliant, its business, properties and personnel, and in the case of BCE, the business, properties and personnel of the Rural Wireline Operations, as the other party may reasonably request. BCE shall also use reasonable efforts to provide Aliant and its Representatives with access, during normal business hours from and after the date hereof until the earlier of the Effective Date or the termination of this Agreement, to the properties, books, contracts and records, as well as to the management personnel, of BNG, BNQ, NTLP and TLP, provided in each case that such access does not materially interfere with the day to day conduct of business. The parties confirm that they do not intend to waive any applicable solicitor-client privilege as a result of permitting the foregoing access to information.

(2)	Aliant and BCE each acknowledges that certain information provided to it under Section 4.4(1) above will be non-public and/or proprietary in nature (the “Information”) and will be subject to the terms of the Confidentiality Agreement. For greater certainty, the provisions of the Confidentiality Agreement shall survive the Closing Date or the termination of this Agreement.

Section 4.5 Assignment of Contracts.

(1)	Nothing in this Agreement will be construed as an attempt or agreement to assign any Contract (i) which is not assignable in whole or in part without the Consent of the other party or parties thereto or any other Person, including any Governmental Entity, that has a right of consent with respect to any Contract, or (ii) which provides the counterparty thereto with materially different or increased rights thereunder (including rights to damages or reduction in payments or rights of termination or acceleration) as a result of such assignment, unless Consent has been given (and in this Agreement, the benefits under the non-assigned Contracts are referred to as the “Contractual Rights”). Each of Aliant, BCE, Bell Canada and Wireline LP, when it becomes a party to this Agreement as contemplated by Section 2.6(2), will, as applicable, and will cause their respective subsidiaries to, use their Best Efforts to obtain, prior to Closing, all material Consents, and each of Aliant, BCE, Bell Canada and Wireline LP will, and will cause their respective subsidiaries to, co-operate in obtaining such Consents.

(2)	In the case where any Consent to an assignment of a Contract is required but not provided on or before Closing, in order that Bell Canada and Wireline LP, as applicable, may realize the full benefit of the Contracts and the Contractual Rights contemplated to be acquired hereunder, each of Aliant, Bell Canada and Wireline LP will, and will cause their respective subsidiaries to, at the request and expense and under the direction of Bell Canada or Wireline LP, as applicable:

(a)	hold the Contracts and Contractual Rights in trust for the benefit of Bell Canada or Wireline LP, as applicable;

(b)	take all such action and do or cause to be done all such things as are, in the opinion of Bell Canada or Wireline LP, as applicable, necessary or proper in order that the obligations of Aliant, Bell Canada, Wireline LP or their respective subsidiaries may be performed in such manner that the value of the Contracts and Contractual Rights are preserved and enure to the benefit of Bell Canada or Wireline LP, as applicable, and that the collection of moneys due and payable to Bell Canada or Wireline LP as applicable, in and under the Contacts and Contractual Rights are received by Bell Canada or Wireline LP, as applicable; and

(c)	promptly pay over to Bell Canada or Wireline LP, as applicable, all applicable moneys collected by or paid to Aliant, Bell Canada, Wireline LP or their respective subsidiaries in respect of every such Contract or Contractual Right.

Section 4.6 Transfer or Contribution of the Purchased Assets.

(1)	Subject to Section 4.6(2), Section 4.6(3), Section 4.6(4), Section 4.6(5), Section 4.6(6) and Section 4.6(7) hereof, each of Aliant, BCE, Bell Canada and Wireline LP, when it becomes a party to this Agreement as contemplated by Section 2.6(2), will, as applicable, and will cause their respective subsidiaries to, take all necessary steps and proceedings to permit good and marketable title to the Wireless Assets, the Retail Assets, the Aliant Wireline Assets and the Rural Wireline Assets, as applicable, to be duly and validly transferred, contributed or assigned, as applicable, to Bell Canada or Wireline LP, as applicable, as contemplated herein, free of all Encumbrances other than Permitted Encumbrances, and take all necessary steps and proceedings to permit good and marketable title to the BNG Shares and the Purchased Retail Assets to be duly and validly transferred and assigned to Holdings LP or Bell Canada, as the case may be, free of all Encumbrances other than restrictions on transfer set out in the articles of BNG or Downeast Limited, as applicable, and restrictions on transfer imposed under applicable Laws.

(2)	If the conveyance of any of the Real Property located in the Province of Ontario would contravene the provisions of the Planning Act (Ontario), then, in lieu of any such conveyance, Aliant and Bell Canada agree that they will, and, as necessary, will cause Wireline LP to, enter into a nominal-consideration lease of such Real Property for a term of 21 years less a day which lease shall contain a provision in favour of the tenant that it shall be extended at the tenant’s option for a period of 99 years provided that the provisions of the Planning Act (Ontario) are complied with at the transferor’s cost and expense (subject to Section 4.6(6)) or, at the tenant’s option, such Real Property shall be conveyed to the tenant, in consideration of payment of $1.00 by the tenant, at such time as the tenant, at the transferor’s cost and expense (subject to Section 4.6(6)), obtains all such consents as may be reasonably required to permit the conveyance of such Real Property in compliance with the provisions of the Planning Act (Ontario).

(3)	The transfer of Real Property, other than Wireless Real Property, to be transferred under the terms of this Agreement shall be effected in accordance with the following:

(a)	beneficial title to such Real Property shall be transferred on Closing;

(b)	the transfer of any mutually agreed (acting reasonably) material Real Property (other than Real Property located in the Province of Quebec) to be transferred under this Agreement shall, to the extent practicable, including subject to obtaining all necessary consents thereto if required (on terms reasonably satisfactory to BCE and Aliant), be registered on Closing, and in any event shall be registered as soon as practicable following Closing;

(c)	unless otherwise mutually agreed (each party acting reasonably), no transfer of any Real Property located in the Province of Quebec shall be registered on Closing;

(d)	to the extent that a transfer of any Real Property to be transferred under this Agreement is not registered on Closing (including, for greater certainty, Real Property located in the Province of Quebec), the transferring party or nominee shall hold bare legal or registered title to such Real Property as nominee for and on behalf of the transferee (and for Real Property in Quebec, as mandatary), and shall enter into a form of global nominee agreement to give effect to the foregoing in substantially the form of global nominee agreement set out in Schedule O;

(e)	each Person that is holding Real Property as a nominee in accordance with the provisions of Section 4.6(3)(d) shall, without derogation from Section 4.6(3)(b), use reasonable commercial efforts to transfer legal or registered title to any such Real Property (other than Real Property located in the Province of Quebec) to the beneficial owner of such Real Property, or as it may direct, following Closing, and in any event, wherever practicable, no later than the date that is ten years following the date of Closing; and

(f)	notwithstanding Section 4.6(3)(e), each Person that is holding Real Property as a nominee in accordance with the provisions of Section 4.6(3)(d) shall, from time to time at the reasonable request of the beneficial owner of such Real Property, promptly transfer legal or registered title to such Real Property to the beneficial owner of such Real Property or to a Person designated by such beneficial owner.

(4)	The Real Property forming part of the Wireless Assets (the “Wireless Real Property”) shall be transferred in accordance with the following:

(a)	bare legal title to the Wireless Real Property shall, upon completion of the transactions set out in Exhibit II of Schedule K, be held by Aliant as general partner on behalf of Wireline LP;

(b)	Wireline LP shall, in conjunction with the transactions set out in Exhibit III of Schedule K, transfer its beneficial interest in the Wireless Real Property to Bell Canada;

(c)	Wireline LP shall direct Aliant to deliver registrable transfers of the Wireless Real Property to Bell Canada or as it may further direct;

(d)	Aliant shall, on Closing, deliver registrable transfers of the mutually agreed (acting reasonably) material Wireless Real Property to Bell Canada, or as it may direct, to the extent practicable, including subject to obtaining all necessary consents thereto if required (on terms reasonably satisfactory to BCE and Aliant), and in any event as soon as practicable following Closing;

(e)	to the extent that a transfer of legal title to any Wireless Real Property is not registered on Closing, Aliant shall thereafter hold bare legal or registered title to such property as nominee for and on behalf of Bell Canada, and shall enter into a form of global nominee agreement to give effect to the foregoing in substantially the form of global nominee agreement set out in Schedule O;

(f)	without derogation from Section 4.6(4)(d), following Closing, Aliant shall use reasonable commercial efforts to register the transfer of legal or registered title to the Wireless Real Property to Bell Canada, or as it may direct, and in any event, wherever practicable, no later than the date that is ten years following the date of Closing; and

(g)	notwithstanding Section 4.6(4)(f), Aliant shall, from time to time at the reasonable request of Bell Canada, promptly transfer legal or registered title to such Wireless Real Property to Bell Canada, or as it may direct.

(5)	The beneficial owner of any Real Property, the transfer of the legal title to which is registered following the date of Closing in accordance with Section 4.6(3) or Section 4.6(4), shall pay all land transfer taxes and its own administrative and legal costs related to the registration of such transfer. Subject to Section 4.6(6), the nominee holding legal title to such Real Property shall pay its own administrative and legal costs and expenses incurred in connection with the preparation and registration of the transfer of such Real Property.

(6)	The maximum aggregate cost payable by a nominee under Section 4.6(5) or by a transferor under Section 4.6(2) shall be limited to $100,000 in any one year for all transfers (whether under Sections 4.6(2), 4.6(3) or 4.6(4)) registered after the Closing Date. Any costs incurred by such party in respect of such transfers in excess of $100,000 in any one calendar year shall be reimbursed by the party requesting the registration of the transfer.

(7)	To the extent that all or any portion of the Wireless Assets or the Other Rural Wireline Assets include easements or servitudes, the benefiting Real Property of which is not being transferred under this Agreement, Wireline LP or Bell Canada, as applicable, shall, on Closing, grant Bell Canada or Wireline LP, as applicable, a commercially reasonable global, nominal-consideration, non-transferable (other than with consent, not to be unreasonably withheld) licence to enjoy the benefit of any such easement in a mutually agreed form (acting reasonably).

Section 4.7 Payment of Transfer Taxes.

(1)	Wireline LP will be liable or responsible for, and will pay, all land transfer taxes, federal and provincial sales taxes, all license fees, permit costs and the costs of obtaining all necessary governmental authorizations and all other taxes, duties, registration charges or other like charges properly payable by Wireline LP or any of its partners, as the case may be, for transactions in which Wireline LP acts as a buyer or transferee, upon and in connection with the contribution, conveyance or transfer, as applicable, of the assets being purchased by or contributed to Wireline LP pursuant to this Agreement. Bell Canada will be liable for, and will pay all such taxes, fees, costs, duties, registration charges or other like charges properly payable by Bell Canada, as a buyer, upon and in connection with the transfer of the assets being purchased by Bell Canada pursuant to this Agreement. All such taxes, fees and costs will be paid on or prior to the date on which they are due and payable under the relevant legislation (unless being contested diligently and in good faith), and, if requested, the party making such payment will provide proof of their payment.

(2)	The parties will use their Best Efforts in good faith to minimize (or eliminate) any land transfer taxes and duties, federal and provincial sales taxes, all license fees, permit costs and the costs of obtaining all necessary governmental authorizations and all other taxes, including amounts payable under the Act of Incorporation of Maritime Telegraph and Telephone Company Limited (Nova Scotia) and including taxes payable under the Excise Tax Act (Canada), the Retail Sales Tax Act (Ontario) and similar Laws of other jurisdictions, in respect of the transfer or contribution, as applicable, of the assets contemplated by this Agreement by, among other things, making such elections, utilizing such subsidiary companies, providing such purchase exemption certificates and taking such steps as may be provided for under applicable Laws (including, for greater certainty, where applicable, making a joint election in a timely manner under sections 156 or 167 of the Excise Tax Act (Canada) and under sections 334 or 75 and 75.1 of the Act respecting the Quebec Sales Tax) as may reasonably be requested by any party in connection with the Closing.

(3)	The parties agree, where applicable, to elect jointly in the prescribed form under section 22 of the ITA (and any equivalent provision under applicable provincial tax legislation) as to the sale of any accounts receivable forming part of the assets purchased pursuant to this Agreement, and to designate in such election an amount equal to the portion of the purchase price allocated to such accounts receivable pursuant to this Agreement.

(4)	The parties agree that in connection with the transfer or contribution, as applicable, of the assets contemplated by this Agreement, the parties will, where applicable, in a timely fashion jointly make an election under subsections 20(24) and 20(25) of the ITA (and any equivalent provision under applicable provincial tax legislation) in respect of amounts for future obligations, if any, and will file such election with the Canada Revenue Agency or the relevant provincial tax authorities with their respective Tax returns for their respective taxation years that include the Effective Date or the Closing Date, as applicable. The parties acknowledge that an undivided interest in the Tangible Rural Wireline Assets, the Wireless Assets and the Purchased Retail Assets, or the Other Rural Wireline Assets, as the case may be, equal to the amount of the future obligations of the applicable transferor will be transferred to the applicable transferee as a payment by the transferor to the transferee for the assumption by the transferee of such future obligations of the transferor.

(5)	The parties agree that in connection with the transfer or contribution, as applicable, of the assets contemplated by this Agreement (including, for greater certainty, the transfer or contribution of the Aliant Common Shares and BNG Shares), the parties will, as applicable, sign, execute and file at the time prescribed all things, forms and documents necessary or desirable in order to make a joint statutory election pursuant to the provisions of subsection 97(2) of the ITA (and any equivalent provision under applicable provincial tax legislation) in respect to each of such transferred or contributed assets (other than those to which subsection 97(2) or such equivalent provincial provisions do not apply) in a manner consistent with the Aliant Tax Ruling and the BCE Tax Ruling, and the parties agree that the amount to be used in the joint statutory election which will be filed with the Canada Revenue Agency or the relevant provincial tax authorities will be the amount that results in the least amount of income tax being payable by the transferring or contributing parties as a result of the transfer or contribution, as applicable, of such assets under this Agreement.

Section 4.8 Closing Matters.

Each of Aliant, Bell Canada, BCE and Wireline LP, when it becomes a party to this Agreement as contemplated by Section 2.6(2), shall deliver, and cause its applicable subsidiaries to deliver, at the closing of the transactions contemplated herein, such customary certificates, certified resolutions, conveyance documents, transfer documents, assumption and assignment agreements and other closing documents as are necessary or typical, in the reasonable estimation of another party hereto, in a transfer or contribution, as applicable, of assets or shares comparable to the transfer or contribution, as applicable, of the Wireless Assets, the Purchased Retail Assets, the Aliant Wireline Assets, the Tangible Rural Wireline Assets, the Other Rural Wireline Assets and the BNG Shares.

Section 4.9 Property Exchange Arrangements.

(1)	The parties agree that they shall co-operate with respect to transition and transition planning matters relating to the transactions contemplated herein during the Pre-Closing Date Period.

(2)	The parties agree that during the period between the Effective Date and the Closing Date, the parties shall co-operate, acting reasonably, with respect to the operation of the Rural Wireline Operations, and shall provide each other with such assistance and transitional services in respect thereof as may reasonably be requested.

Section 4.10 Price Adjustment.

In the event that, not less than one week prior to Closing, it is determined that the BNQ Disclosure Documents and/or the BNG Disclosure Documents contained an adverse misrepresentation (as such term is defined in the Securities Act) on the date hereof that was not modified or superseded by a statement contained in a subsequently (but prior to the date hereof) filed BNQ Disclosure Document or BNG Disclosure Document, as applicable, and that is not disclosed in the Bell Canada Disclosure Letter, then, at BCE’s election, either the consideration to be paid for the BNG Shares shall be reduced via a reduction in the number of Exchangeable LP Units and GP Shares, or BCE shall make a cash payment to Holdings LP. The aggregate quantum of such reduction or payment, as applicable, will be: (a) in the event that the misrepresentation would reasonably be expected to be reflected entirely in a reduction in future distributions to Holdings LP by BNG, 100% divided by [REDACTED] (expressed as an absolute number and not a percentage), with the result multiplied by the expected reduction in annualized distributions from BNG to Holdings LP resulting therefrom; or (b) in the event that the misrepresentation would not reasonably be expected to be reflected entirely in a reduction in future distributions, 63.4% multiplied by the expected reduction in the aggregate market price of all outstanding units of BNQ (assuming that all exchangeable units of NTLP and TLP held directly or indirectly by BCE had been fully exchanged) directly resulting therefrom. In the event that BCE elects a reduction in the number of Exchangeable LP Units and GP Shares, then the number of Exchangeable LP Units and GP Shares to be reduced shall be equal to a fraction, the numerator of which is the aggregate quantum of such reduction, and the denominator of which is the weighted average market price of the Aliant Common Shares for the five trading day period ending three days prior to the Effective Date. If the parties cannot agree as to the amount of such expected adjustment, then it will be determined expeditiously by an expert valuator in accordance with the procedures set forth in Schedule P. No downward adjustment shall be made unless it would result in a reduction of more than 5% of the aggregate purchase price attributable to the BNG Shares, in which case the full amount shall be recoverable. Where a price adjustment results herefrom, there shall for greater certainty be no remedy available to Aliant, Wireline LP, Holdings LP, Parent Trust or Holdings Trust or any other subsidiary of Parent Trust under the representations and warranties of BCE or Bell Canada set out in Schedule F. For greater certainty, where an adverse misrepresentation in the BNQ Disclosure Documents is also an adverse misrepresentation in the BNG Disclosure Documents, and vice versa, then there shall only be a single price adjustment in accordance with the foregoing. In addition, and for greater certainty, if an adverse misrepresentation in the BNQ Disclosure Documents or the BNG Disclosure Documents is also a cause of action under Section 4.14, then there shall only be one recovery in respect thereof by any of BNG, Holdings LP or Aliant.

Section 4.11 Directory Agreement; Agreement regarding Public Utilities Tax.

(1)	The parties will co-operate and negotiate in good faith to reach an agreement between YPG LP (or the applicable affiliate of YPG LP) and Wireline LP concerning telephone directories and related matters, including appropriate non-competition and non-solicitation covenants and restrictions, in the Rural Wireline Territory (the “Directory Agreement”).

(2)	The parties agree that on the Closing Date Bell Canada and Wireline LP shall enter into an agreement, in a commercially reasonable form, regarding Quebec Public Utilities Tax, which agreement shall contain a covenant of Bell Canada to the effect that for the purposes of the Quebec Public Utilities Tax, as long as Wireline LP is associated with the Bell Canada group, Bell Canada will agree each year to enter into in a timely manner an agreement respecting the Quebec Public Utilities Tax and allocate to Wireline LP an amount of net value of the taxable assets determined on a reasonable basis but not less than an amount that will ensure Wireline LP paying a total Quebec Public Utilities Tax on the Other Rural Wireline Assets not exceeding $10,000,000 for any one year.

Section 4.12 BNG.

(1) BCE shall, prior to the Effective Date:

(a)	cause Bell Canada to repay all amounts owing by it to BNG pursuant to the note receivable;

(b)	cause BNG to repay the equity-settled note owed by it to an affiliate of Bell Canada;

(c)	cause BNG to send a notice of redemption to the holders of the outstanding Series 8 First Preferred Shares of BNG so as to enable a redemption of all outstanding Series 8 First Preferred Shares by BNG on July 1, 2006, fund the redemption price thereof, and if the Effective Date has not occurred by July 1, 2006, cause BNG to effect the redemption of such shares; and

(d)	cause BNG to distribute to its shareholder an amount not in excess of the amount owing by Bell Canada to BNG under the note receivable prior to the repayment in sub-paragraph (1)(a) above. The manner of such distribution shall be determined by BCE at its sole discretion and can be effected, without limiting BCE’s discretion, by way of:

(i)	a repurchase of a portion of the then issued and outstanding shares of BNG;

(ii)	the payment of one or more dividends by BNG;

(iii)	a reorganization of BNG’s share capital and exchange of shares of one class into shares of another class;

(iv)	an increase or reduction of the stated capital of one or more classes of shares of BNG then issued and outstanding; and

(v)	any combination of one or more of the foregoing (collectively, including the transactions identified in subparagraphs (a) through (d) above, the “BNG Reorganization”).

(2)	BCE shall indemnify and hold BNG and Holdings LP harmless from any material adverse tax consequences resulting from or suffered by BNG as a result of the BNG Reorganization.

Section 4.13 Waiver.

To the extent that the transactions contemplated herein give rise to any rights in favour of Bell Canada or BCE or any of their affiliates (other than BNG, NTLP, TLP or BNQ) under “change of control” or similar provisions in Contracts with BNG, NTLP, TLP or BNQ, Bell Canada and BCE hereby waive any and all of such rights.

Section 4.14 BNQ Indemnity.

From and after the Effective Date, BCE and Bell Canada shall, jointly and severally, indemnify and hold harmless BNG and Holdings LP from and against any cost, expense, liability or obligation that either of them may incur or suffer after the date hereof for any misrepresentations in respect of tax warranties made by BNG in the acquisition agreement made as of April 23, 2002 between BNG, TLP and 9114-7587 Quebec Inc.; provided, however, that:

(a)	no amount shall be payable unless the aggregate amount of the cost, expense, liability or obligation incurred or suffered by BNG and Holdings LP exceeds 5% of the aggregate purchase price attributable to the BNG Shares, in which case the entire amount shall be recoverable; and

(b)	for greater certainty, where such cost, expense, liability or obligation is the result of an event or occurrence that would also give rise to a misrepresentation under Section 3.2, or that was also an adverse misrepresentation in the BNQ Disclosure Documents or the BNG Disclosure Documents under Section 4.10, then there shall only be one recovery in respect thereof by any of BNG, Holdings LP or Aliant.

ARTICLE 5

CONDITIONS

Section 5.1 Mutual Conditions Precedent.

The respective obligations of the parties hereto to complete the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions precedent, each of which may only be waived by the mutual consent of BCE and Aliant:

(a)	any conditions in addition to those set out in this Section 5.1 which may be imposed by the Interim Order shall have been satisfied;

(b)	the Arrangement Resolution shall have been approved by the Aliant Shareholders in accordance with the Interim Order and Section 2.3 hereof;

(c)	the Interim Order and the Final Order shall each have been obtained in form and on terms satisfactory to each of Aliant and BCE, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise;

(d)	there shall not be in force any judgement, injunction, order or decree, and there shall not exist or have been passed any Law, prohibiting, preventing, restraining or enjoining the consummation of the transactions contemplated by this Agreement (provided that in the event there is any such judgement, injunction, order or decree, each party shall, at the request of any other party, use its Best Efforts to contest or appeal such judgement, injunction, order or decree), and there shall be no proceeding in progress that relates to or results from the transactions contemplated by this Agreement that would, if successful, result in an order or ruling of a Governmental Entity that would preclude completion of the transactions contemplated by this Agreement in accordance with the terms hereof or would otherwise be inconsistent with the Regulatory Approvals which have been obtained or would reasonably be expected to require the divestiture of any material assets or otherwise materially affect the transactions contemplated herein;

(e)	the Aliant Tax Ruling shall have been obtained in form and substance satisfactory to each of Aliant and BCE, acting reasonably;

(f)	this Agreement shall not have been terminated pursuant to Article 6;

(g)	there shall not have been any change or proposed change in the income tax Laws of Canada or the interpretation or administration thereof, or any change or proposed change in the telecommunications regulatory Laws of Canada or the interpretation or administration thereof, which change would, as a consequence of the completion of the transactions contemplated by this Agreement, in the reasonable opinion of Aliant or BCE, (i) result in a Material Adverse Effect on Aliant, BCE, Bell Canada, the Wireless Operations, the Rural Wireline Operations, BNG, NTLP, TLP, Holdings LP, Wireline LP, Parent Trust or Holdings Trust, or (ii) be materially adverse to their respective securityholders, which result cannot be effectively dealt with by the parties using their reasonable efforts to do so through an amendment to this Agreement or the Plan of Arrangement, or through an alternative transaction, all as contemplated by Section 6.2;

(h)	there shall not be pending any suit, action or proceeding: (i) seeking to prohibit or restrict the consummation of the transactions contemplated herein or seeking to obtain from Aliant, BCE or Bell Canada any damages directly or indirectly in connection with the transactions contemplated herein, (ii) seeking to prohibit or materially limit the ownership, full rights of ownership or operation by BCE, Aliant, Bell Canada, Holdings LP, Wireline LP, Parent Trust or Holdings Trust or their respective subsidiaries of any operations or assets to be acquired hereunder or to compel any of them to dispose of or hold separate any material portion of such operations or assets, or (iii) which otherwise is reasonably likely to have a Material Adverse Effect on Aliant, BCE, Bell Canada, BNG, NTLP, TLP, Holdings LP, Wireline LP, Parent Trust or Holdings Trust;

(i)	the Regulatory Approvals shall have been obtained or satisfied on terms and conditions satisfactory to BCE and Aliant, acting reasonably;

(j)	telephone directory arrangements acceptable to BCE and Aliant, each acting reasonably, shall have been settled and entered into by Wireline LP;

(k)	the units of Parent Trust shall be conditionally approved for listing on the TSX on the trading day following the Closing Date (including any units issuable upon the exchange of Exchangeable LP Units and GP Shares and Class B LP Units), and no order, ruling or determination having the effect of suspending the issuance or ceasing the trading of the units of Parent Trust or any securities of Aliant, BNG, NTLP, TLP, BNQ, Holdings LP, Wireline LP, Parent Trust or Holdings Trust shall have been issued or made by any stock exchange, securities commission, court or other regulatory authority and be continuing in effect and no proceedings for that purpose shall have been instituted or pending or, to the knowledge of any of the parties, shall be contemplated or threatened by any stock exchange, securities commission, court or other Governmental Entity;

(l)	Aliant and BCE shall be satisfied, acting reasonably, that all appropriate actions have been completed and all requisite documents and agreements have been executed to permit Wireline LP to draw down from its lenders the cash portion of the purchase price required for the Property Exchange Arrangements, including as applicable the Ancillary Agreements; and

(m)	Aliant Shareholders holding, directly or indirectly, no more than 5% of the outstanding Aliant Common Shares shall have exercised dissent or similar rights in connection with the Arrangement.

Section 5.2 Additional Conditions Precedent to the Obligations of BCE.

The obligations of BCE to complete the transactions contemplated by this Agreement shall also be subject to the fulfilment of each of the following conditions precedent (each of which is for BCE’s exclusive benefit and may be waived by BCE):

(a)	all covenants of Aliant under this Agreement to be performed on or before the Effective Date shall have been duly performed by Aliant in all material respects;

(b)	the representations and warranties of Aliant in this Agreement shall have been true and accurate in all material respects on the date hereof and shall be true and accurate in all material respects as of the Effective Date as if made on and as of such date, except to the extent such representations and warranties speak solely as of an earlier date, in which event such representations and warranties shall be true and correct in all material respects to such extent as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement, and except in each case, for those representations and warranties that are subject to a materiality qualification, which must be true and correct in all respects, and BCE and Bell Canada shall have received a certificate of Aliant addressed to BCE and Bell Canada and dated the Effective Date, signed on behalf of Aliant by two senior executive officers of Aliant (on Aliant’s behalf and without personal liability), confirming the same as at the Effective Date;

(c)	the third party approvals or consents required by Bell Canada or BCE to the transactions contemplated by this Agreement and specifically identified on the Bell Canada Disclosure Letter shall have been obtained on terms and conditions satisfactory to BCE and Bell Canada, acting reasonably;

(d)	the Board of Directors of Aliant shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Aliant and its subsidiaries to permit the consummation of the transactions contemplated herein;

(e)	the BCE Tax Ruling shall have been obtained in form and substance satisfactory to BCE, acting reasonably;

(f)	all of the Aliant Preference Shares shall have been redeemed in accordance with their terms; and

(g)	all Aliant Debt that could materially adversely affect any of the transactions contemplated herein or prevent the transfer of any material assets contemplated herein or the completion of any of the transactions contemplated herein shall have been redeemed, repaid or refinanced to the satisfaction of BCE, acting reasonably (including the release of all related Encumbrances) and/or Aliant shall have obtained, to the satisfaction of BCE, acting reasonably, the consent of the holders of any such Aliant Debt to the transactions contemplated herein, including the release of all related Encumbrances so as to permit the transfers of the assets contemplated herein.

Section 5.3 Additional Conditions Precedent to the Obligations of Aliant.

The obligations of Aliant to complete the transactions contemplated by this Agreement shall also be subject to the fulfillment of each of the following conditions precedent (each of which is for the exclusive benefit of Aliant and may be waived by Aliant):

(a)	all covenants of BCE and Bell Canada under this Agreement to be performed on or before the Effective Date shall have been duly performed by BCE and Bell Canada in all material respects;

(b)	the representations and warranties of each of BCE and Bell Canada in this Agreement shall have been true and accurate in all material respects on the date hereof and shall be true and accurate in all material respects as of the Effective Date as if made on and as of such date, except to the extent such representations and warranties speak solely as of an earlier date, in which event such representations and warranties shall be true and correct in all material respects to such extent as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement, and except in each case, for those representations and warranties that are subject to a materiality qualification, which must be true and correct in all respects, and Aliant shall have received a certificate of each of BCE and Bell Canada addressed to it and dated the Effective Date, signed on behalf of each of BCE and Bell Canada by two senior executive officers of BCE and Bell Canada (on BCE’s and Bell Canada’s behalf and without personal liability), confirming the same as at the Effective Date;

(c)	the Boards of Directors of BCE and Bell Canada shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by BCE and its subsidiaries to permit the consummation of the transactions contemplated herein; and

(d)	Aliant shall have repaid or refinanced the NewTel Communications Series V 11.40% Bonds due 2010 on terms acceptable to Aliant, acting reasonably or, alternatively, Aliant shall have obtained the consent of the holders of the NewTel Communications Series V 11.40% Bonds due 2010 to the transactions contemplated herein, including the release of all related Encumbrances so as to permit the transfers of the assets contemplated herein.

Section 5.4 Planning Act (Ontario); Bulk Sales Legislation.

(1)	This Agreement is subject to compliance with the provisions of the Planning Act (Ontario).

(2)	To the extent applicable, the parties waive compliance with the Bulk Sales Act (Ontario) and any other similar bulk sales Laws. Each party hereto who is a seller of assets agrees to indemnify and hold harmless the party hereto who is the purchaser of such assets from and against any claim, demand, cost, expense, liability or obligation incurred as a result of the waiver of compliance with such bulk sales Laws, other than for greater certainty in respect of any liabilities or obligations assumed by such purchaser under this Agreement. Each party hereto who is a seller of assets agrees to indemnify and hold harmless the party hereto who is the purchaser of such assets from and against any retail sales tax, penalties and interest payable or assessed against such purchaser, directly or indirectly, by reason of, or in the event of, any non-compliance with Section 6 of the Retail Sales Tax Act (Ontario) or its equivalent in other provincial jurisdictions.

Section 5.5 Notice and Cure Provisions.

(1)	BCE, Bell Canada and Aliant will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts of which it is aware which occurrence or failure would, or would be reasonably likely to:

(a)	cause any of their respective representations or warranties contained herein (other than those representations and warranties that are subject to a materiality qualification) to be untrue or inaccurate in any material respect on the date hereof or on the Effective Date;

(b)	cause any of their respective representations or warranties contained herein that are subject to a materiality qualification to be untrue or inaccurate on the date hereof or on the Effective Date; or

(c)	result in the failure in any material respect to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder prior to the Effective Date.

(2)	Neither BCE, Bell Canada nor Aliant may seek to rely upon any conditions precedent contained in Section 5.1, Section 5.2, or Section 5.3, or exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of the Articles of Arrangement for acceptance by the Director (which Articles will not in such circumstances be filed without the consent of BCE, acting reasonably), BCE or Aliant, as the case may be, has delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which BCE, Bell Canada or Aliant, as the case may be, is asserting as the basis for the non-fulfilment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that Aliant or BCE, as the case may be, is proceeding diligently to cure such matter, if such matter is capable of being cured, the other may not terminate this Agreement as a result thereof until the earlier of the Outside Date and the expiration of a period of 30 days from such notice. If any such matter is not capable of being cured, then, unless the other party waives such matter (which shall not operate as a waiver of any other matter whatsoever) in writing within five (5) Business Days, this Agreement shall be automatically terminated (without prejudice to any liability for prior non-compliance). If such notice has been delivered prior to the date of the Aliant Meeting, such meeting shall, unless the parties agree otherwise, be postponed or adjourned until the expiry of such period, provided that such period does not extend beyond the Outside Date. If such notice has been delivered prior to the making of the application for the Final Order or the filing of the Articles of Arrangement with the Director, such application and such filing shall, unless the parties agree otherwise, be postponed until the expiry of such period, provided that such period does not extend beyond the Outside Date.

(3)	BCE and Aliant agree that in the event that BCE and/or Bell Canada are not able to obtain the third party approvals or consents referred to in Section 5.2(c), then they shall work together in a commercially reasonably fashion to consider whether amendments should be made to the Arrangement or the terms of the Commercial Agreements so as to enable the Property Exchange Arrangements to be completed without such approvals or consents.

Section 5.6 Satisfaction of Conditions.

The conditions precedent set out in Section 5.1, Section 5.2 and Section 5.3 shall be conclusively deemed to have been satisfied, waived or released when, with the agreement of BCE and Aliant, a certificate of arrangement in respect of the Arrangement is issued by the Director.

ARTICLE 6

AMENDMENT AND TERMINATION

Section 6.1 Amendment.

(1)	This Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Aliant Meeting and the Final Order, be amended by mutual written agreement of the parties hereto, and any such amendment may, subject to applicable Laws and the Interim Order, without limitation:

(a)	change the time for performance of any of the obligations or acts of the parties;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and/or

(d)	waive compliance with or modify any conditions precedent herein contained.

Section 6.2 Mutual Understanding Regarding Proposed Amendments.

(1)	The parties agree that if there is any change or proposed change in the income tax Laws of Canada or a province or territory thereof or the interpretation or administration thereof, or any change or proposed change in the telecommunications regulatory Laws of Canada or the interpretation or administration thereof, which change would, in the reasonable opinion of BCE, as a consequence of the completion of the transactions contemplated by this Agreement, (a) result in a Material Adverse Effect on BCE, Bell Canada, the Wireless Operations, BNG, NTLP, TLP, Holdings LP, Wireline LP, the Rural Wireline Operations, Parent Trust or Holdings Trust, or (b) be materially adverse to their respective securityholders, and, as a result, BCE proposes any amendment or amendments to this Agreement or to the Plan of Arrangement, Aliant will act reasonably in considering such amendment and, if none of Aliant or its securityholders are prejudiced by reason of any such amendment, Aliant will co-operate in a reasonable fashion with BCE so that such amendment can be effected, subject to applicable Laws. If, as a result of any of the foregoing, BCE proposes an alternative transaction, Aliant will act reasonably in considering such alternative transaction and will discuss such alternative transaction with BCE in good faith and, if such alternative transaction is determined by the Board of Directors of Aliant to be in the best interests of Aliant, Aliant will co-operate in a reasonable fashion with BCE so that such alternative transaction can be effected.

(2)	The parties agree that if there is any change or proposed change in the income tax Laws of Canada or a province or territory thereof or the interpretation or administration thereof, or any change or proposed change in the telecommunications regulatory Laws of Canada or the interpretation or administration thereof, which change would, in the reasonable opinion of Aliant, as a consequence of the completion of the transactions contemplated by this Agreement, (a) result in a Material Adverse Effect on Aliant, Holdings LP, Wireline LP, the Rural Wireline Operations, Parent Trust or Holdings Trust, or (b) be materially adverse to their respective securityholders, and, as a result, Aliant proposes any amendment or amendments to this Agreement or to the Plan of Arrangement, BCE and Bell Canada will act reasonably in considering such amendment and, if none of BCE or Bell Canada or their respective securityholders are prejudiced by reason of any such amendment, BCE and Bell Canada will co-operate in a reasonable fashion with Aliant so that such amendment can be effected, subject to applicable Laws. If, as a result of any of the foregoing, Aliant proposes an alternative transaction, BCE and Bell Canada will act reasonably in considering such alternative transaction and will discuss such alternative transaction with Aliant in good faith and, if such alternative transaction is determined by the Board of Directors of each of BCE and Bell Canada, respectively, to be in the best interests of BCE and Bell Canada, BCE and Bell Canada will co-operate in a reasonable fashion with Aliant so that such alternative transaction can be effected.

Section 6.3 Co-operation; Etc.

(1)	The parties will co-operate and use their commercially reasonable efforts to effect the Property Exchange Arrangements and the Arrangement in a manner that minimizes (or eliminates) the Taxes payable by BCE, Bell Canada, Aliant (including the amalgamated Aliant following the Aliant Reorganization and the Arrangement), Holdings LP, Wireline LP, Parent Trust and Holdings Trust as a result of the Property Exchange Arrangements and the Arrangement.

(2)	Without limiting the generality of Section 6.3(1), the parties agree to consider in good faith prior to the mailing of the Aliant Circular whether the sale of the BNG Shares provided for herein could be replaced by a sale by BNG of substantially all of the Class A Units in each of TLP and NTLP to Holdings LP or other similar transactions. If the parties so agree, they shall make appropriate mutually agreed modifications to the terms of this Agreement and of the Arrangement to reflect such change.

Section 6.4 Termination.

(1)	If any condition contained in Section 5.1 or Section 5.2 is not satisfied at or before the Effective Date to the satisfaction of BCE, then BCE may, subject to Section 5.4, by notice to Aliant, terminate this Agreement and the obligations of the parties hereunder (except as expressly otherwise herein provided), but without detracting from the rights of BCE arising from any breach by Aliant but for which the condition would have been satisfied, provided, however, that the right to terminate this Agreement under this Section 6.4(1) shall not be available if BCE’s actions or failure to act has been a principal cause of or resulted in the transactions contemplated herein not being consummated on or before such date and such actions or failure to act constitutes a material breach of this Agreement.

(2)	If any condition contained in Section 5.1 or Section 5.3 is not satisfied at or before the Effective Date to the satisfaction of Aliant, then Aliant may, subject to Section 5.4, by notice to BCE, terminate this Agreement and the obligations of the parties hereunder (except as otherwise expressly herein provided), but without detracting from the rights of Aliant arising from any breach by BCE but for which the condition would have been satisfied, provided, however, that the right to terminate this Agreement under this Section 6.4(2) shall not be available if Aliant’s actions or failure to act has been a principal cause of or resulted in the transactions contemplated herein not being consummated on or before such date and such actions or failure to act constitutes a material breach of this Agreement.

(3)	Unless otherwise mutually agreed, this Agreement shall be automatically terminated if, following the Aliant Meeting, the Arrangement Resolution has been voted on and not approved by the requisite levels required by the Aliant Shareholder Approval or applicable Laws.

(4)	This Agreement may on or prior to the Effective Date be terminated by the mutual agreement of Aliant and BCE (for greater certainty, without further action on the part of the Aliant Shareholders if terminated after the holding of the Aliant Meeting).

(5)	If this Agreement is terminated in accordance with the foregoing provisions of this Section 6.4, no party shall have any further liability to perform its obligations hereunder except as otherwise expressly contemplated herein, and provided that neither the termination of this Agreement nor anything contained in this Section 6.4(5) shall relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.

(6)	If the Effective Date does not occur on or prior to the Outside Date, then, unless otherwise agreed by the parties, this Agreement shall terminate, provided that no party shall have any further liability to perform its obligations hereunder except as otherwise expressly contemplated herein, and neither the termination of this Agreement nor anything contained in this Section 6.4(6) shall relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.

(7)	This Agreement may not be terminated after the Effective Date.

Section 6.5 Remedies; Etc.

(1)	The parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the non-breaching party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the parties.

(2)	Bell Canada and BCE may not recover any damages in respect of the representations and warranties of Aliant or Wireline LP hereunder related to the Aliant Wireline Operations to the extent of the damages that BCE or Bell Canada would have suffered in any event had the transactions contemplated by this Agreement not occurred due to their existing direct or indirect ownership in Aliant Common Shares, but shall otherwise be entitled to recover under any or all of the other representations and warranties of Aliant or Wireline LP hereunder, and shall be entitled to all applicable rights and remedies in respect of all representations and warranties of Aliant or Wireline LP prior to Closing. This provision shall not derogate from any other rights or remedies of BCE or Bell Canada.

(3)	For greater certainty, in the event that there is a misrepresentation in this Agreement with respect to a representation or warranty made by both BCE and Bell Canada, or the breach of a covenant made by both BCE and Bell Canada, then Aliant shall only be permitted to recover any loss or damage in respect thereof, and may recover, against BCE or Bell Canada on a joint and several basis, but Aliant may not recover the full amount of the loss from both BCE and Bell Canada (i.e., there shall be no double recovery).

ARTICLE 7

GENERAL

Section 7.1 Notices.

(1)	All notices and other communications which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by telecopy, in each case addressed to the particular party at:

(a)	If to BCE or Bell Canada, at:

1000, rue de La Gauchetière Ouest, Bureau 3700

Montréal, Québec

H3B 4Y7

Attention:Chief Legal Officer
Telecopier No.:	514-870-4877

(b)	If to Aliant, at:

6 South Maritime Centre

1505 Barrington Street

PO Box 880 Central

Halifax NS B4J 2W3

Attention: Senior Vice President, General Counsel and Secretary

Telecopier No.: 902-421-1724

(c)	If to Wireline LP, Parent Trust, Holdings Trust or Holdings LP, to both at:

1000, rue de La Gauchetière Ouest, Bureau 3700

Montréal, Québec

H3B 4Y7

Attention:	Chief Legal Officer
Telecopier No.:	514-870-4877

– and –

6 South Maritime Centre

1505 Barrington Street

PO Box 880 Central

Halifax NS B4J 2W3

Attention: Senior Vice President, General Counsel and Secretary

Telecopier No.: 902-421-1724

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or telecopying thereof (if during normal business hours on a Business Day), or on the next following Business Day if not delivered during normal business hours on a Business Day.

Section 7.2 Assignment.

No party hereto may assign its rights or obligations under this Agreement.

Section 7.3	Binding Effect.

This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns, and no third party shall have any rights hereunder.

Section 7.4 Waiver and Modification.

Aliant, BCE and Bell Canada, and Parent Trust, Holdings LP and Wireline LP, when they become a party to this Agreement as contemplated by Section 2.6(2), may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent. No waiver shall operate as a waiver of any other matter whatsoever.

Section 7.5 Further Assurances.

Each party hereto shall, from time to time, and at all times hereafter, at the request of the other party hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

Section 7.6 Expenses.

Except as set expressly set forth herein, the parties agree that all out-of-pocket expenses of the parties relating to the transactions contemplated herein, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, stock exchange fees, all disbursements of advisors and printing and mailing costs, shall be paid by the party incurring such expenses.

Section 7.7 Consultation.

BCE, Bell Canada and Aliant agree to consult with each other as to the general nature of any news releases or public statements with respect to this Agreement, and to use their respective commercially reasonable efforts, subject to applicable Laws, not to issue any news releases or public statements inconsistent with the results of such consultations. Each party shall use its commercially reasonable efforts to enable the other parties to review and comment on all such news releases prior to the release thereof. Each of the parties shall issue a news release (which may be a joint release) with respect to this Agreement in accordance with the foregoing as soon as practicable following the execution of this Agreement. BCE, Bell Canada and Aliant and Parent Trust, Wireline LP, Holdings Trust and Holdings LP, when they become a party to this Agreement as contemplated by Section 2.6(2), also agree to consult with each other in preparing and making any filings and communications in connection with any Regulatory Approvals or other regulatory approvals and in seeking any third party consents including under leases, licenses or other Contracts.

Section 7.8 Governing Laws.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

Section 7.9 Non-Merger.

Except as otherwise expressly provided in this Agreement, the covenants contained herein, including without limitation in the Schedules to this Agreement and any Exhibits thereto, will not merge upon and will, to the extent applicable, survive the Closing.

Section 7.10 Severability.

If any provision of this Agreement is determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

Section 7.11 Time of Essence.

Time shall be of the essence in this Agreement.

Section 7.12	Limitation of Liability.

Each of the parties hereto acknowledges that, upon it becoming a party hereto, the obligations of each of Parent Trust and Holding Trust under this Agreement shall not be personally binding upon any trustee of Parent Trust or Holdings Trust, as applicable, otherwise than in his or her capacity as a trustee of Parent Trust or Holdings Trust, as applicable, or any registered or beneficial holder of units of Parent Trust or Holdings Trust or any beneficiary under a plan of which a holder of such units acts as a trustee or carrier, and that resort shall not be had to, nor shall recourse be sought from, any of the foregoing or the private property of any of the foregoing in respect of any indebtedness, obligation or liability of Parent Trust or Holdings Trust, as applicable, arising hereunder, and recourse for such indebtedness, obligations or liabilities of Parent Trust or Holdings Trust, as applicable, shall be limited to, and satisfied only out of, the assets of Parent Trust or Holdings Trust. Any obligation of Parent Trust or Holdings Trust set out in this Agreement shall, to the extent necessary to give effect to such obligation, be deemed to constitute, subject to the provisions of the previous sentence, an obligation of the trustees of Parent Trust or Holdings Trust, as applicable, in their capacity as trustees of Parent Trust or Holdings Trust only.

[Remainder of page left blank]

Section 7.13

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Property Exchange and Arrangement Agreement as of the date first written above.

BCE INC.
By:	(signed) “Michael J. Sabia”
Authorized Signing Officer

BELL CANADA
By:	(signed) “Michael J. Sabia”

Authorized Signing Officer

ALIANT INC.
By:	(signed) “Jay Forbes”

Authorized Signing Officer

SCHEDULE A

ARRANGEMENT RESOLUTION

SPECIAL RESOLUTION OF THE ALIANT SHAREHOLDERS

RESOLUTION:

1.	The arrangement (the “Arrangement”) under section 192 of the Canada Business Corporations Act (the “CBCA”) involving Aliant Inc. (“Aliant”), as more particularly described and set forth in the Management Information Circular (the “Circular”) of Aliant accompanying the notice of this meeting (as the Arrangement may be or may have been modified or amended) is approved.

2.	The plan of arrangement (the “Plan of Arrangement”) involving Aliant, the full text of which is set out as Schedule B to the Property Exchange and Arrangement Agreement, as amended from time to time (the “Arrangement Agreement”) made among BCE Inc., Bell Canada and Aliant Inc. (as the Plan of Arrangement may be or may have been modified or amended) is approved.

3.	The Property Exchange Arrangements and related transactions as more particularly described and set forth in the Circular of Aliant accompanying the notice of this meeting and the Arrangement Agreement (as they may be or may have been modified or amended) are approved.

4.	Aliant be and is hereby authorized to apply for a final order from the Court to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be or have been modified or amended and as described in the Circular).

5.	Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the holders of shares of Aliant or that the Arrangement has been approved by the Court, the directors of Aliant are authorized, subject to the terms of the Plan of Arrangement and the Arrangement Agreement, and without further notice to or approval of the holders of shares of Aliant: (i) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement or the Plan of Arrangement, and (ii) not to proceed with the Arrangement and/or the Property Exchange Arrangements and related transactions.

6.	Any officer or director of Aliant is authorized to execute articles of arrangement and such other documents as are necessary or desirable and deliver same to the Director under the CBCA in accordance with the Arrangement Agreement for filing.

7.	Any officer or director of Aliant is authorized to execute and deliver all other documents and do all acts or things as may be necessary or desirable to give effect to this resolution.

SCHEDULE B

PLAN OF ARRANGEMENT MADE PURSUANT TO SECTION 192

OF THE CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below (and grammatical variations of such terms shall have corresponding meanings):

“Acquisitionco” means a newly formed corporation to be incorporated under the CBCA as a wholly-owned subsidiary of Holdings LP;

“Acquisitionco Notes” means subordinated notes of Acquisitionco to be issued to Holdings LP as contemplated herein;

“Aliant” means Aliant Inc., a corporation incorporated under the CBCA, and includes, as the context requires, its successors;

“Aliant Amalco” means the successor entity formed as a result of the amalgamation of Aliant and certain of its subsidiaries as contemplated by the Arrangement;

“Arrangement” means the arrangement pursuant to Section 192 of the CBCA on the terms and subject to the conditions set forth in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 6 of the Arrangement Agreement or made at the direction of the Court in the Final Order (with the consent of both Aliant and BCE, each acting reasonably);

“Arrangement Agreement” means the property exchange and arrangement agreement dated March 6, 2006 among Aliant, Bell Canada and BCE with respect to the Arrangement, as it may be amended in accordance with its terms, as well as such other entities that may become party thereto in accordance with its terms;

“BCE” means BCE Inc., a corporation incorporated under the CBCA, and includes its successors;

“Bell Canada” means The Bell Telephone Company of Canada or Bell Canada, a corporation incorporated under the CBCA, and includes its successors;

“BNG” means Bell Nordiq Group Inc., a company incorporated under the laws of the Province of Quebec;

“Business Day” means any day on which commercial banks are generally open for business in Toronto, Montreal and Halifax, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Montreal or Halifax under applicable laws;

“CBCA” means the Canada Business Corporations Act, as amended, including the regulations promulgated thereunder;

“Circular” means the management information circular to be mailed to Shareholders in connection with the meeting of Aliant shareholders held to approve the Arrangement;

“Closing Date” has the meaning ascribed thereto in Section 3.1(e);

“Common Shares” means the common shares in the capital of Aliant;

“Court” means the Supreme Court of Nova Scotia, General Division;

“CRA” means the Canada Revenue Agency;

“Director” means the Director duly appointed under the CBCA;

“Dissent Rights” has the meaning ascribed in Section 4.1;

“Dissenting Shareholder” means a Shareholder who validly exercises Dissent Rights;

“Effective Date” means the date shown on the certificate of arrangement to be issued by the Director pursuant to subsection 192(7) of the CBCA giving effect to the Arrangement;

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date;

“Exchange Rights” means the rights of BCE and Bell Canada (or any assignee thereof) to exchange, directly or indirectly, (i) Class B exchangeable limited partnership units of Wireline LP together with Special Voting Units, or (ii) Class 1 exchangeable limited partnership units of Holdings LP together with common shares of GP and Special Voting Units, for Parent Trust Units;

“Final Order” means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date (so long as such amendment has the consent of both Aliant and BCE, each acting reasonably) or, if appealed, then unless such appeal is withdrawn or denied, as affirmed;

“GP” means the corporation to be incorporated under the CBCA to act as the general partner of Holdings LP;

“GP Shares” means common shares of GP;

“holder” means, when used with reference to any security described in this Plan of Arrangement, the registered holder of such security at the relevant time or, in the case of Options, the person to whom such Options were issued;

“Holdings Class 1 Exchangeable LP Units” means Class 1 exchangeable limited partnership units of Holdings LP;

“Holdings Class 2 LP Units” means Class 2 limited partnership units of Holdings LP;

“Holdings LP” means the limited partnership to be formed under the laws of the Province of Quebec by GP and Holdings Trust;

“Holdings Trust” means the trust to be formed under the laws of the Province of Quebec as a subsidiary of Parent Trust to participate in the Arrangement as contemplated herein and in the Arrangement Agreement;

“Holdings Trust Declaration” means the declaration of trust that will establish and govern Holdings Trust, as the same may be amended or amended and restated from time to time;

“Holdings Trust Note Indenture” means the note indenture to be entered into between Holdings Trust and a Canadian trust company, as the Note Trustee, governing the Holdings Trust Notes to be dated the Closing Date;

“Holdings Trust Notes” means the Series 1 unsecured, subordinated notes issued by Holdings Trust to Parent Trust under the Holdings Trust Note Indenture and the Arrangement;

“Holdings Trust Units” means the units of Holdings Trust issued at any time, including the units issued initially to Parent Trust pursuant to the Arrangement;

“Interim Order” means the interim order of the Court, as it may be amended (with the consent of both Aliant and BCE, each acting reasonably), in connection with the Arrangement and related matters;

“Meeting” means the annual and special or special meeting of Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider, among other things, the Arrangement.

“Non-Resident” means (i) a Person who is not a resident of Canada for the purposes of the Tax Act or (ii) a partnership that is not a Canadian partnership for the purposes of the Tax Act;

“Note Trustee” means a Canadian trust company that will act as trustee under the Holdings Trust Note Indenture;

“Options” means all options to purchase Common Shares of Aliant granted pursuant to the stock option plan of Aliant;

“Parent Trust” means the trust to be formed under the laws of the Province of Ontario to participate in the Arrangement as contemplated herein and in the Arrangement Agreement;

“Parent Trust Declaration” means the declaration of trust that will establish and govern Parent Trust, as the same may be amended or amended and restated from time to time;

“Parent Trust Units” means the units of Parent Trust to be designated as “Parent Trust Units” in the Parent Trust Declaration, but does not include any securities convertible into or exchangeable for Parent Trust Units that have not been so converted or exchanged at the relevant time;

“Person” means and includes any individual, corporation, limited partnership, general partnership, joint stock company, limited liability corporation, joint venture, association, company, trust, bank, trust company, pension fund, business trust or other organization, whether or not a legal entity, and any government agency and political subdivision thereof;

“Plan of Arrangement” means this Plan of Arrangement, subject to any amendments or variations made in accordance with Article 6of the Arrangement Agreement or made at the direction of the Court in the Final Order (with the consent of both Aliant and BCE, each acting reasonably);

“Preference Shares” means the preference shares, Series 2 in the capital of Aliant;

“Shareholders” means the holders of Common Shares;

“Special Voting Units” means the units of Parent Trust to be designated as “Special Voting Units” in the Parent Trust Declaration;

“subsidiary” means a subsidiary within the meaning of National Instrument 45-106 made under the Securities Act (Ontario) as in effect on the date of the Circular;

“Tax Act” means the Income Tax Act (Canada), as amended, including the regulations promulgated thereunder;

“Transfer Agent” means CIBC Mellon Trust Company;

“Transmittal Letter” means the letter of transmittal enclosed with the Circular pursuant to which a Shareholder is required to deliver certificates representing Common Shares of Aliant in order to receive Parent Trust Units in consideration for such Common Shares upon completion of the Arrangement;

“Trustees” means the trustees of Parent Trust from time to time;

“Wireline GP” means the successor entity formed as a result of the amalgamation of Aliant Amalco and Acquisitionco pursuant to the Arrangement; and

“Wireline LP” means Wireline Limited Partnership, a limited partnership to be formed by Bell Canada and Aliant under the laws of the Province of Manitoba.

1.2 Interpretation

In this Plan of Arrangement:

(a)	Headings - The division of this Plan of Arrangement into Articles, Sections and Schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

(b)	References - Unless otherwise indicated, all references to Articles and Sections are to Articles and Sections of this Plan of Arrangement.

(c)	Number and Gender - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing any gender include all genders.

(d)	Date for Any Action - In the event that the date on which any action to be taken hereunder by any person hereunder is not a Business Day in the place where the action is to be taken, such action shall be taken on the next succeeding day which is a Business Day in such place.

(e)	Statutory References - References in this Plan of Arrangement to any statute includes all regulations made pursuant to such statute and the provisions of any statute or regulation which amends, supplements or supercedes any such statute or regulation.

(f)	Currency - All references to money amounts are to the lawful currency of Canada.

ARTICLE 2

PURPOSE AND EFFECT OF ARRANGEMENT

2.1 Arrangement

This Plan of Arrangement is made pursuant to, is subject to the provisions of and forms part of, the Arrangement Agreement.

2.2 Binding Effect

The Arrangement will become effective at, and be binding at and after, the Effective Time in accordance with its terms on: (i) Aliant, Aliant Amalco, Wireline GP and their subsidiaries; (ii) Parent Trust and its subsidiaries; (iii) Holdings LP; (iv) BCE and Bell Canada; and (v) all holders and all beneficial holders of Common Shares, Preference Shares, Parent Trust Units and Options without any further act or formality required on the part of any Person.

ARTICLE 3

ARRANGEMENT

3.1 The Arrangement

Commencing on the Effective Date, each of the events set out below shall occur and shall be deemed to occur, except as expressly provided, in the following order and on the days and at the times specified without any further act or formality required on the part of any Person:

(a)	The Common Shares held by Dissenting Shareholders who have exercised Dissent Rights which remain valid immediately before the Effective Time shall be deemed to have been transferred to Aliant and cancelled and shall cease to be outstanding at the Effective Time, and such Dissenting Shareholders will cease to have any rights as Shareholders other than the right to be paid the fair value for their Common Shares.

(b)	Aliant and its wholly-owned subsidiaries Aliant AdvanceCom Inc., Aliant Telecom Inc., MT&T Holdings Inc., 4213882 Canada Inc., MT&T Mobility Inc., NewTel Communications (2001) Inc., NewTel Mobility (2001) Inc., Aliant Horizons Inc., Xwave Solutions Inc., 515713 NB Inc., 3808921 Canada Inc. and Newfoundland Telephone (1996) Limited (hereinafter referred to in this paragraph (b) as “predecessor corporations”) shall be amalgamated to form Aliant Amalco with the effect that,

(i)	all of the property of the predecessor corporations held immediately before the amalgamation (except any amounts receivable from any predecessor corporations or shares of any predecessor corporations) shall become the property of Aliant Amalco;

(ii)	all of the liabilities of the predecessor corporations immediately before the amalgamation (except amounts payable to any predecessor corporations) shall become liabilities of Aliant Amalco;

(iii)	all of the shares of the predecessor corporations held by Aliant or another of the predecessor corporations immediately before the amalgamation shall be cancelled;

(iv)	the directors of Aliant Amalco shall be the same persons who are directors of Aliant; and

(v)	the by-laws of Aliant Amalco, until repealed, amended or altered, shall be the by-laws of Aliant.

(c)	At 4:00 p.m. (Toronto time) on the Effective Date, Wireline LP shall be formed, having Aliant Amalco as its general partner and Bell Canada as its initial limited partner, and upon the formation of Wireline LP, Bell Canada shall contribute the Tangible Rural Wireline Assets to Wireline LP in exchange for Class B exchangeable limited partnership units of Wireline LP, all in accordance with the terms of Exhibit I to Schedule K of the Arrangement Agreement.

(d)	At 4:00 p.m. (Toronto time) on the Business Day following the contribution described in paragraph (c) above, Aliant Amalco shall, in accordance with the terms of Exhibit II to Schedule K of the Arrangement Agreement, contribute all of its assets (other than the excluded assets specified in such Exhibit II to Schedule K) to Wireline LP in exchange for:

(i)	the assumption by Wireline LP of all of Aliant Amalco’s liabilities (other than the excluded liabilities specified in such Exhibit II to Schedule K), and

(ii)	Class A limited partnership units of Wireline LP.

(e)	At 4:00 p.m. (Toronto time) on the Business Day following the contribution described in paragraph (d) above, or such earlier or later date as BCE and Aliant may, having regard to tax matters, agree, each acting reasonably (the “Closing Date”), Bell Canada shall exchange the Other Rural Wireline Assets with Wireline LP for the Wireless Assets and the Purchased Retail Assets, and shall assume the Assumed Wireless Liabilities and Wireline LP shall:

(i)	issue a non-interest bearing demand promissory note to Bell Canada as contemplated in Exhibit III to Schedule K of the Arrangement Agreement,

(ii)	assume the Assumed Wireline Liabilities, and

(iii)	issue Class B exchangeable limited partnership units of Wireline LP to Bell Canada as contemplated in Exhibit III to Schedule K of the Arrangement Agreement,

all in accordance with the terms of Exhibit III to Schedule K of the Arrangement Agreement. All transactions set forth in this Section 3.1 following the transaction set forth in this paragraph (e) shall occur on the Closing Date in the order set forth below.

(f)	All outstanding Options shall be terminated (without payment) and cease to have any further force or effect.

(g)	Parent Trust shall purchase each issued and outstanding Common Share (other than a number of Common Shares then held by BCE and elected by BCE, pursuant to the terms of the Arrangement Agreement, to be exchanged pursuant to paragraph (i), below), free of any claims, in return for one newly-issued Parent Trust Unit for each Common Share.

(h)	Simultaneously with the transfers described in paragraphs (i) and (j) below, Parent Trust shall transfer the Common Shares acquired by it in paragraph (g), above to Holdings Trust in consideration for Holdings Trust Units and Holdings Trust Notes.

(i)	Simultaneously with the transfers described in paragraph (h), above and paragraph (j), below, each remaining Common Share then held by BCE shall be contributed by BCE to Holdings LP (free of any claims) in exchange for Holdings Class 1 Exchangeable LP Units and GP Shares on a one-for-one basis.

(j)	Simultaneously with the transfers described in paragraphs (h) and (i) above, BCE shall contribute all of the common shares of BNG to Holdings LP (free of any claims) in exchange for a number of Holdings Class 1 Exchangeable LP Units and GP Shares determined in accordance with the terms of the Arrangement Agreement.

(k)	Parent Trust shall issue to BCE and Bell Canada a number of Special Voting Units equal to the number of Holdings Class 1 Exchangeable LP Units and Class B exchangeable limited partnership units of Wireline LP, respectively, held by them.

(l)	Parent Trust shall grant the Exchange Rights to BCE and Bell Canada.

(m)	Holdings Trust shall contribute the Common Shares held by it to Holdings LP in return for Holdings Class 2 LP Units and GP Shares.

(n)	Holdings LP shall transfer the Common Shares held by it to Acquisitionco in return for Acquisitionco Notes, preferred shares of Acquisitionco and common shares of Acquisitionco.

(o)	Aliant Amalco and Acquisitionco (hereinafter referred to in this paragraph (o) as “predecessor corporations”) shall be amalgamated to form Wireline GP with the effect that,

(i)	all of the property of the predecessor corporations held immediately before the amalgamation (except any amounts receivable from any predecessor corporations or shares of any predecessor corporations) shall become the property of Wireline GP;

(ii)	all of the liabilities of the predecessor corporations immediately before the amalgamation (except amounts payable to any predecessor corporations) shall become liabilities of Wireline GP;

(iii)	all of the Common Shares held by Acquisitionco immediately before the amalgamation shall be cancelled;

(iv)	the directors of Wireline GP shall be the same persons who are directors of Aliant Amalco; and

(v)	the by-laws of Wireline GP, until repealed, amended or altered, shall be the by-laws of Aliant Amalco.

(p)	Holdings LP shall transfer the preferred shares of Wireline GP held by it to BNG in return for common shares of BNG and subordinated notes of BNG having a principal amount not more than the redemption price of such preferred shares and an interest rate and other terms mutually agreed by BCE and Aliant, acting reasonably.

3.2 Transfers Free and Clear of Title Restrictions

Any transfer of any securities of a holder pursuant to the Arrangement shall be free and clear of any liens, claims, encumbrances, charges, adverse interests or security interests.

3.3 Appointment of Agent and Sale of Certain Parent Trust Units

On the Effective Date, Parent Trust shall appoint the Transfer Agent as agent for any holders of Common Shares in any non-Canadian jurisdiction in which the distribution of Parent Trust Units contemplated in this Plan of Arrangement would contravene applicable laws, to sell Parent Trust Units which such Non-Resident holders would otherwise have been entitled, on behalf of such holders, and remit to such holders the net proceeds of such sale (after any selling expenses, including brokerage fees).

ARTICLE 4

RIGHTS OF DISSENT

4.1 Rights of Dissent

Shareholders may exercise rights of dissent with respect to their Common Shares pursuant to and in the manner set forth in section 190 of the CBCA as modified by the Interim Order and this Article 4.1 (the “Dissent Rights”), provided that written notice setting forth a Shareholders’ objection to the Arrangement and exercise of Dissent Rights must be received by Aliant not later than 5:00 p.m. (Toronto time) on the second business day preceding the date of the Meeting. Dissenting Shareholders who duly exercise their rights of dissent and who:

(a)	are ultimately entitled to be paid fair value for their Common Shares, shall be deemed to have transferred their Common Shares to Aliant as of the Effective Time as set out in Article 3 and will be entitled to be paid the fair value of such Common Shares, and will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights; or

(b)	are ultimately not entitled, for any reason, to be paid fair value for their Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-Dissenting Shareholder.

4.2 Recognition of Dissenting Shareholders

From and after the Effective Time, neither Aliant nor Aliant Amalco nor any other Person shall be required to recognize a Dissenting Shareholder as a holder of Common Shares or as a holder of any securities of any of Parent Trust, Aliant, Aliant Amalco, Wireline GP or any of their respective subsidiaries and the names of the Dissenting Shareholders shall be deleted from the register of holders of Common Shares previously maintained or caused to be maintained by Aliant.

ARTICLE 5

OUTSTANDING CERTIFICATES

5.1 Former Share Certificates

From and after the Effective Time, certificates formerly representing Common Shares (other than certificates in the name of a Dissenting Shareholder that is ultimately entitled to be paid fair value in respect of the Common Shares represented by such certificates) shall represent only the right to receive the consideration to which the holders are entitled under the Arrangement.

5.2 Exchange of Share Certificates for Parent Trust Unit Certificates

Parent Trust shall, as soon as practicable following the later of the Effective Date and the date of deposit by a former Shareholder of a duly completed Transmittal Letter and the certificates representing such Common Shares, either:

(a)	forward or cause to be forwarded by first class mail (postage prepaid) to such former Shareholder at the address specified in the Transmittal Letter; or

(b)	if requested by such Shareholder in the Transmittal Letter, make available or cause to be made available at the Transfer Agent’s office for pickup by such former Shareholder;

certificates representing the number of Parent Trust Units transferred to such former Shareholder pursuant to the Arrangement.

Notwithstanding the foregoing, if Aliant and BCE agree, then a book-based system for Parent Trust Units may be used instead of certificates.

5.3 Lost, Stolen, Damaged or Destroyed Certificates

If any certificate, which immediately prior to the Effective Date represented an interest in outstanding Common Shares that were exchanged pursuant to Section 3.1, has been lost, stolen, damaged or destroyed, the Transfer Agent will, upon:

(a)	receipt by the Transfer Agent of an affidavit from the person claiming such certificate to have been lost, stolen, damaged or destroyed of that fact; and

(b)	delivery by such person to Parent Trust and the Transfer Agent of a bond in form and substance satisfactory to Parent Trust and the Transfer Agent or of such other means of indemnification satisfactory to Parent Trust and the Transfer Agent against any claim that may be made against either of them with respect to the certificate alleged to have been lost, stolen, damaged or destroyed, issue and deliver in exchange for such lost stolen, damaged or destroyed certificate Parent Trust Units (and such other consideration to which the holder is entitled pursuant to the Arrangement, including any distributions with respect thereto) as determined in accordance with the Arrangement.

5.4 Extinguishment of Rights

(a)	Subject to any applicable escheat laws, any certificate formerly representing Common Shares that is not deposited with all other documents as required by this Plan of Arrangement on or before the sixth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature and the right of the former holder of such Common Shares to receive Parent Trust Units shall be deemed to be surrendered to Parent Trust together with all distributions held for such holder up until such time.

(b)	From and after the Effective Time, certificates, agreements or other documents formerly representing Options shall no longer be of any force or effect.

5.5 No Fractional Parent Trust Units

No fractional Parent Trust Units shall be issued pursuant to the Arrangement. In the event that a holder of Common Shares would be entitled to a fractional Parent Trust Unit, such fractional Parent Trust Unit will not be issued and an amount in cash equal to the fair market value of such fractional Parent Trust Unit will be paid to the applicable holder.

ARTICLE 6

AMENDMENTS AND OTHER MATTERS

6.1 Amendments to Plan of Arrangement

(a)	Aliant and BCE, upon mutual agreement with each other, reserve the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Time provided that any such amendment, modification or supplement must be contained in a written document that is: (i) filed with the Court and, if made following the Meeting, approved by the Court, and (ii) communicated to Shareholders in any manner ordered by the Court.

(b)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Aliant at any time prior to or at the Meeting with or without any other prior notice or communication and, if so proposed and accepted by BCE and the Shareholders voting at the Meeting in the manner required by the Interim Order, shall become part of this Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Meeting shall be effective only: (i) if it is consented to by Aliant and BCE, and (ii) if required by the Court or applicable law, it is consented to by the Shareholders.

(d)	Subject to applicable law, any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Parent Trust (with the consent of BCE, not to be unreasonably withheld), provided that it concerns a matter which, in the reasonable opinion of Parent Trust, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any Shareholder, holder of Parent Trust Units or holder of partnership units of Holdings LP or partnership units of Wireline LP.

6.2 Limitation of Liability

The obligations of Parent Trust and Holdings Trust under this Plan of Arrangement shall not be personally binding upon any trustee of Parent Trust or Holdings Trust, otherwise than in his or her capacity as a trustee of Parent Trust or Holdings Trust, as applicable, or any registered or beneficial holder of units of Parent Trust or Holdings Trust or any beneficiary under a plan of which a holder of such units acts as a trustee or carrier, and resort shall not be had to, nor shall recourse be sought from, any of the foregoing or the private property of any of the foregoing in respect of any indebtedness, obligation or liability of Parent Trust or Holdings Trust arising hereunder, and recourse for such indebtedness, obligations or liabilities of Parent Trust or Holdings Trust shall be limited to, and satisfied only out of, the assets of Parent Trust or Holdings Trust, as applicable. Any obligation of Parent Trust or Holdings Trust set out in this Plan of Arrangement shall, to the extent necessary to give effect to such obligation, be deemed to constitute, subject to the provisions of the previous sentence, an obligation of the trustees of Parent Trust or Holdings Trust, as applicable, in their capacity as trustees of Parent Trust or Holdings Trust only.

SCHEDULE C

REGULATORY APPROVALS

A. CANADA

Consents and Approvals

•	compliance with the Competition Act (Canada) with respect to the transactions contemplated by this Agreement in any one of the following manners:

(i)	the issuance of an advance ruling certificate issued by the Commissioner of Competition pursuant to section 102 of the Competition Act (Canada) with respect to the transactions contemplated by this Agreement; or

(ii)	BCE and Aliant have given the notice required under section 114 of the Competition Act (Canada) with respect to the transactions contemplated by this Agreement and the applicable waiting period under section 123 of the Competition Act (Canada) has expired or been waived in accordance with the Competition Act (Canada); or

(iii)	the obligation to give the requisite notice has been waived pursuant to subsection 113(c) of the Competition Act (Canada),

and, in the case of (ii) or (iii) above, the parties have been advised in writing by the Commissioner of Competition or a person authorized by the Commissioner of Competition that such person is of the view, at that time, that, in effect, grounds do not exist to initiate proceedings before the Competition Tribunal under the merger provisions of the Competition Act (Canada) with respect to the transactions contemplated in this Agreement, and the form of and any material terms and conditions attached to any such advice would not, after completion of the transactions, result in a Material Adverse Effect to any of the parties, and such advice has not been rescinded or amended;

•	exemption orders from the relevant Canadian securities regulatory authorities from the registration and prospectus requirements, and first trade relief, with respect to the distribution of the units of Parent Trust, as applicable, to the Aliant Shareholders, as required and where applicable (and in respect of the exchange of GP Shares and Exchangeable LP Units and Class B LP Units for Parent Trust units);

•	an order, if necessary, from the Autorité des marchés financiers exempting BCE and Bell Canada from the valuation and minority approval requirements of Regulation Q-27 in connection with the “downstream transactions” contemplated by this Agreement;

•	orders from the relevant Canadian securities regulatory authorities deeming Parent Trust to be a reporting issuer, or the equivalent thereof, as required and where applicable

•	compliance with the Telecommunications Act (Canada) with respect to the transactions contemplated by this Agreement and initial operations of the assets contemplated in this Agreement, including:

(iv)	the issuance by the CRTC of an order or orders granting approval to all tariffs setting out the rates, terms and conditions for the provision of non-forborne telecommunications services by Wireline LP, or other CRTC action authorizing the continued provision of non-forborne telecommunication services by Wireline LP (either on a final or mutually agreed, acting reasonably, interim basis);

(v)	the issuance by the CRTC of an order or orders granting approval to all interconnecting agreements, requiring approval pursuant to section 29 of the Telecommunicaitons Act (Canada), that relate to the transactions contemplated by this Agreement or the initial operations of the assets contemplated in this Agreement, or other CRTC action authorizing continued operations by Wireline LP pursuant to existing interconnection agreements (either on a final or mutually agreed, acting reasonably, interim basis);

(vi)	compliance with the Canadian ownership and control requirements of section 16 of the Telecommunications Act (Canada) and the Canadian Telecommunications Common Carrier Ownership and Control Regulations.

•	compliance with the Bell Canada Act (Canada) with respect to the transactions contemplated by this Agreement or the BCE Tax Ruling;

•	compliance with the Broadcasting Act (Canada) and the Broadcasting Distribution Regulations, in the form of any required approvals of changes in ownership as a result of the transactions contemplated by this Agreement or the BCE Tax Ruling and/or the issuance of a new broadcasting licence for the operation of a broadcasting distribution undertaking or undertakings (either on a final or mutually agreed, acting reasonably, interim basis);

•	Compliance with the Radiocommunication Act (Canada) and the Radiocommunication Regulations in the form of the authorization of the Minister of Industry with respect to any transfers of spectrum licences relating to the transactions contemplated herein (either on a final or mutually agreed, acting reasonably, interim basis);

•	approval of the TSX

B. UNITED STATES

Consents and Approvals

•	expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable

* * *

The foregoing does not include notices or other reports or filings to be made to stock exchanges, governments or other governmental agencies required or desirable post-closing to disclose changes in ownership or other matters.

Schedule D
Aliant Representations and Warranties

In this Schedule D, for greater certainty, all references to a Material Adverse Change or a Material Adverse Effect in respect of or with respect to the Retail Operations mean a Material Adverse Change or a Material Adverse Effect in respect of or with respect to Downeast Limited and/or its business.

Corporate Matters

(a)	Existence. Aliant is a corporation duly incorporated and existing under the Laws of Canada. Each of the Aliant Subsidiaries is a corporation, partnership or limited partnership, as applicable, duly incorporated or established and existing under the laws of its jurisdiction of incorporation or establishment, as applicable. Each of Aliant and the Aliant Subsidiaries has all necessary corporate or partnership power and authority to own its property and assets and to carry on its business.

(b)	Due Authorization. Other than the Aliant Shareholder Approval, no vote or other approval or consent or other evidence of approval of holders of capital stock of Aliant is necessary in order for Aliant to enter into this Agreement and for Aliant to enter into the Ancillary Agreements and to consummate the transactions contemplated herein and therein. Subject only to receipt of Aliant Shareholder Approval and approval of the Final Order by the Court, Aliant has all necessary corporate power, authority and capacity to enter into this Agreement and the Ancillary Agreements and to carry out its obligations under such agreements. Subject only to receipt of Aliant Shareholder Approval, the execution and delivery of this Agreement by Aliant and the execution and delivery of those Ancillary Agreements to which Aliant and/or any Aliant Subsidiary is a party and the consummation of the transactions contemplated herein and therein by Aliant and/or the Aliant Subsidiaries, have been duly authorized by all necessary corporate action on the part of Aliant and/or the Aliant Subsidiaries.

(c)	Execution and Binding Obligation. This Agreement and each of the Ancillary Agreements to which Aliant and/or the Aliant Subsidiaries are or will be a party, have been or will, on or before the Closing Date, be duly executed and delivered by Aliant and/or the Aliant Subsidiaries, as applicable, and will, once so executed and delivered, constitute valid and binding obligations of Aliant and/or the Aliant Subsidiaries enforceable against them in accordance with their respective terms, subject only to any limitation under applicable Laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other similar Laws of general application affecting the enforcement of creditors’ rights, or (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(d)	No Breach. Other than as set forth in the Aliant Disclosure Letter, there is no charter or by-law provision, judgment, decree, licence, permit, Law, Contract or other document to which Aliant or any of the Aliant Subsidiaries is a party, or by which Aliant or any of the Aliant Subsidiaries is bound, or by which their property or assets may be affected, which would be violated, contravened, breached by or under which a default would occur or an Encumbrance (other than a Permitted Encumbrance) would be created or any rights or obligations of a party would be accelerated or become unassignable as a result of the execution and delivery of this Agreement by Aliant, and the execution and delivery of those Ancillary Agreements to which either Aliant or any of the Aliant Subsidiaries is a party, or any other agreement to be entered into under the terms of this Agreement or such Ancillary Agreements, or the performance by either Aliant or any of the Aliant Subsidiaries of any of their respective obligations under this Agreement or the Ancillary Agreements to which they are a party, other than such violations, contraventions, breaches, defaults or accelerations which would not, whether individually or in the aggregate, have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations, or materially impair the ability of either Aliant or any of the Aliant Subsidiaries, as the case may be, to complete the transactions contemplated herein or in the Ancillary Agreements.

(e)	Residence. Aliant is not a non-resident of Canada within the meaning of the ITA. Aliant is a registrant for the purposes of the tax imposed under Part IX of the Excise Tax Act (Canada), having registration number 868807272.

(f)	Fairness Opinions and Valuation. The Independent Committee of the Board of Directors of Aliant has received oral fairness opinions of Scotia Capital Inc. and TD Securities Inc. that have been prepared by each of Scotia Capital Inc. and TD Securities Inc. for the independent committee of the board of directors of Aliant in connection with the Arrangement and that conclude in essence that the Arrangement and related transactions are fair from a financial point of view to the shareholders of Aliant other than BCE and Bell Canada, as well as an oral valuation prepared in accordance with the requirements of OSC Rule 61-501 and Quebec Regulation Q-27 by TD Securities Inc. in connection with the Arrangement. Aliant will provide BCE and Bell Canada with true and complete copies of such opinions when received in written form.

(g)	Capital Structure. As of the date hereof, Aliant’s authorized capital consists of an unlimited number of common shares and an unlimited number of preference shares, of which 127,195,112 common shares and 7,000,000 series 2 preference shares are validly issued and outstanding as fully paid and non-assessable. As of the date hereof, there are a total of 6,776,445 common shares reserved for issuance under the Aliant Stock Option Plans and a total of 2,883,307 Aliant Options outstanding. Other than as provided in this Agreement, or in any Ancillary Agreements, or under the Aliant Stock Option Plans, there are no options, warrants or other rights to acquire securities of Aliant, or any securities convertible or exchangeable for securities of Aliant, outstanding. Other than as set out in the Aliant Disclosure Letter, Aliant is, directly or indirectly, the registered and beneficial owner of all outstanding securities of each of the Aliant Subsidiaries. Immediately following Closing, the authorized capital of Aliant will consist of an unlimited number of common shares. Immediately following Closing, all outstanding common shares will have been duly authorized and validly issued as fully paid and non-assessable shares in the capital of Aliant. Aliant owns all of the shares, on a fully-diluted basis, of Downeast Limited, and Downeast Limited has no material obligations for borrowed money or other material liabilities not incurred in the Ordinary Course.

Approvals

(h)	Regulatory Approvals. As of the date hereof, and to the best knowledge of Aliant, except for the Aliant Tax Ruling and other than the Final Order and as set out in Schedule C to the Agreement no Authorization is required on the part of either Aliant or any of the Aliant Subsidiaries in connection with the execution and delivery of this Agreement or the Ancillary Agreements to which Aliant or any of the Aliant Subsidiaries is a party, or the performance of the obligations of either Aliant or any of the Aliant Subsidiaries under such agreements or under any other documents and agreements to be delivered or entered into pursuant hereto or thereto, except for those Authorizations which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations, or materially impair the ability of either Aliant or any of the Aliant Subsidiaries to complete the transactions contemplated herein and therein.

(i)	Third Party Approvals. Other than as set out in the Aliant Disclosure Letter, there is no requirement to obtain any consent, approval or waiver of a party under any Contract to which Aliant or any Aliant Subsidiary is a party as a result of the execution and delivery of this Agreement or the Ancillary Agreements to which Aliant or any of the Aliant Subsidiaries is a party, or the performance of the obligations of either Aliant or any of the Aliant Subsidiaries under such agreements or under any other documents and agreements to be delivered or entered into pursuant hereto or thereto, except for those approvals or consents which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations, or materially impair the ability of either Aliant or any of the Aliant Subsidiaries to complete the transactions contemplated herein and therein.

General Disclosure Matters

(j)	Public Disclosure Documents. Aliant is a “reporting issuer” under applicable Canadian Securities Laws and is not in default of any material requirements of any applicable Securities Laws. The Aliant Disclosure Documents (except for disclosure relating to BCE, Bell Canada or their respective businesses contained therein), when filed, were true and accurate in all material respects and did not fail to state a material fact required to be stated therein in order to make the statements contained therein not misleading in light of the circumstances in which they were made, in each case except to the extent that the contents of any such Aliant Disclosure Documents were modified or superseded by a statement contained in a subsequently filed Aliant Disclosure Document.

(k)	No Undisclosed Material Change or Material Fact. Other than as set out in the Aliant Disclosure Letter, Aliant has no knowledge of any material fact or material change relating to Aliant, the Aliant Subsidiaries, the Wireless Operations, the Retail Operations or the Aliant Wireline Operations which has not been publicly disclosed by Aliant.

(l)	No Material Adverse Change. Since December 31, 2005, there has not been a Material Adverse Change in respect of Aliant or any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations, and to the knowledge of Aliant no event has occurred or circumstance exists which may reasonably be expected to result in such a Material Adverse Change.

(m)	Financial Statements. The Aliant Financial Statements have been prepared in accordance with GAAP and present fairly in all material respects as at the respective dates or for the respective periods indicated:

(i)	the assets, liabilities and financial position of Aliant and the Aliant Subsidiaries on a consolidated basis; and

(ii)	the sales, earnings, results of operation and changes in financial position of Aliant and the Aliant Subsidiaries on a consolidated basis.

Matters Relating to the Aliant Business

(n)	Conduct of Business in Ordinary Course. Since December 31, 2005, other than as contemplated in this Agreement or in any of the Ancillary Agreements, and other than as has been publicly disclosed or as disclosed in the Aliant Disclosure Letter, each of the Wireless Operations, the Retail Operations and the Aliant Wireline Operations has been carried on in the Ordinary Course, and none of Aliant or any of the Aliant Subsidiaries has:

(i)	incurred or assumed or paid or discharged any material obligation or liability (direct or contingent), except for current liabilities and liabilities incurred in the Ordinary Course, none of which individually or in the aggregate would have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations;

(ii)	transferred, assigned, sold or otherwise disposed of any of its assets or cancelled any debts or entitlements except, in each case, in the Ordinary Course;

(iii)	suffered an extraordinary loss, waived or omitted to take any action in respect of any rights of substantial value, or entered into any commitment or transaction not in the Ordinary Course, where such loss, rights, commitment or transaction would have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations;

(iv)	except for Permitted Encumbrances or in the Ordinary Course, created any Encumbrance on any of its assets or property, whether tangible or intangible;

(v)	made any change in its accounting policies; or

(vi)	authorized or agreed or otherwise become committed to do any of the foregoing.

(o)	Compliance with Laws. Aliant and the Aliant Subsidiaries are conducting and have always conducted each of the Wireless Operations, the Retail Operations and the Aliant Wireline Operations in compliance with all applicable Laws of each jurisdiction in which such operations are carried on, other than acts of non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations. Aliant and the Aliant Subsidiaries own, hold, possess and lawfully use in the operation of the Wireless Operations, the Retail Operations and the Aliant Wireline Operations, respectively, all Authorizations that are, in any manner, necessary for them to conduct such operations as currently or previously conducted or for the ownership and use of each of the Wireless Assets, the assets of the Retail Operations and the Aliant Wireline Assets in compliance with all applicable Laws, except for failures to do so which individually or in the aggregate would not have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations.

(p)	Sufficiency of the Aliant Assets. Except for regulatory approvals and tariffs and as set out in the Aliant Disclosure Letter, the Wireless Assets and the Aliant Wireline Assets, respectively, together with the rights under the Commercial Agreements and the rights contemplated by Exhibit III of Schedule K of the Agreement, include all material rights and property reasonably necessary to enable Bell Canada and Wireline LP, respectively, to carry on the Wireless Operations and the Aliant Wireline Operations after the Closing Date, and in a manner that will be substantially similar from the perspective of customers of the Wireless Operations and the Aliant Wireline Operations. The assets of the Retail Operations, together with the rights under the Commercial Agreements, include all material rights and property necessary to enable Bell Canada or its subsidiaries to carry on the Retail Operations after the Effective Date substantially in the same manner as the Retail Operations were conducted by Aliant and the Aliant Subsidiaries prior to the Effective Date (excluding operations relating to the Excluded Retail Assets and the operations of Atlantic Mobility Products Limited).

(q)	Title to the Aliant Assets. Other than as set out in the Aliant Disclosure Letter, Aliant or the Aliant Subsidiaries, as applicable, are the sole, unconditional and absolute beneficial owners of good, valid and marketable title in and to the Aliant Assets and the assets of the Retail Operations, free and clear of all Encumbrances except for Permitted Encumbrances, and there are no material claims adverse to the title of such Persons to such assets. The Permitted Encumbrances relating to the Aliant Assets do not and would not reasonably be expected after Closing to, in the aggregate, have a Material Adverse Effect on the Wireless Operations, the Retail Operations or the Aliant Wireline Operations. Other than as set out in the Aliant Disclosure Letter, no other Person owns any material property and assets that are being used in any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations. In addition:

(i)	Other than as described in the Aliant Disclosure Letter, no services, material or work has been supplied in respect of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations for which payment has not been made in full, other than for any such failure to make payment that would not, individually or in the aggregate, have a Material Adverse Effect on Aliant or the Wireless Operations, the Retail Operations or the Aliant Wireline Operations, and no Person has a right to register any Encumbrance in respect thereof other than Permitted Encumbrances;

(ii)	Other than as described in the Aliant Disclosure Letter, none of Aliant or any of the Aliant Subsidiaries is aware or has received any written notice from any Governmental Entity as to any expropriation, reserve or similar proceedings with respect to the Wireless Operations, the Retail Operations or the Aliant Wireline Operations, other than for any such proceedings that would not, individually or in the aggregate, have a Material Adverse Effect on the Wireless Operations, the Retail Operations or the Aliant Wireless Operations;

(iii)	Other than as described in the Aliant Disclosure Letter, none of Aliant or any of the Aliant Subsidiaries is aware or has received any written notice which is still outstanding from any Governmental Entity having jurisdiction to the effect that any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations violates or contravenes any building, fire, labour, health code or other applicable Law except any violations or contraventions which would not, individually or in the aggregate, have a Material Adverse Effect on the Wireless Operations, the Retail Operations or the Aliant Wireline Operations; and

(iv)	Other than as described in the Aliant Disclosure Letter, no amounts are owing by Aliant or any of the Aliant Subsidiaries in respect of any Wireless Operations, the Retail Operations or the Aliant Wireline Operations to any municipality or to any corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water or for the use thereof or for the fittings, machines, apparatus, meters or other property leased in respect thereof or for any work or service performed for any such corporation or commission in connection with such public utilities, except any amounts which would not, individually or in the aggregate, have a Material Adverse Effect on the Wireless Operations, the Retail Operations or the Aliant Wireline Operations.

(r)	No Options, etc. Other than pursuant to this Agreement or the Ancillary Agreements, as described in the AParent Disclosure Letter or in respect of inventory or surplus or obsolete assets in the Ordinary Course, no Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for the purchase from Aliant or any of the Aliant Subsidiaries of any of the Aliant Assets or the assets of the Retail Operations or the shares of the Aliant Subsidiaries.

(s)	No Joint Venture Interests. Other than as described in the Aliant Disclosure Letter, none of Aliant or any of the Aliant Subsidiaries is a partner, beneficiary, trustee, co-tenant, joint venturer or otherwise a participant in any partnership, trust, joint venture, co-tenancy or other similar jointly-owned business material to either the Wireless Operations, the Retail Operations or the Aliant Wireline Operations, and none of Aliant or the Aliant Subsidiaries have any significant investment interests in any business owned or controlled by any third party.

(t)	Intellectual Property Rights. Other than such Intellectual Property, the unavailability of which would not have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations, the Intellectual Property (other than Intellectual Property licensed to Aliant or any Aliant Subsidiary by Bell Canada or any of its affiliates) used in whole or in part in, or required for the carrying on of, the Wireless Operations, the Retail Operations and the Aliant Wireline Operations in the manner heretofore carried on, is owned by, or validly licensed to, Aliant or the Aliant Subsidiaries. The conduct of each of the Wireless Operations, the Retail Operations and the Aliant Wireline Operations does not infringe upon the Intellectual Property of any other Person where such infringement would have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations, and to the knowledge of Aliant no such infringement has been alleged by any Person; provided that no representation or warranty is given with respect to Intellectual Property licensed to Aliant or any Aliant Subsidiary by Bell Canada or any of its affiliates. To the knowledge of Aliant, no other Person is materially infringing upon the Intellectual Property (other than Intellectual Property licensed to Aliant or any Aliant Subsidiary by Bell Canada or any of its affiliates) owned by or licensed to Aliant or any of the Aliant Subsidiaries.

(u)	Real Property Agreements. Aliant has no knowledge of any Person disputing Aliant’s or any Aliant Subsidiary’s rights under any of their respective material Real Property Agreements. Neither Aliant nor any Aliant Subsidiary is in default in meeting its obligation under any of its Real Property Agreements, except such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations, and to the knowledge of Aliant no party to any of either Aliant’s or any Aliant Subsidiary’s material Real Property Agreements is claiming any default by Aliant or an Aliant Subsidiary under any such agreement or taking any action purportedly based on such a default. Neither Aliant nor any of the Aliant Subsidiaries have waived any substantial rights under any of their Real Property Agreements where such waiver would, whether individually or in the aggregate, have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations.

(v)	Environmental Matters. Other than as set forth in the Aliant Disclosure Letter:

(i)	All operations of Aliant and the Aliant Subsidiaries conducted on their Real Property, and such Real Property, have been and are now in material compliance with all Environmental Laws. Any Release at, on, in, under or from any of Aliant’s or any Aliant Subsidiary’s Real Property by Aliant or any of the Aliant Subsidiaries of any Hazardous Substance into, on or through the Environment has been and is being undertaken in material compliance with applicable Laws and there has been no Release of any Hazardous Substance by Aliant or any of the Aliant Subsidiaries into, on or through the Environment relating to their Real Property or the Aliant Business which would likely result, with or without the passage of time, individually or in the aggregate, in a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations.

(ii)	To the knowledge of Aliant, there is no Hazardous Substance at, in, on, under or migrating toward any Real Property owned by Aliant or any Aliant Subsidiary, the existence of which would have, individually or in the aggregate, a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations.

(w)	Litigation. Other than as set forth in the Aliant Disclosure Letter, there are no (i) actions, suits or proceedings, at Law or in equity, by any person, (ii) grievance, arbitration or alternative dispute resolution process, or (iii) administrative or other proceeding by or before (or to the knowledge of Aliant any investigation by) any Governmental Entity, pending, or, to the knowledge of Aliant, threatened against or affecting Aliant, any of the Aliant Subsidiaries, the Wireless Operations, the Retail Operations or the Aliant Wireline Operations or any of the Aliant Assets or the assets of the Retail Operations, and Aliant does not know of any valid basis for any such action, complaint, grievance, suit, proceeding, arbitration or investigation, in each case which individually or in the aggregate would have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations. Except as disclosed in the Aliant Disclosure Letter, none of Aliant or any of the Aliant Subsidiaries is the plaintiff or complainant in any material action, suit or proceeding arising out of or connected with the Wireless Operations, the Retail Operations, the Aliant Wireline Operations or any of the Aliant Assets.

(x)	Employees. Except as set forth in the Aliant Disclosure Letter:

(i)	There are no agreements entered into by Aliant or any of the Aliant Subsidiaries with any Aliant Employees that would entitle such employee to receive enhanced benefits or payments upon Aliant or any of the Aliant Subsidiaries entering into this Agreement or any of the Ancillary Agreements to which Aliant or any of the Aliant Subsidiaries is or will be a party, or upon the completion of the transactions contemplated herein or therein.

(ii)	Aliant and the Aliant Subsidiaries are in material compliance with all terms and conditions of employment and all Laws respecting employment including, pay equity, wages and hours of work, occupational health and safety, workers compensation and privacy, except such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations, and to the knowledge of Aliant there are no outstanding claims, complaints, investigations or orders under any such Laws except such claims, complaints, investigations or orders which would not, individually or in the aggregate, have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations.

(y)	Collective Agreements. The Aliant Disclosure Letter sets forth a complete list of all Aliant Collective Agreements and the Aliant Subsidiary which is party thereto is not in default of its material obligations under such agreements. To the knowledge of Aliant, there are no outstanding material labour tribunal proceedings of any kind, including any proceedings which could result in certification of a trade union as bargaining agent for any Aliant Employees not already covered by the Aliant Collective Agreements, and there have not been any such proceedings within the last two years. To the knowledge of Aliant, and other than as set out in the Aliant Disclosure Letter, there are no apparent union organizing activities involving Aliant Employees not already covered by the Aliant Collective Agreements. Aliant and the Aliant Subsidiaries do not have any material unresolved grievances or material pending arbitration cases outstanding under any Aliant Collective Agreements.

(z)	Employee Plans. Except as set forth in the Aliant Disclosure Letter:

(i)	Each Aliant Pension/Benefit Plan is, and has been, established, registered, qualified, administered and invested, in compliance with (A) the terms thereof, (B) all applicable Aliant Collective Agreements, and (iii) all applicable Laws, except in each case where such non-compliance would not have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations.

(ii)	All obligations under the Aliant Pension/Benefit Plans (whether pursuant to the terms thereof, applicable Aliant Collective Agreements or applicable Laws) have been satisfied, and there are no outstanding defaults or violations thereunder by either Aliant or any Aliant Subsidiary and Aliant does not have knowledge of any default or violation by any other party to any Aliant Pension/Benefit Plan, other than such breaches of obligation, defaults or violations which would not have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations.

(iii)	All contributions or premiums required to be withheld, paid or remitted to or in respect of each Aliant Pension/Benefit Plan have been withheld, paid or remitted in a timely fashion in accordance with the terms thereof, applicable Aliant Collective Agreements and all applicable Laws, except in each case where failure to withhold, pay or remit would not have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations, and no material Taxes, penalties or fees are owing or eligible under or in respect of any Aliant Pension/Benefit Plan.

(iv)	To the knowledge of Aliant, no event has occurred respecting any Aliant Pension/Benefit Plan which would entitle any Person (without the consent of Aliant or an Aliant Subsidiary) to wind-up or terminate any Aliant Pension/Benefit Plan, in whole or in part, or which could reasonably be expected to adversely affect the tax status thereof.

(v)	The Aliant Disclosure Letter identifies the only going concern unfunded actuarial liabilities or solvency deficiencies respecting any of the Aliant Pension/Benefit Plans.

(vi)	Neither Aliant nor any of the Aliant Subsidiaries have received any payments of surplus out of any Aliant Pension/Benefit Plan and there have been no improper withdrawals or transfers of assets from any Aliant Pension/Benefit Plan, other than such payments, withdrawals or transfers which would not have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations.

(vii)	The entering into of this Agreement or the Ancillary Agreements to which Aliant is a party or the completion of the transactions contemplated herein or therein will not materially increase the benefits payable or the funding obligations of Aliant or the Aliant Subsidiaries, or accelerate the time of payment or vesting of any benefits, under any Aliant Pension/Benefit Plan, require the funding or securing of any benefits under any Aliant Pension/Benefit Plan or increase the amount of compensation due or severance payable to any Aliant Employee.

(viii)	None of the Aliant Pension/Benefit Plans, other than the pension plans or any group registered retirement savings plan or supplemental pension or retirement plans, or other post-employment benefit plans, provide benefits to Aliant Employees or former employees or to the beneficiaries or dependents of Aliant Employees or former employees beyond retirement or other termination of service.

(aa)	Material Contracts. Except as described in the Aliant Disclosure Letter, all Aliant Material Contracts are in full force and effect. Except as disclosed in the Aliant Disclosure Letter, neither Aliant nor any of the Aliant Subsidiaries is in default of any Aliant Material Contract, and Aliant has no knowledge of any default under such Aliant Material Contracts on the part of any of the other parties to such Aliant Material Contracts, in each case except such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Aliant or on any of the Wireless Operations, the Retail Operations or the Aliant Wireline Operations.

(bb)	Taxes. All income and other tax returns of each of Aliant and the Aliant Subsidiaries required by Law to be filed in any jurisdiction have been filed and all material taxes shown on such returns or otherwise assessed which are due and payable have been paid, except tax assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided and are reflected in the Aliant Financial Statements except in each such case where failure to do so would not result in a Material Adverse Effect on Aliant, on the Wireless Operations, on the Retail Operations or on the Aliant Wireline Operations. Each of Aliant and the Aliant Subsidiaries has made instalments of taxes as and when required, except where such failure would not result in a Material Adverse Effect on Aliant, on the Wireless Operations, on the Retail Operations or on the Aliant Wireline Operations. Each of Aliant and the Aliant Subsidiaries has duly and timely withheld from any amount paid or credited by it to or for the account or benefit of any Person, including any employee, officer, director, or non-resident Person, the amount of all taxes and other deductions required by applicable Law to be withheld and has duly and timely remitted the withheld amount to the appropriate taxing or other authority and has duly and timely issued tax reporting slips or returns in respect of any amount so paid or credited by it as required by applicable Law, except in each such case where such failure would not result in a Material Adverse Effect on Aliant, on the Wireless Operations, on the Retail Operations or on the Aliant Wireline Operations.

(cc)	CRTC Requirements. Except for matters described in the Aliant Disclosure Letter, no proceedings have been brought against Aliant or any Aliant Subsidiary, and to the knowledge of Aliant no such proceedings are pending or threatened, and there are no penalties, fines or other amounts payable to the CRTC in respect of the operations and/or services of Aliant or any Aliant Subsidiary as at the date hereof, in each case which individually or in the aggregate would have a Material Adverse Effect on Aliant, on the Wireless Operations, on the Retail Operations or on the Aliant Wireline Operations. All CRTC requirements, including quality of service standards, applicable to any services provided by Aliant or any Aliant Subsidiary, have been met in all material respects.

Schedule E
BCE and Bell Canada Representations and Warranties

Corporate Matters

(a)	Existence. Bell Canada is a corporation duly incorporated and validly existing under the Laws of Canada. Bell Canada has all necessary corporate power and authority to own its property and assets and to carry on its business.

(b)	Due Authorization. Bell Canada has all necessary corporate power, authority and capacity to enter into this Agreement and the Ancillary Agreements and to carry out its obligations under such agreements. The execution and delivery of this Agreement by Bell Canada and the execution and delivery of those Ancillary Agreements to which Bell Canada is a party and the consummation of the transactions contemplated herein and therein by Bell Canada have been duly authorized by all necessary corporate action on the part of Bell Canada.

(c)	Execution and Binding Obligation. This Agreement and each of the Ancillary Agreements to which Bell Canada is or will be a party, have been or will, at or before the Closing Date, be duly executed and delivered by Bell Canada, as applicable, and will, once so executed and delivered, constitute valid and binding obligations of Bell Canada enforceable against it in accordance with their respective terms, subject only to any limitation under applicable Laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other similar Laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(d)	No Breach. Other than as set forth in the Bell Canada Disclosure Letter, there is no charter or by-law provision, judgment, decree, licence, permit, Law, Contract or other document to which Bell Canada is a party, or by which it is bound or by which its property or assets may be affected, which would be violated, contravened, breached by or under which a default would occur or an Encumbrance (other than a Permitted Encumbrance) would be created or any rights or obligations of a party would be accelerated or become unassignable as a result of the execution and delivery of this Agreement by Bell Canada, and the execution and delivery of those Ancillary Agreements to which Bell Canada is a party, or any other agreement to be entered into under the terms of this Agreement or such Ancillary Agreements, or the performance by Bell Canada of any of its obligations under this Agreement or the Ancillary Agreements to which it is a party, other than such violations, contraventions, breaches, defaults or accelerations which would not, whether individually or in the aggregate, have a Material Adverse Effect on the Rural Wireline Operations or materially impair the ability of Bell Canada to complete the transactions contemplated herein or in the Ancillary Agreements.

(e)	Residence. Bell Canada is not a non-resident of Canada within the meaning of the Income Tax Act (Canada). Bell Canada is a registrant for the purposes of the tax imposed under Part IX of the Excise Tax Act (Canada), having registration number 100458652.

Approvals

(f)	Regulatory Approvals. As of the date hereof, and to the best knowledge of Bell Canada, except for the BCE Tax Ruling and other than as set out in Schedule C to the Agreement no Authorization is required on the part of Bell Canada in connection with the execution and delivery of this Agreement or the Ancillary Agreements to which Bell Canada is a party, or the performance of the obligations of Bell Canada under such agreements or under any other documents and agreements to be delivered or entered into pursuant hereto or thereto, except for those Authorizations, the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect on the Rural Wireline Operations or materially impair the ability of Bell Canada to complete the transactions contemplated herein and therein.

(g)	Third Party Approvals. Other than as set out in the Bell Canada Disclosure Letter, there is no requirement to obtain any consent, approval or waiver of a party under any Contract relating solely and exclusively to the Rural Wireline Operations or which is to be assigned to Wireline LP hereunder, to which Bell Canada is a party, as a result of the execution and delivery of this Agreement or the Ancillary Agreements to which Bell Canada is a party, or the performance of the obligations of Bell Canada under such agreements or under any other documents and agreements to be delivered or entered into pursuant hereto or thereto, except for those approvals or consents which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on the Rural Wireline Operations, or materially impair the ability of Bell Canada to complete the transactions contemplated herein and therein.

General Disclosure Matters

(h)	Public Disclosure Documents. Bell Canada is a “reporting issuer” under applicable Canadian Securities Laws and is not in default of any material requirements of any applicable Securities Laws. The BCE Disclosure Documents, when filed, were true and accurate in all material respects as they related to the Rural Wireline Operations and did not fail to state a material fact relating to the Rural Wireline Operations required to be stated therein in order to make the statements contained therein not misleading in light of the circumstances in which they were made, in each case except to the extent that the contents of any such BCE Disclosure Documents were modified or superseded by a statement contained in a subsequently filed BCE Disclosure Document.

(i)	No Undisclosed Material Change or Material Fact. Other than as set out in the Bell Canada Disclosure Letter, neither BCE nor Bell Canada has any knowledge of any material fact or material change relating to the Rural Wireline Operations and required to be disclosed which has not been publicly disclosed by Bell Canada.

(j)	No Material Adverse Change. Since December 31, 2005, there has not been a Material Adverse Change in respect of the Rural Wireline Operations, and to the knowledge of BCE and Bell Canada no event has occurred or circumstance exists which may reasonably be expected to result in a Material Adverse Change in respect of the Rural Wireline Operations.

(k)	Financial Statements. The Rural Wireline Financial Statements have been prepared in accordance with GAAP.

Matters Relating to the Rural Wireline Operations

(l)	Conduct of Business in Ordinary Course. Since December 31, 2005, other than as contemplated in this Agreement or in any of the Ancillary Agreements, and other than as has been publicly disclosed or as disclosed in the Bell Canada Disclosure Letter, the Rural Wireline Operations have been carried on in the Ordinary Course, and Bell Canada has not:

(i)	incurred or assumed or paid or discharged any material obligation or liability (direct or contingent) in connection with the Rural Wireline Operations, except for current liabilities and liabilities incurred in the Ordinary Course, none of which individually or in the aggregate would have a Material Adverse Effect on the Rural Wireline Operations;

(ii)	transferred, assigned, sold or otherwise disposed of any of the Rural Wireline Assets or cancelled any debts or entitlements of the Rural Wireline Operations except, in each case, in the Ordinary Course;

(iii)	suffered an extraordinary loss, waived or omitted to take any action in respect of any rights of substantial value, or entered into any commitment or transaction not in the Ordinary Course, where such loss, rights, commitment or transaction would have a Material Adverse Effect on the Rural Wireline Operations;

(iv)	except for Permitted Encumbrances or in the Ordinary Course, created any Encumbrance on any of the Rural Wireline Assets;

(v)	made any change in its accounting policies in connection with the Rural Wireline Operations; or

(vi)	authorized or agreed or otherwise become committed to do any of the foregoing.

(m)	Compliance with Laws. Bell Canada is conducting and has always conducted the Rural Wireline Operations in compliance with all applicable Laws of each jurisdiction in which such operations are carried on, other than acts of non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect on the Rural Wireline Operations. Bell Canada owns, holds, possesses and lawfully uses in the operation of the Rural Wireline Operations all Authorizations that are, in any manner, necessary for it to conduct such operations as currently or previously conducted or for the ownership and use of the Rural Wireline Assets in compliance with all applicable Laws, except for failures to do so which individually or in the aggregate would not have a Material Adverse Effect on the Rural Wireline Operations.

(n)	Sufficiency of the Rural Wireline Assets. Except for regulatory approvals and tariffs and as set out in the Bell Canada Disclosure Letter, the Rural Wireline Assets, together with the rights under the Commercial Agreements and the rights contemplated by Exhibit III to Schedule K of the Agreement, include all material rights and property reasonably necessary to enable Wireline LP to carry on the Rural Wireline Operations after the Closing Date, and in a manner that will be substantially similar from the perspective of customers of the Rural Wireline Operations.

(o)	Title to the Rural Wireline Assets; Conduct of Operations by Bell Canada. Bell Canada is the sole, unconditional and absolute true and beneficial owner by good, valid and marketable title, of the Rural Wireline Assets, free and clear of all Encumbrances except for Permitted Encumbrances, and there are no material claims adverse to the title of Bell Canada to such assets. The Permitted Encumbrances relating to the Rural Wireline Assets do not, and would not reasonably be expected after Closing to, in the aggregate, have a Material Adverse Effect on the Rural Wireline Operations. The Rural Wireline Operations are, in all material respects, being carried on entirely by Bell Canada, and no material aspect of the Rural Wireline Operations are being carried on by any other subsidiary or affiliate of BCE. Other than as set out in the Bell Canada Disclosure Letter, no other Person owns any material property and assets that are being used in the Rural Wireline Operations. In addition:

(i)	Other than as described in the Bell Canada Disclosure Letter, no services, material or work has been supplied in respect of the Rural Wireline Assets or the Rural Wireline Operations for which payment has not been made in full, other than for any such failure to make payment that would not, individually or in the aggregate, have a Material Adverse Effect on the Rural Wireline Operations, and no Person has a right to register any Encumbrance in respect thereof other than Permitted Encumbrances;

(ii)	Other than as described in the Bell Canada Disclosure Letter, Bell Canada is not aware nor has it received any written notice from any Governmental Entity as to any expropriation, reserve or similar proceedings with respect to the Rural Wireline Assets or the Rural Wireline Operations, other than for any such proceedings that would not, individually or in the aggregate, have a Material Adverse Effect on the Rural Wireline Operations;

(iii)	Other than as described in the Bell Canada Disclosure Letter, Bell Canada is not aware nor has it received any written notice which is still outstanding from any Governmental Entity having jurisdiction to the effect that any of the Rural Wireline Assets or the Rural Wireline Operations violates or contravenes any building, fire, labour, health code or other applicable Law except any violations or contraventions which would not, individually or in the aggregate, have a Material Adverse Effect on the Rural Wireline Operations; and

(iv)	Other than as described in the Bell Canada Disclosure Letter, no amounts are owing by Bell Canada in respect of any Rural Wireline Assets or the Rural Wireline Operations to any municipality or to any corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water or for the use thereof or for the fittings, machines, apparatus, meters or other property leased in respect thereof or for any work or service performed for any such corporation or commission in connection with such public utilities, except any amounts which would not, individually or in the aggregate, have a Material Adverse Effect on the Rural Wireline Operations.

(p)	No Options, etc. Other than pursuant to this Agreement or the Ancillary Agreements or in respect of inventory or surplus or obsolete assets in the Ordinary Course, no Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for the purchase from Bell Canada of any of the Rural Wireline Assets.

(q)	No Joint Venture Interests. Other than as described in the Bell Canada Disclosure Letter, Bell Canada is not a partner, beneficiary, trustee, co-tenant, joint venturer or otherwise a participant in any partnership, trust, joint venture, co-tenancy or other similar jointly-owned business material to the Rural Wireline Operations, and Bell Canada does not have any significant investment interests in any business that is material to the Rural Wireline Operations that is owned or controlled by any third party.

(r)	Intellectual Property Rights. Other than such Intellectual Property, the unavailability of which would not have a Material Adverse Effect on the Rural Wireline Operations, the Intellectual Property used in whole or in part in, or required for the carrying on of, the Rural Wireline Operations in the manner heretofore carried on, is owned by, or validly licensed to, Bell Canada. The conduct of the Rural Wireline Operations does not infringe upon the Intellectual Property of any other Person where such infringement would have a Material Adverse Effect on the Rural Wireline Operations, and to the knowledge of Bell Canada no such infringement has been alleged by any Person. To the knowledge of Bell Canada, no other Person is materially infringing upon the Intellectual Property owned by or licensed to Bell Canada and used in or required for the carrying on of the Rural Wireline Operations.

(s)	Real Property Agreements. Bell Canada has no knowledge of any Person disputing Bell Canada’s rights under any of its material Real Property Agreements that relate directly to the Rural Wireline Operations or that are required or necessary to enable Wireline LP to carry on the Rural Wireline Operations after the Effective Date substantially in the same manner as the Rural Wireline Operations were conducted by Bell Canada prior to the Effective Date. Bell Canada is not in default in meeting its obligations under any of its Real Property Agreements that relate directly to the Rural Wireline Operations or that are required or necessary to enable Wireline LP to carry on the Rural Wireline Operations after the Effective Date substantially in the same manner as the Rural Wireline Operations were conducted by Bell Canada prior to the Effective Date, except such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Rural Wireline Operations, and to the knowledge of Bell Canada no party to any of Bell Canada’s material Real Property Agreements that relate directly to the Rural Wireline Operations or that are required or necessary to enable Wireline LP to carry on the Rural Wireline Operations after the Effective Date substantially in the same manner as the Rural Wireline Operations were conducted by Bell Canada prior to the Effective Date, is claiming any default by Bell Canada under any such agreement or taking any action purportedly based on such a default. Bell Canada has not waived any substantial rights under any of its Real Property Agreements that relate directly to the Rural Wireline Operations or that are required or necessary to enable Wireline LP to carry on the Rural Wireline Operations after the Effective Date substantially in the same manner as the Rural Wireline Operations were conducted by Bell Canada prior to the Effective Date, where such waiver would, whether individually or in the aggregate, have a Material Adverse Effect on the Rural Wireline Operations.

(t)	Environmental Matters. Other than as set forth in the Bell Canada Disclosure Letter:

(i)	All operations of Bell Canada related to the Rural Wireline Operations conducted on the Real Property of the Rural Wireline Operations, have been and are now in material compliance with all Environmental Laws. Any Release at, on, in, under or from the Real Property of the Rural Wireline Operations by Bell Canada of any Hazardous Substance into, on or through the Environment has been and is being undertaken in material compliance with applicable Laws and there has been no Release of any Hazardous Substance by Bell Canada into, on or through the Environment relating directly to the Real Property of the Rural Wireline Operations or the Rural Wireline Operations, which would likely result, with or without the passage of time, individually or in the aggregate, in a Material Adverse Effect on the Rural Wireline Operations.

(ii)	To the knowledge of Bell Canada, there is no Hazardous Substance at, in, on, under or migrating toward any Real Property of the Rural Wireline Operations, the existence of which would have, individually or in the aggregate, a Material Adverse Effect on the Rural Wireline Operations.

(u)	Litigation. Other than as set forth in the Bell Canada Disclosure Letter, there are no (i) actions, suits or proceedings, at Law or in equity, by any person, (ii) grievance, arbitration or alternative dispute resolution process, or (iii) administrative or other proceeding by or before (or to the knowledge of Bell Canada investigation by) any Governmental Entity, pending, or, to the knowledge of Bell Canada threatened against or affecting the Rural Wireline Operations or any of the Rural Wireline Assets, and Bell Canada does not know of any valid basis for any such action, complaint, grievance, suit, proceeding, arbitration or investigation, in each case which individually or in the aggregate would have a Material Adverse Effect on the Rural Wireline Operations. Except as disclosed in the Bell Canada Disclosure Letter, Bell Canada is not a plaintiff or complainant in any material action, suit or proceeding arising out of or directly connected with the Rural Wireline Operations.

(v)	Employees. Except as set forth in the Bell Canada Disclosure Letter:

(i)	There are no agreements entered into by Bell Canada with any Bell Canada Employees that would entitle such employee to receive enhanced benefits or payments upon either Bell Canada or BCE entering into this Agreement or any of the Ancillary Agreements to which Bell Canada or BCE is or will be a party, or upon the completion of the transactions contemplated herein or therein.

(ii)	Bell Canada is, in the conduct of the Rural Wireline Operations, in material compliance with all terms and conditions of employment and all Laws respecting employment including, pay equity, wages and hours of work, occupational health and safety, workers compensation, language and privacy except such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect on Bell Canada or on the Rural Wireline Operations, and to the knowledge of Bell Canada there are no outstanding claims, complaints, investigations or orders under any such Laws except such claims, complaints, investigations or orders which would not, individually or in the aggregate, have a Material Adverse Effect on Bell Canada or on the Rural Wireline Operations.

(iii)	The Bell Canada Employees will, on Closing, together with the services to be provided under the Commercial Agreements, constitute sufficient employees with, in the aggregate, the skills reasonably necessary to carry on the Rural Wireline Operations after the Closing Date in substantially the same manner as they were conducted prior to the Closing Date. The Bell Canada Employees will be selected reasonably by Bell Canada so as not to unduly benefit or prejudice Wireline LP.

(w)	Collective Agreements. The Bell Canada Disclosure Letter sets forth a complete list of all Bell Canada Collective Agreements and Bell Canada is not in default of any of its material obligations under such agreements. To the knowledge of Bell Canada, there are no outstanding material labour tribunal proceedings of any kind, including any proceedings which could result in certification of a trade union as bargaining agent for any Bell Canada Employees not already covered by the Bell Canada Collective Agreements, and there have not been any such proceedings within the last two years. To the knowledge of Bell Canada, and other than as set out in the Bell Canada Disclosure Letter, there are no apparent union organizing activities involving Bell Canada Employees not already covered by the Bell Canada Collective Agreements. Bell Canada does not have any material unresolved grievances or material pending arbitration cases, in each case relating directly to the Rural Wireline Operations, outstanding under any Bell Canada Collective Agreements.

(x)	Employee Plans. Except as set forth in the Bell Canada Disclosure Letter:

(i)	Each Bell Canada Pension/Benefit Plan is, and has been, established, registered, qualified, administered and invested, in compliance with (A) the terms thereof, and (B) all applicable Laws and agreements, except in each case where such non-compliance would not have a Material Adverse Effect on the Rural Wireline Operations.

(ii)	All obligations under the Bell Canada Pension/Benefit Plans (whether pursuant to the terms thereof or applicable Laws or agreements) have been satisfied, and there are no outstanding defaults or violations thereunder by Bell Canada, and Bell Canada does not have knowledge of any default or violation by any other party to any Bell Canada Pension/Benefit Plan, other than such breaches of obligation, defaults or violations which would not have a Material Adverse Effect on the Rural Wireline Operations.

(iii)	All contributions or premiums required to be withheld, paid or remitted to or in respect of each Bell Canada Pension/Benefit Plan have been withheld, paid or remitted in a timely fashion in accordance with the terms thereof and all applicable Laws and agreements, except in each case where failure to withhold, pay or remit would not have a Material Adverse Effect on the Rural Wireline Operations, and no material Taxes, penalties or fees are owing or eligible under or in respect of any Bell Canada Pension/Benefit Plan.

(iv)	To the knowledge of Bell Canada, no event has occurred respecting any Bell Canada Pension/Benefit Plan which would entitle any Person (without the consent of Bell Canada) to wind-up or terminate any Bell Canada Pension/Benefit Plan, in whole or in part, or which could reasonably be expected to adversely affect the tax status thereof.

(v)	The Bell Canada Disclosure Letter identifies the only going concern unfunded actuarial liabilities or solvency deficiencies respecting any of the Bell Canada Pension/Benefit Plans.

(vi)	Bell Canada has not received any payments of surplus out of any Bell Canada Pension/Benefit Plan and there have been no improper withdrawals or transfers of assets from any Bell Canada Pension/Benefit Plan other than such payments, withdrawals or transfers which would not have a Material Adverse Effect on the Rural Wireline Operations.

(vii)	The entering into of this Agreement or the Ancillary Agreements to which Bell Canada is a party or the completion of the transactions contemplated herein or therein will not materially increase the benefits payable or the funding obligations of Bell Canada, or accelerate the time of payment or vesting of any benefits, under any Bell Canada Pension/Benefit Plan, require the funding or securing of any benefits under any Bell Canada Pension/Benefit Plan, or increase the amount of compensation due or severance payable to any Bell Canada Employee.

(viii)	None of the Bell Canada Pension/Benefit Plans, other than the pension plans or any group registered retirement savings plan or supplemental pension or retirement plans, or other post-employment benefit plans, provide benefits to Bell Canada Employees or former employees or to the beneficiaries or dependents of Bell Canada Employees or former employees beyond retirement or other termination of service.

(y)	Material Contracts. Except as described in the Bell Canada Disclosure Letter, all Bell Canada Material Contracts are in full force and effect. Except as disclosed in the Bell Canada Disclosure Letter, Bell Canada is not in default of any Bell Canada Material Contract, and Bell Canada has no knowledge of any default under such Bell Canada Material Contracts on the part of any of the other parties to such Bell Canada Material Contracts, in each case except such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Rural Wireline Operations.

(z)	Taxes. Bell Canada has made instalments of taxes relating directly to the Rural Wireline Operations as and when required, except where such failure would not result in a Material Adverse Effect on the Rural Wireline Operations. Bell Canada has duly and timely withheld from any amount paid or credited by it to or for the account or benefit of any Person in connection with the Rural Wireline Operations, including any employee, officer, director, or non-resident Person, the amount of all taxes and other deductions required by applicable Law to be withheld and has duly and timely remitted the withheld amount to the appropriate taxing or other authority and has duly and timely issued tax reporting slips or returns in respect of any amount so paid or credited by it as required by applicable Law, except in each such case where such failure would not result in a Material Adverse Effect on the Rural Wireline Operations.

(aa)	CRTC Requirements. Except for matters described in the Bell Canada Disclosure Letter, no proceedings have been brought against Bell Canada in respect of the Rural Wireline Operations, and to the knowledge of Bell Canada no such proceedings are pending or threatened, and there are no penalties, fines or other amounts payable to the CRTC in respect of the Rural Wireline Operations, in each case which individually or in the aggregate would have a Material Adverse Effect on the Rural Wireline Operations. All CRTC requirements, including quality of service standards, applicable to the provision of wireline services in the Rural Wireline Territory have been met in all material respects.

Schedule F
BCE and Bell Canada Representations and Warranties

Organizational Matters

(a)	Existence. BNG is a corporation duly incorporated and existing under the Laws of the Province of Quebec. TLP is validly formed and existing as a limited partnership under the Laws of the Province of Quebec. NTLP is validly formed and existing as a limited partnership under the Laws of the Province of Quebec.

(b)	Authorized and Issued Capital of BNG. As of the date hereof, BNG’s authorized capital consists of an unlimited number of common shares, 3,400,000 Series 8 First Preferred Shares, and 3,400,000 Series 9 First Preferred Shares, of which 5,973,054 common shares and 2,400,000 Series 8 First Preferred Shares are validly issued and outstanding as fully paid and non-assessable.

(c)	Authorized and Issued Capital of TLP. To the knowledge of Bell Canada and BCE (each as to its own knowledge only), TLP is authorized to issue an unlimited number of Class A Units, an unlimited number of Class B Units, an unlimited number of Class C Units, an unlimited number of Class D Units and an unlimited number of Class E Units. To the knowledge of Bell Canada and BCE (each as to its own knowledge only), as of the date hereof, there are a total of 56,575,000 Class A Units, 32,707,451 Class B Units, 1 Class C Unit and no Class D Units or Class E Units issued and outstanding.

(d)	Authorized and Issued Capital of NTLP. To the knowledge of Bell Canada and BCE (each as to its own knowledge only), NTLP is authorized to issue an unlimited number of Class A Units, an unlimited number of Class B Units, an unlimited number of Class C Units, an unlimited number of Class D Units and an unlimited number of Class E Units. To the knowledge of Bell Canada and BCE (each as to its own knowledge only), as of the date hereof, there are a total of 56,575,000 Class A Units, 32,707,451 Class B Units, 1 Class C Unit and no Class D Units or Class E Units issued and outstanding.

Ownership of Common Shares

(e)	Ownership of BNG. 3588378 Canada Inc., a wholly-owned subsidiary of Bell Canada, is the sole registered and beneficial owner of a total of 5,973,054 common shares of BNG, free and clear of all Encumbrances other than restrictions on transfer set out in the articles of BNG, as applicable, and restrictions on transfer imposed under applicable Laws.

Ownership of Units and General Partner Status

(f)	Ownership of TLP. BNG is the sole beneficial owner of a total of 56,575,000 Class A Units of TLP, free and clear of all Encumbrances, other than restrictions on transfer set out in the limited partnership agreement of TLP, as applicable, and restrictions on transfer imposed under applicable Laws.

(g)	Ownership of NTLP. BNG is the sole beneficial owner of a total of 56,575,000 Class A Units of NTLP, free and clear of all Encumbrances, other than restrictions on transfer set out in the limited partnership agreement of NTLP, as applicable, and restrictions on transfer imposed under applicable Laws.

(h)	General Partner Status. BNG is the sole general partner of each of TLP and NTLP.

Authorization and No Breach

(i)	Due Authorization. The contribution of the common shares of BNG to Holdings LP by Bell Canada or an affiliate of Bell Canada has been or will, prior to the Effective Date, be duly authorized by all necessary corporate action on the part of Bell Canada and its applicable affiliates.

(j)	No Breach. There is no charter or by-law provision, judgment, decree, licence, permit, Law, Contract or other document to which 3588378 Canada Inc. or, to the knowledge of Bell Canada and BCE (each as to its own knowledge only), BNG, TLP or NTLP, is a party, or by which any of their respective property or assets may be affected, which would be violated, contravened, breached by or under which a default would occur or an Encumbrance would be created or any rights or obligations of a party would be accelerated or become unassignable as a result of the execution and delivery of this Agreement by Bell Canada, and the execution and delivery of those Ancillary Agreements to which Bell Canada is a party, or any other agreement to be entered into under the terms of this Agreement or such Ancillary Agreements, or the performance by Bell Canada of any of its obligations under this Agreement or the Ancillary Agreements to which it is a party, other than such violations, contraventions, breaches, Encumbrances, defaults or accelerations which would not, whether individually or in the aggregate, have a Material Adverse Effect on BNG, TLP or NTLP or materially impair the ability of Bell Canada or any of its applicable affiliates to transfer or contribute the BNG Shares as contemplated by the Agreement.

Public Disclosure

(k)	BNQ Disclosure Documents. To the knowledge of Bell Canada and BCE (each as to its own knowledge only), the BNQ Disclosure Documents, when filed, were true and accurate in all material respects, and did not fail to state a material fact relating to BNQ, TLP or NTLP required to be stated therein in order to make the statements contained therein not misleading in light of the circumstances in which they were made, in each case except to the extent that the contents of any such BNQ Disclosure Documents were modified or superseded by a statement contained in a subsequently filed BNQ Disclosure Document.

(l)	BNG Disclosure Documents. To the knowledge of Bell Canada and BCE (each as to its own knowledge only), the BNG Disclosure Documents, when filed, were true and accurate in all material respects, and did not fail to state a material fact relating to BNG required to be stated therein in order to make the statements contained therein not misleading in light of the circumstances in which they were made, in each case except to the extent that the contents of any such BNG Disclosure Documents were modified or superseded by a statement contained in a subsequently filed BNG Disclosure Document.

(m)	No Undisclosed Material Change or Material Fact. Other than as set forth in the Bell Canada Disclosure Letter, BCE and Bell Canada do not (each as to its own knowledge only) have any knowledge of any material fact or material change relating to BNG, BNQ, TLP or NTLP which has not been publicly disclosed by either BNQ or BNG.

(n)	No Material Adverse Change. Other than as set forth in the Bell Canada Disclosure Letter, to the knowledge of Bell Canada and BCE (each as to its own knowledge only), since December 31, 2005, there has not been a Material Adverse Change in respect of BNG, BNQ, TLP or NTLP, and to the knowledge of BCE and Bell Canada (each as to its own knowledge only) no event has occurred or circumstance exists which may reasonably be expected to result in a Material Adverse Change in respect of BNG, BNQ, TLP or NTLP.

(o)	Material Agreements. To the knowledge of Bell Canada and BCE (each as to its own knowledge only), the Material BNQ Agreements are in full force and effect, unamended, and BNG has complied with its obligations thereunder in all material respects.

(p)	No Valuation. To the knowledge of Bell Canada and BCE (each as to its own knowledge only), neither Bell Canada nor BCE has caused to be prepared or is aware of any valuation of BNG or its interests in NTLP or TLP, and neither Bell Canada nor BCE has received any offers or expressions of interest for the BNG Shares or the partnership interests in NTLP or TLP held by BNG.

Schedule G
BCE Representations and Warranties

Corporate Matters

(a)	Existence. BCE is a corporation duly incorporated and existing under the Laws of Canada. BCE has all necessary corporate power and authority to own its property and assets and to carry on its business.

(b)	Due Authorization. BCE has all necessary corporate power, authority and capacity to enter into this Agreement and the Ancillary Agreements and to carry out its obligations under such agreements. The execution and delivery of this Agreement by BCE and the execution and delivery of those Ancillary Agreements to which BCE is a party and the consummation of the transactions contemplated herein and therein by BCE have been duly authorized by all necessary corporate action on the part of BCE.

(c)	Execution and Binding Obligation. This Agreement and each of the Ancillary Agreements to which BCE is or will be a party, have been or will, at or before the Effective Time, be duly executed and delivered by BCE, and will, once so executed and delivered, constitute valid and binding obligations of BCE enforceable against it in accordance with their respective terms, subject only to any limitation under applicable Laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other similar Laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(d)	No Breach. Other than as set forth in the Bell Canada Disclosure Letter, there is no charter or by-law provision, judgment, decree, licence, permit, Law, Contract or other document to which BCE is a party, or by which BCE or any of the BCE Subsidiaries is bound, or by which their property or assets may be affected, which would be violated, contravened, breached by or under which a default would occur or an Encumbrance (other than a Permitted Encumbrance) would be created or any rights or obligations of a party would be accelerated or become unassignable as a result of the execution and delivery of this Agreement by BCE, and the execution and delivery of those Ancillary Agreements to which BCE is a party, or any other agreement to be entered into under the terms of this Agreement or such Ancillary Agreements, or the performance by BCE of any of its obligations under this Agreement or the Ancillary Agreements to which it is a party, other than such violations, contraventions, breaches, defaults or accelerations which would not, whether individually or in the aggregate, have a Material Adverse Effect on the Rural Wireline Operations or materially impair the ability of BCE to complete the transactions contemplated herein or in the Ancillary Agreements.

(e)	Residence. BCE is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

Approvals

(f)	Regulatory Approvals. As of the date hereof, and to the best knowledge of BCE, other than as set out in Schedule C to the Agreement no Authorization is required on the part of BCE in connection with the execution and delivery of this Agreement or the Ancillary Agreements to which BCE is a party, or the performance of the obligations of BCE under such agreements or under any other documents and agreements to be delivered or entered into pursuant hereto or thereto, except for those Authorizations, the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect on the Rural Wireline Operations or materially impair the ability of BCE to complete the transactions contemplated herein and therein.

General Disclosure Matters

(g)	Public Disclosure Documents. BCE is a “reporting issuer” under applicable Canadian Securities Laws and is not in default of any material requirements of any applicable Securities Laws. The BCE Disclosure Documents, when filed, were true and accurate in all material respects as they related to the Rural Wireline Operations and did not fail to state a material fact relating to the Rural Wireline Operations required to be stated therein in order to make the statements contained therein not misleading in light of the circumstances in which they were made, in each case except to the extent that the contents of any such BCE Disclosure Documents were modified or superseded by a statement contained in a subsequently filed BCE Disclosure Document.

Schedule H
Representations and Warranties of Wireline LP

(a)	Existence. Wireline LP is validly formed and existing as a limited partnership under the Laws of the Province of Manitoba. Each of Wireline LP and Aliant, in its capacity as general partner of Wireline LP, have all necessary partnership or corporate power and authority to enter into and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party.

(b)	No Breach. The execution, delivery and performance by Wireline LP and Aliant, in its capacity as general partner of Wireline LP, of this Agreement and each of the Ancillary Agreements to which Wireline LP is or will be a party:

(i)	have been or will, at or before the Effective Time, be duly authorized by all necessary corporate action on the part of Aliant, in its capacity as general partner of Wireline LP;

(ii)	do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) require any consent or approval under, result in a breach or a violation of, or conflict with, any of the terms or provisions of the constating documents or by-laws of Aliant or the partnership agreement by which Wireline LP was formed or any contracts or instruments to which either Wireline LP or Aliant is a party or pursuant to which any of their respective assets or property may be affected; and

(iii)	will not result in the violation of any Law.

(c)	Execution and Binding Obligation. This Agreement and each of the Ancillary Agreements to which Wireline LP is a party have been or will be duly executed and delivered by Aliant, in its capacity as general partner of Wireline LP on behalf of Wireline LP, and will, once so executed and delivered, constitute valid and binding obligations of Wireline LP and Aliant, enforceable against them in accordance with their respective terms subject only to any limitation under applicable Laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other similar Laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(d)	Tax Matters. Wireline LP is not a non-resident of Canada within the meaning of the Income Tax Act (Canada). Wireline LP is a registrant for the purposes of the tax imposed under Part IX of the Excise Tax Act (Canada) and the corresponding provisions of the Act Respecting the Quebec Sales Tax.

(e)	Authorized Capital. Wireline LP is authorized to issue an unlimited number of Class A LP Units, an unlimited number of Class B LP Units and an unlimited number of GP Units. Immediately following the Closing, all outstanding Class A LP Units and all outstanding Class B LP Units will have been duly authorized and validly issued as fully-paid and non-assessable.

(f)	General Partner. Aliant is the sole general partner of Wireline LP.

Schedule I
Representations and Warranties of Parent Trust

(a)	Existence. Parent Trust has been established and is existing as a trust under the laws of the Province of Ontario. The only trustees of Parent Trust are ●, ● and ●. The trustees of Parent Trust have the power, capacity and authority to enter into and perform the obligations of Parent Trust under this Agreement and the Ancillary Agreements to which Parent Trust is or will be a party.

(b)	No Breach. The execution, delivery and performance by the trustees of Parent Trust on behalf of Parent Trust of this Agreement and the Ancillary Agreements to which Parent Trust is, or will at the Effective Time be, a party:

(i)	have been, or will at the Effective Time be, duly authorized by all necessary action on the part of Parent Trust;

(ii)	do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) require any consent or approval under, result in a breach or a violation of, or conflict with, any of the terms or provisions of the constating documents of Parent Trust or any contracts or instruments to which Parent Trust is a party or pursuant to which any of its assets or property may be affected; and

(iii)	will not result in the violation of any Law.

(c)	Execution and Binding Obligation. This Agreement and each of the Ancillary Agreements to which Parent Trust is, or will at the Effective Time be, a party have been or will at the Effective Time be duly executed and delivered by, or on behalf of, the trustees of Parent Trust, on behalf of Parent Trust, and will, once so executed and delivered, constitute valid and binding obligations of Parent Trust, enforceable against it in accordance with their respective terms subject only to any limitation under applicable Laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other similar Laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(d)	Tax Matters. None of the trustees of Parent Trust is a non-resident of Canada within the meaning of the Income Tax Act (Canada).

Schedule J
Representations and Warranties of Holdings LP

(a)	Existence. Holdings LP is validly formed and existing as a limited partnership under the Laws of the Province of Quebec. GP is a corporation duly incorporated and existing under the Laws of Canada. Each of Holdings LP and GP, in its capacity as general partner of Holdings LP, have all necessary partnership or corporate power and authority to enter into and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party.

(b)	No Breach. The execution, delivery and performance by Holdings LP and GP, in its capacity as general partner of Holdings LP, of this Agreement and each of the Ancillary Agreements to which Holdings LP is or will be a party:

(i)	have been or will, at or before the Effective Time, be duly authorized by all necessary corporate action on the part of GP, in its capacity as general partner of Holdings LP;

(ii)	do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) require any consent or approval under, result in a breach or a violation of, or conflict with, any of the terms or provisions of the constating documents or by-laws of GP or the partnership agreement by which Holdings LP was formed or any contracts or instruments to which either Holdings LP or GP is a party or pursuant to which any of their respective assets or property may be affected; and

(iii)	will not result in the violation of any Law.

(c)	Execution and Binding Obligation. This Agreement and each of the Ancillary Agreements to which Holdings LP is a party have been or will be duly executed and delivered by GP, in its capacity as general partner of Holdings LP on behalf of Holdings LP, and will, once so executed and delivered, constitute valid and binding obligations of Holdings LP and GP, enforceable against them in accordance with their respective terms subject only to any limitation under applicable Laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other similar Laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(d)	Tax Matters. Holdings LP is not a non-resident of Canada within the meaning of the Income Tax Act (Canada). Holdings LP is a registrant for the purposes of the tax imposed under the Act Respecting the Quebec Sales Tax.

(e)	Authorized Capital. Holdings LP is authorized to issue an unlimited number of Class 1 LP Units, an unlimited number of Class 2 LP Units and an unlimited number of GP Units. Immediately following the Closing, all outstanding Class 1 LP Units and all outstanding Class 2 LP Units will have been duly authorized and validly issued as fully-paid and non-assessable.

(f)	General Partner. GP is the sole general partner of Holdings LP.

SCHEDULE K

PROPERTY EXCHANGE ARRANGEMENTS, ETC.

Definitions

In this Schedule K (including the exhibits thereto), unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

“360/GT Entities” has the meaning ascribed thereto in Exhibit I;

“Aggregate Aliant Pension Plan Member DC Account Balances” has the meaning ascribed thereto in Exhibit II;

“Aggregate Bell Canada Pension Plan Member DC Account Balances” has the meaning ascribed thereto in Exhibit III;

“Aliant Asset Transfer Time” has the meaning ascribed thereto in Exhibit II;

“Aliant DB Pension Transfer Date” means the date the adjusted Aliant Regulatory Amount in respect of an Aliant Pension Plan is actually transferred from the applicable funding medium of such Aliant Pension Plan to the funding medium of the applicable New Wireline LP Pension Plan pursuant to Exhibit II;

“Aliant DC Pension Transfer Date” means the date the Aggregate Aliant Pension Plan Member DC Account Balances in respect of an Aliant Pension Plan is actually transferred from the funding medium of such Aliant Pension Plan to the applicable funding medium of the applicable New Wireline LP Pension Plan pursuant to Exhibit II;

“Aliant Excluded Liabilities” has the meaning ascribed thereto in Exhibit II;

“Aliant Group Benefit Plans” has the meaning ascribed thereto in Exhibit II;

“Aliant Liabilities” has the meaning ascribed thereto in Exhibit II;

“Aliant Pension Plan” means any of the Newfoundland Pension Plan, the PEI Pension Plan, the Nova Scotia Pension Plan, the New Brunswick Pension Plan or the DC Pension Plan;

“Aliant Pension Plan Liabilities Date” has the meaning ascribed thereto in Exhibit II;

“Aliant Pension Plan Member DC Account Balance” has the meaning ascribed thereto in Exhibit II;

“Aliant Pension Plan Member Liabilities” has the meaning ascribed thereto in Exhibit II;

“Aliant Pension Plan Total Liabilities” has the meaning ascribed thereto in Exhibit II;

“Aliant Regulatory Amount” has the meaning ascribed thereto in Exhibit II;

“Aliant Supplemental Pension Plan” has the meaning ascribed thereto in Exhibit II;

“Aliant Transfer Amount” has the meaning ascribed thereto in Exhibit II;

“Aliant Wireline Assets” means the assets used in the Aliant Wireline Operations;

“Aliant Wireline Operations” means the wireline voice and data telecommunications services, and information technology services provided by the Xwave business, provided by Aliant and the Aliant Subsidiaries;

“Assumed Wireless Liabilities” has the meaning ascribed thereto in Exhibit III;

“Assumed Wireline Liablities” has the meaning ascribed thereto in Exhibit III;

“Bell Canada Accounts Payable” has the meaning ascribed thereto in Exhibit III;

“Bell Canada Accounts Receivable” has the meaning ascribed thereto in Exhibit III;

“Bell Canada Benefits Extension Date” has the meaning ascribed thereto in Exhibit III;

“Bell Canada DB Pension Transfer Date” means the date the adjusted Bell Canada Regulatory Amount is actually transferred from the applicable funding medium of the Bell Canada Pension Plan to the funding medium of the New Wireline LP Pension Plan;

“Bell Canada DC Pension Transfer Date” means the date the Aggregate Bell Canada Pension Plan Member DC Account Balances is actually transferred from the funding medium of the Bell Canada Pension Plan to the applicable funding medium of the New Wireline LP Pension Plan;

“Bell Canada Group Benefit Plans” has the meaning ascribed thereto in Exhibit III;

“Bell Canada Leave Employees” has the meaning ascribed thereto in Exhibit III;

“Bell Canada Net Receivable Balance” has the meaning ascribed thereto in Exhibit III;

“Bell Canada OPEBs” has the meaning ascribed thereto in Exhibit III;

“Bell Canada Pension Plan” means the Bell Canada Pension Plan, Canada Revenue Agency registration number 022045;

“Bell Canada Pension Plan Liabilities Date” has the meaning ascribed thereto in Exhibit III;

“Bell Canada Pension Plan Member DC Account Balance” has the meaning ascribed thereto in Exhibit III;

“Bell Canada Pension Plan Member Liabilities” has the meaning ascribed thereto in Exhibit III;

“Bell Canada Pension Plan Total Liabilities” has the meaning ascribed thereto in Exhibit III;

“Bell Canada Regulatory Amount” has the meaning ascribed thereto in Exhibit III;

“Bell Canada Top-up Plan” has the meaning ascribed thereto in Exhibit III;

“Bell Canada Transfer Amount” has the meaning ascribed thereto in Exhibit III;

“Class A LP Units” means the limited partnership interests in Wireline LP denoted as “Class A LP Units”;

“Class B LP Units” means the limited partnership interests in Wireline LP denoted as “Class B LP Units”;

“Commercial Agreements” means the agreements listed below under the heading “Ancillary Agreements – Commercial Agreements”;

“DC Pension Plan” means the Aliant Inc. Registered Pension Plan (Defined Contribution);

“DMS Switches” the meaning ascribed thereto in Exhibit III;

“Estimated Bell Canada Net Receivable Balance” has the meaning ascribed thereto in Exhibit III;

“Estimated Wireless Net Receivable Balance” has the meaning ascribed thereto in Exhibit III;

“Excluded Network Assets” has the meaning ascribed thereto in Exhibit I;

“Excluded Other Rural Wireline Assets” has the meaning ascribed thereto in Exhibit III;

“Excluded Real Estate Assets” has the meaning ascribed thereto in Exhibit III;

“Excluded Retail Assets” means the four retail stores owned directly by Aliant and the assets owned by Aliant that are used in connection with the operation of such retail stores, but does not, for greater certainty, include any assets of Downeast Limited;

“Excluded Tangible Rural Wireline Assets” has the meaning ascribed thereto in Exhibit I;

“Excluded Wireless Liabilities” has the meaning ascribed thereto in Exhibit III;

“Excluded Wireline Liabilities” has the meaning ascribed thereto in Exhibit III;

“Joint-Use Assets” has the meaning ascribed thereto in Exhibit III;

“Joint-Use Bell Canada Assets” has the meaning ascribed thereto in Exhibit III;

“Joint-Use Rural Wireline Assets” has the meaning ascribed thereto in Exhibit III;

“Joint-Use Wireline Assets” has the meaning ascribed thereto in Exhibit III;

“New Brunswick Pension Plan” means the Aliant Pension Plan (New Brunswick);

“Newfoundland Pension Plan” means the Aliant Defined Benefit Pension Plan (Newfoundland);

“New Wireline LP Bell Pension Plan” has the meaning ascribed thereto in Exhibit III;

“New Wireline LP Group Benefit Plans” has the meaning ascribed thereto in Exhibit II;

“New Wireline LP Bell Pension Plan” has the meaning ascribed thereto in Exhibit II;

“New Wireline LP Supplemental Pension Plan” has the meaning ascribed thereto in Exhibit II;

“Nova Scotia Pension Plan” means the Aliant Pension Plan (Nova Scotia);

“Other Rural Wireline Assets” has the meaning ascribed thereto in Exhibit III;

“Other Wireless Contracts” has the meaning ascribed thereto in Exhibit III;

“Other Wireline Contracts” has the meaning ascribed thereto in Exhibit III;

“PEI Pension Plan” means the Aliant Pension Plan (Prince Edward Island);

“Principal Income Trust Related Agreements” means the agreements listed below under the heading “Ancillary Agreements – Principal Income Trust Related Agreements”;

“Purchased Retail Assets” has the meaning ascribed thereto in Exhibit III;

“Retail Assets” means the Purchased Retail Assets and the Excluded Retail Assets;

“Retail Operations” means the business carried on by Downeast Limited;

“Rural Wireline Assets” means, collectively, the Tangible Rural Wireline Assets and the Other Rural Wireline Assets;

“Rural Wireline Operations” means local and regional wireline voice and data telecommunications services provided by Bell Canada as of the date hereof in the Rural Wireline Territory;

“Tangible Rural Wireline Assets” has the meaning ascribed thereto in Exhibit I;

“Tangible Rural Wireline Asset Transfer Time” has the meaning ascribed thereto in Exhibit I;

“Transferred Bell Canada Employees” has the meaning ascribed thereto in Exhibit III;

“Transferred Wireline LP Employees” has the meaning ascribed thereto in Exhibit III;

“Wireless Accounts Receivable” has the meaning ascribed thereto in Exhibit III;

“Wireless Accounts Payable” has the meaning ascribed thereto in Exhibit III;

“Wireless Assets” has the meaning ascribed thereto in Exhibit III;

“Wireless Capital Equipment” has the meaning ascribed thereto in Exhibit III;

“Wireless Employees” means the approximately 70 to 80 non-unionized management employees of Aliant that are employed in the Wireless Operations;

“Wireless Leave Employees” has the meaning ascribed thereto in Exhibit III;

“Wireless Net Receivable Balance” has the meaning ascribed thereto in Exhibit III;

“Wireless Operations” means the operations currently operated as Aliant Mobility, including responsibility for acquiring and managing wireless customers and providing mobile wireless telecommunications services to customers in Nova Scotia, New Brunswick, Prince Edward Island and Newfoundland and Labrador;

“Wireline Asset Transfer Time” has the meaning ascribed thereto in Exhibit III;

“Wireline LP OPEBs” has the meaning ascribed thereto in Exhibit III;

“Wireline LP Pension Plan” means each registered pension plan under which a Transferred Wireline LP Employee has accrued pension benefits.

All capitalized terms used in this Schedule K (including the exhibits thereto) but not defined have the meanings ascribed thereto in the Agreement.

[REDACTED]

Exhibit I
Contribution of the Tangible Rural Wireline Assets

**Section 1. Tangible Rural Wireline Assets.

(1)	Subject to the terms and conditions of the Agreement, and subject to subsection (2) and subsection (3) below, Bell Canada will contribute to Wireline LP, on the formation of Wireline LP, which is expected to occur at 4:00 p.m. (Toronto time) on the Effective Date (the “Tangible Rural Wireline Asset Transfer Time”) the following assets of Bell Canada, to the extent, and only to the extent, that any of such assets are located in the Province of Ontario and are “tangible personal property” within the meaning of the Retail Sales Tax Act (Ontario) (such assets, the “Tangible Rural Wireline Assets”):

(a)	Network Assets. All network assets owned by Bell Canada that are located in the Rural Wireline Territory and used in the Rural Wireline Operations, including:

(i)	local transport assets;

(ii) (iii) (iv)	regional transport assets; access network assets; adjunct network assets;

(v)	voice switching assets;

(vi) (vii) (viii) (ix)	radio fixed wireless network assets; internet protocol and broadband network assets; legacy data assets; regional and local ring fibres;

(x)	voicemail assets;

(xi)	network support infrastructure; and

(xii)	related power equipment.

(b)	Equipment and Supplies. All other chattels and personal property owned by Bell Canada that are located in the Rural Wireline Territory and used in the Rural Wireline Operations, including computers, computer hardware and other computer system assets, handling equipment, machinery, trade fixtures, tools, test kits, furniture, furnishings and accessories, spare parts and supplies of all kinds including office supplies.

(2)	For greater certainty, and notwithstanding the foregoing, the Tangible Rural Wireline Assets shall not include any of the following assets (the “Excluded Tangible Rural Wireline Assets”):

(a)	Wireless Assets. Wireless spectrum in the Rural Wireline Territory owned by Bell Mobility Inc. or otherwise used in support of Bell Mobility Inc.’s services, including 800MHz and PCS (1.9GHz), microwave, paging and broadband wireless, or other network assets or equipment located in the Rural Wireline Territory and predominantly used by Bell Mobility Inc. in support of Bell Mobility Inc.’s services.

(b)	Excluded Assets. The assets, including the radio tower and radio equipment assets, identified in the Bell Canada Excluded Rural Wireline Asset List, as well as the network assets and equipment, including all related fibres, located on the fibre routes identified in the Bell Canada Excluded Rural Wireline Asset List, except for such fibres located on such fibre routes that are used solely for the purpose of providing local transport or regional transport wholly within the Rural Wireline Territory, as well as equipment located on such routes directly related to such local or regional transport fibres (collectively, “Excluded Network Assets”).

(c)	Other Assets. All assets located in the Rural Wireline Territory and acquired by Bell Canada pursuant to a share purchase agreement dated November 19, 2004 by and between Bell Canada and, inter alia, 360Networks Corporation and 360Networks Canada Holdings Ltd. (the “360/GT Entities”), and thereafter directly owned by Bell Canada as result of the amalgamation or wind up of the 360/GT Entities into Bell Canada.

(d)	Vehicles. Any trucks, cars or other vehicles.

(e)	Retail Stores. Any retail stores, and all assets used in connection with the operation of such retail stores.

(f)	Bell Mobility. Any assets owned by Bell Mobility Inc.

(g)	Other Excluded Assets. Any assets that are not located in the Rural Wireline Territory.

(3)	For greater certainty, the parties agree that with respect to any contribution of local transport assets or regional transport assets by Bell Canada to Wireline LP pursuant to subsection (1) above which are located both in and outside of the Rural Wireline Territory, only those portions of such assets located in the Rural Wireline Territory shall, as applicable, constitute Tangible Rural Wireline Assets, and the remaining portions of such assets shall constitute Excluded Tangible Rural Wireline Assets.

Section 2. Consideration.

(1)	Bell Canada and Wireline LP agree that they will execute and file all tax returns and prepare all financial statements, returns and other instruments in conformity with an allocation of the value of the Tangible Rural Wireline Assets that is to be made by Wireline LP and Bell Canada, each acting reasonably.

(2)	At the Tangible Rural Wireline Asset Transfer Time, Wireline LP will issue to Bell Canada an aggregate of [REDACTED] Class B LP Units.

Section 3. Tax Election.

(1)	For greater certainty, Bell Canada and Wireline LP agree that they will, in respect of the contribution of the Tangible Rural Wireline Assets, make the elections and take the actions and steps contemplated by the Agreement, including without limitation, where applicable, the elections provided in Section 4.7 of the Agreement and the actions, including the execution and delivery of such customary certificates, certified resolutions, conveyance documents, transfer documents, assumption and assignment agreements and other closing documents as are necessary or typical, in the reasonable estimation of Bell Canada or Wireline LP, as provided in Section 4.8 of the Agreement.

Exhibit II
Contribution of the Aliant Assets

Section 1. Aliant Assets.

(1)	Subject to the terms and conditions of the Agreement, and subject to subsection (2) below, Aliant will, after completing the Aliant Reorganization, contribute to Wireline LP, at 4:00 p.m. (Toronto time) on the Business Day following the Effective Date (the “Aliant Asset Transfer Time”), the Aliant Assets, including:

(a)	Machinery, Equipment and Supplies. All machinery, equipment, telecommunications and wireline network assets, wireless network equipment, transport assets, cellular switching equipment, handling equipment, tools, test kits, buildings, towers and related machinery and equipment, switching and transport equipment, stations and outside plant equipment, regional and local ring fibres, radio network, furniture, furnishings and accessories, spare parts and supplies of all kinds including office supplies, owned by Aliant.

(b)	Radio Equipment. All radio equipment and all related machinery and equipment, including analog/TDMA AMPS equipment, CDPD equipment, paging assets (including cellular paging, network pagers and network paging radio), CDMA equipment, microwave radio equipment and related testing, maintenance and engineering equipment owned by Aliant.

(c)	Network Assets. All network assets, switching equipment, data routers, aggregators, SS7 network elements, network installation and testing tools, workstations, NOCC, network monitoring equipment and all related network assets, machinery and equipment owned by Aliant.

(d)	IS/IT Assets. Billing and customer care information infrastructure and customer service systems, and all related assets and equipment.

(e)	Vehicles. All trucks, cars and other vehicles owned by Aliant.

(f)	Inventories. All inventories of Aliant.

(g)	Cash. All cash and cash equivalents held by Aliant.

(h)	Accounts Receivables. All accounts receivable, notes receivable and other debts due or accruing due to Aliant.

(i)	Prepaid Expenses. All prepaid expenses of Aliant.

(j)	Contracts. The full benefit of all Contracts of Aliant, including all customer Contracts, but excluding the Agreement and any Ancillary Agreements.

(k)	Real Property. All Real Property of Aliant.

(l)	Spectrum. All spectrum and spectrum licenses of Aliant, including without limitation:

(i)	25 MHz of spectrum in the 800 MHz cellular band;

(ii)	10 MHz of spectrum in the 1900 MHz PCS band (Nova Scotia and Prince Edward Island);

(iii)	10-year spectrum licenses of 20 MHz in the 1900 MHz band (New Brunswick, Newfoundland and Labrador);

(iv)	10-year spectrum licenses of 10 MHz in the 1900 MHz band (Nova Scotia, Prince Edward Island);

(v)	all paging licenses;

(vi)	all microwave licenses;

(vii)	all broadband wireless licenses; and

(viii)	all trunk mobile radio licenses and all specialized mobile radio licenses.

(m)	Authorizations. All Authorizations, owned, held or used by Aliant to the extent that they are transferable.

(n)	Intellectual Property. All right, title and interest of Aliant in and to the Intellectual Property owned by, licensed to or used by Aliant.

(o)	Books and Records. The Books and Records of the Aliant Business.

(p)	Claims. All claims of Aliant relating to the Aliant Business or the Aliant Assets, whether choate or inchoate, known or unknown, contingent or otherwise.

(q)	Goodwill. All goodwill of Aliant and the Aliant Business, including the rights, if any, to telephone and facsimile numbers and internet domain names used by Aliant and telephone or cellular telephone numbers used by Aliant customers.

(r)	[REDACTED]

(s)	[REDACTED]

(t)	[REDACTED]

(u)	[REDACTED]

(v)	Downeast. The shares in the capital of Downeast Limited that are beneficially owned by Aliant.

(w)	Innovatia. The shares in the capital of Innovatia Inc. that are beneficially owned by Aliant.

(x)	[REDACTED]

(y)	Other Assets. All of Aliant’s right, title and interest in and to the balance of its undertaking and all of its other property and assets of every kind and description and wheresoever situate (other than, for greater certainty, Aliant’s interest in Wireline LP and the benefit of the Agreement and any Ancillary Agreements).

(2)	For greater certainty, and notwithstanding the foregoing, the following Aliant Assets shall not be contributed to Wireline LP:

(a)	cash in an amount reasonably expected to be necessary to pay any obligations of Aliant to Aliant Shareholders, if any, who have exercised Dissent Rights;

(b)	the assets of the Aliant Pension Plan except those contributed to the New Wireline LP Pension Plan as contemplated in Section 5 of this Exhibit II;

(c)	if the Aliant Transfer Time occurs on a date that is prior to June 30, 2006, cash in an amount reasonably necessary to redeem the Aliant Preference Shares; and

(d)	cash in an amount reasonably expected to be necessary to pay out any fractional Aliant Common Shares arising in connection with the Arrangement.

Section 2. Consideration.

(1)	Aliant and Wireline LP agree that they will execute and file all tax returns and prepare all financial statements, returns and other instruments in conformity with an allocation of the value of the Aliant Assets that is to be made by Aliant, Wireline LP and Bell Canada, each acting reasonably.

(2)	At the Aliant Asset Transfer Time:

(a)	Wireline LP will issue to Aliant an aggregate of [REDACTED] Class A LP Units; and

(b)	Wireline LP will assume the Aliant Liabilities (excluding, for greater certainty, the Aliant Excluded Liabilities).

Section 3. Assumed Liabilities.

(1)	Subject to the completion of the transfer set out in Section 1 hereof, and subject to subsection (2) below, Wireline LP agrees to discharge, perform and fulfil, and to indemnify and hold harmless Aliant from and against, the following obligations and liabilities of Aliant with respect to the Aliant Assets and the Aliant Business as and from the Aliant Asset Transfer Time (collectively, the “Aliant Liabilities”):

(a)	all accounts payable relating to the Aliant Assets or the Aliant Business due on or accruing due after the Aliant Asset Transfer Time;

(b)	all other obligations and liabilities expressly assumed hereunder; and

(c)	all other obligations and liabilities of Aliant existing on or arising after the Aliant Asset Transfer Time, including liabilities or obligations relating to any litigation in connection with the Aliant Assets or relating to the Aliant Business arising after the Aliant Asset Transfer Time.

(2)	Wireline LP shall not assume and shall have no obligation to discharge, perform or fulfil, and Aliant will indemnify Wireline LP from and against, any and all Aliant Excluded Liabilities. “Aliant Excluded Liabilities” means any liabilities and obligations, contingent or otherwise, of Aliant for:

(a)	any assessment or reassessment for income, corporate, capital, sales, excise or other taxes, duties or imposts of any kind whatsoever of Aliant or, if incurred or accruing due prior to the Aliant Asset Transfer Time, relating to the Aliant Business or Aliant Assets;

(b)	liabilities or obligations relating to any litigation in connection with the Aliant Assets or relating to the Aliant Business existing at the Aliant Asset Transfer Time;

(c)	any tax liabilities, including any net sales tax liabilities of Aliant with respect to the Aliant Business as at the Aliant Asset Transfer Time;

(d)	pension obligations, non-pension post-employment benefits or supplementary retirement benefits owing or accrued due to former Aliant Employees as of the Aliant Asset Transfer Time under the Aliant Pension/Benefit Plans;

(e)	all other obligations owing to former employees of Aliant and any obligations referred to in Section 4(3) hereof;

(f)	deferral account obligations, except as may be specifically agreed to by Wireline LP;

(g)	obligations of Aliant under the Agreement and any Ancillary Agreement; and

(h)	obligations to Aliant Shareholders who exercise Dissent Rights.

Section 4. Employees.

(1)	Subject to the completion of the transfer set out in Section 1 hereof, Wireline LP will employ the Aliant Employees (other than Aliant Subsidiary Employees) effective as of the Aliant Asset Transfer Time on terms substantially similar in the aggregate to those existing as of the Aliant Asset Transfer Time, including, as applicable in accordance with and in recognition of the Aliant Collective Agreement identified on the Aliant Disclosure Letter and all certifications related thereto.

(2)	Wireline LP will recognize, to the extent previously recognized by Aliant, the service of Aliant Employees for all purposes.

(3)	Wireline LP will have no liability or obligation in respect of, and Aliant will indemnify Wireline LP from and against any liability relating to, any Aliant Employees who do not continue employment with Wireline LP.

Section 5. Pension and Employee Benefits.

(1)	Aliant Employee Pension Plans.

(a)	Effective as of the end of the day immediately prior to the Aliant Asset Transfer Time, each Aliant Employee who participates in an Aliant Pension Plan shall cease to participate in and accrue benefits under such Aliant Pension Plan.

(b)	Within ninety (90) days after the Aliant Asset Transfer Time and effective as of the Aliant Asset Transfer Time, Wireline LP shall establish a registered pension plan (the “New Wireline LP Pension Plan”) and an associated funding vehicle to provide pension benefits to Aliant Employees and shall register such plan and funding vehicle with each appropriate Governmental Entity. In the event that a Governmental Authority refuses to permit the transfer of assets from the funding medium of each Aliant Pension Plan to the funding medium of the New Wireline LP Pension Plan, Wireline LP shall establish three (3) additional registered pension plans effective as of the Aliant Asset Transfer Time (hereinafter also referred to as a “New Wireline LP Pension Plan” and together with the other New Wireline LP Pension Plan, the “New Wireline LP Pension Plans”).

(c)	Effective as of the Aliant Asset Transfer Time, each Aliant Employee shall commence to participate in and accrue benefits under a New Wireline LP Pension Plan in accordance with this Section 5(1). If the registration of only one New Wireline LP Pension Plan is required by the Governmental Entity, all Aliant Employees shall commence to participate in accrue benefits under such New Wireline LP Pension Plan. If as contemplated in Section 5(1)(b), the registration of four (4) New Wireline LP Pension Plans is required, each Aliant Employee who participated under the Newfoundland Pension Plan immediately prior to the Aliant Asset Transfer Time shall commence to participate in and accrued benefits under the first New Wireline LP Pension Plan, each Aliant Employee who participated under the New Brunswick Pension Plan immediately prior to the Aliant Asset Transfer Time shall commence to participate in and accrued benefits under the second New Wireline LP Pension Plan, each Aliant Employee who participated under the Nova Scotia Pension Plan immediately prior to the Aliant Asset Transfer Time shall commence to participate in and accrued benefits under the third New Wireline LP Pension Plan and each Aliant Employee who participated under the PEI Pension Plan immediately prior to the Aliant Asset Transfer Time shall commence to participate in and accrued benefits under the fourth New Wireline LP Pension Plan. Aliant Employees who participated in the DC Pension Plan immediately prior to the Aliant Asset Transfer Time shall commence to participate in and accrue benefits under one of the New Wireline LP Pension Plans, as determined by Wireline LP. The New Wireline LP Pension Plan in which the Aliant Employee commences participation under Section 5(1)(c) shall recognize such Aliant Employee’s period of service with Aliant prior to the Aliant Asset Transfer Time for purposes of vesting of and eligibility for benefits under the New Wireline LP Pension Plan. All benefits accrued by a Aliant Employee under a defined benefit provision or under a defined contribution provision of the applicable Aliant Pension Plan prior to the Aliant Asset Transfer Time shall be transferred from the Aliant Pension Plan to the New Wireline LP Pension Plan in which the Aliant Employee commences participation in accordance with this Section 5(1)(c), subject to and upon the completion of the transfer of assets from the applicable funding medium of the applicable Aliant Pension Plan to the applicable funding medium of the New Wireline LP Pension Plan in which the Aliant Employee commences participation under this Section 5(1)(c), as contemplated by Section 5(1)(h) and Section 5(1)(k). Upon the completion of the transfer of assets contemplated by Section 5(1)(h) and Section 5(1)(k): (i) the New Wireline LP Pension Plan shall recognize, for each Aliant Employee who participated in an Aliant Pension Plan and in respect of whom accrued benefits were transferred pursuant to this Section 5(1)(c) to such New Wireline LP Pension Plan, such Aliant Employee’s period of service as recognized under the applicable Aliant Pension Plan for all purposes relating to the determination of benefits under the New Wireline LP Pension Plan; and (ii) in respect of benefits accrued under the applicable Aliant Pension Plan by such Aliant Employee, the New Wireline LP Pension Plan shall provide benefits that are the same as those provided by the Aliant Pension Plan in respect of such service under the Aliant Pension Plan in which the Aliant Employee participated in prior to the Aliant Asset Transfer Time. Each New Wireline LP Pension Plan shall provide pension benefits to Aliant Employees in respect of service on and after the Aliant Asset Transfer Time with Wireline LP which are similar as those provided to Aliant Employees under the applicable Aliant Pension Plan in which the Aliant Employee participated in immediately prior to the Aliant Asset Transfer Time.

(d)	As soon as practicable after the Aliant Asset Transfer Time but no later than ninety (90) days after the Aliant Asset Transfer Time, Aliant shall cause its actuary to determine for each Aliant Pension Plan (other than the DC Pension Plan) (i) the liabilities in respect of the benefits of all members and former members under the Aliant Pension Plan (including retirees, deferred vested members and any other persons entitled to a benefit from the Aliant Pension Plan) calculated as of the end of the day immediately prior to the Aliant Asset Transfer Time using the solvency assumptions for the applicable Aliant Pension Plan that will be filed with the Office of the Superintendent of Financial Institutions for 2005 (for each Aliant Pension Plan, the “Aliant Pension Plan Total Liabilities”); and (ii) the liabilities in respect of the benefits of the Aliant Employees under the Aliant Pension Plan calculated as of the end of the day immediately prior to the Aliant Asset Transfer Time using the solvency assumptions for the applicable Aliant Pension Plan that will be filed with the Office of the Superintendent of Financial Institutions for 2005 (for each Aliant Pension Plan, the “Aliant Pension Plan Member Liabilities”).

(e)	Aliant shall make the details of these calculations and their results available to Wireline LP and Bell Canada and their respective actuaries for their review and confirmation, and shall furnish to them such data and other information as may be reasonably required to permit a review, recalculation and confirmation of the Aliant Pension Plan Total Liabilities and the Aliant Pension Plan Member Liabilities for each Aliant Pension Plan by Wireline LP and Bell Canada and their respective actuaries. Wireline LP and Bell Canada shall within thirty (30) days of receiving such calculations, information and data from Aliant, notify Aliant of all additional information or data reasonably required to review, recalculate and confirm such calculations and Aliant shall provide all such information and data reasonably required and requested. Wireline LP and Bell Canada shall, within ninety (90) days of receiving all information reasonably required and requested, notify Aliant as to their respective agreement or disagreement with Aliant’s calculation of the Aliant Pension Plan Total Liabilities and the Aliant Pension Plan Member Liabilities for each Aliant Pension Plan. If Wireline LP and Bell Canada do not notify Aliant of their respective agreement or disagreement with Aliant’s calculation of the Aliant Pension Plan Total Liabilities and the Aliant Pension Plan Member Liabilities for each Aliant Pension Plan within ninety (90) days of receiving all information and data reasonably required and requested from Aliant, Wireline LP and Bell Canada, respectively, shall be deemed to have accepted Aliant’s calculation of the Aliant Pension Plan Total Liabilities and the Aliant Pension Plan Member Liabilities for each Aliant Pension Plan. If Aliant, Wireline LP and Bell Canada cannot agree on the determination of the Aliant Pension Plan Total Liabilities and the Aliant Pension Plan Member Liabilities for any Aliant Pension Plan, such determination shall be referred to and settled by such other independent actuary as Aliant, Wireline LP and Bell Canada may agree and the costs and expenses of such independent actuary shall be borne equally by Aliant and Wireline LP. In the event that Aliant, Wireline LP and Bell Canada are unable to agree upon the independent actuary to be retained to make such final and binding determination within 60 days of the dispute arising, the independent actuary who shall make such determination shall be appointed by the President of the Canadian Institute of Actuaries on application by either Aliant, Wireline LP or Bell Canada.

(f)	As soon as practicable, but in any event no later than ten (10) days after the earlier of: (i) the date on which final agreement is reached between Aliant, Wireline LP and Bell Canada with respect to the Aliant Pension Plan Total Liabilities and the Aliant Pension Plan Member Liabilities for each Aliant Pension Plan, and (ii) the date on which the Aliant Pension Plan Total Liabilities and the Aliant Pension Plan Member Liabilities for each Aliant Pension Plan are determined by an independent actuary pursuant to Section 5(1)(e) (the “Aliant Pension Plan Liabilities Date”), Aliant shall instruct its actuary to calculate the amount of assets from each Aliant Pension Plan to be transferred to the applicable funding medium of the New Wireline LP Pension Plan, determined as at the end of the day immediately prior to the Aliant Asset Transfer Time and calculated for each Aliant Pension Plan as the product of the Aliant Pension Plan Member Liabilities for such Aliant Pension Plan divided by the Aliant Pension Plan Total Liabilities for such Aliant Pension Plan multiplied by the market value of the assets held under such Aliant Pension Plan (for each Aliant Pension Plan, an “Aliant Transfer Amount”) and report the Aliant Transfer amount for each Aliant Pension Plan to Aliant, Wireline LP and Bell Canada no later than thirty (30) days after the Aliant Pension Plan Liabilities Date. Within ten (10) days from the determination of the Aliant Transfer Amount for each Aliant Pension Plan, Aliant shall make an application or applications, as required, to the applicable Governmental Entity for approval of the transfer of assets equal to the Aliant Transfer Amount for each Aliant Pension Plan from the applicable funding medium of the applicable Aliant Pension Plan to the applicable funding medium of the New Wireline LP Pension Plan. In the event that a Governmental Entity refuses to approve an application for the transfer of assets made in accordance with Section 5(1)(f) on the basis that assets from the four (4) Aliant Pension Plans may not be merged and transferred to a single New Wireline LP Pension Plan, Aliant shall make all necessary applications to the Governmental Authority necessary to transfer assets from the funding medium of each Aliant Pension Plan in an amount equal to the Aliant Transfer amount for the applicable Aliant Pension Plan to the funding medium of the New Wireline LP Pension Plan in which Aliant Employees who participated under the applicable Aliant Pension Plan commenced participation in accordance with Subsection 5(1)(c).

(g)	If the Governmental Entity refuses to permit a transfer of assets from the funding medium of an Aliant Pension Plan to the funding medium of a New Wireline LP Pension Plan in an amount equal to the Aliant Transfer Amount for such Aliant Pension Plan, Aliant and Wireline LP shall use their Best Efforts for a period of up to sixty (60) days to obtain the consent of the Governmental Entity to accept a transfer of assets equal to such Aliant Transfer Amount, failing which the transfer shall be made from the applicable funding medium of such Aliant Pension Plan in the amount closest to the Aliant Transfer Amount for such Aliant Pension Plan that the Governmental Entity advises would be acceptable to it or, if no such amount is specifically identified, Aliant and its actuary shall determine the asset transfer amount using a basis and/or methodology and/or actuarial assumptions that the Governmental Entity has indicated it will accept. The transfer amount approved by the Governmental Entity, pursuant to an asset transfer application made in accordance with Section 5(1)(f), determined as of the end of day immediately prior to the Aliant Asset Transfer Time, whether equal to the Aliant Transfer Amount for the Aliant Pension Plan or some other amount, shall be referred to as the “Aliant Regulatory Amount”.

(h)	As soon as practicable following the receipt of all required approvals from the appropriate Governmental Entity, Aliant shall cause the funding agent for each Aliant Pension Plan to transfer assets equal in value to the Aliant Regulatory Amount for the applicable Aliant Pension Plan to the funding medium of the applicable New Wireline LP Pension Plan, adjusted as follows: (i) credited with interest from the Aliant Asset Transfer Time to the Aliant DB Pension Transfer Date for such Aliant Regulatory Amount based on the fund rate of return for the trust fund in which assets of such Aliant Pension Plan are invested; and (ii) reduced by (A) the amount of benefits paid from such Aliant Pension Plan from the Aliant Asset Transfer Time to the Aliant DB Pension Transfer Date for such Aliant Regulatory Amount in respect of Aliant Employees who have accrued defined benefits under such Aliant Pension Plan; (B) pro rata (based on the number of employees for purposes of determining pension benefit administration expenses and based on pension liabilities for purposes of determining all other charges, expenses and costs) charges, expenses and other costs attributable to the administration of such Aliant Pension Plan and its funding medium from the Aliant Asset Transfer Time to the Aliant DB Pension Transfer Date for such Aliant Regulatory Amount, provided all such charges, expenses and other costs are in accordance with the terms of such Aliant Pension Plan and the applicable funding agreement and in accordance with all applicable Laws.

(i)	As soon as practicable after the Aliant Asset Transfer Time and no later than ninety (90) days after the Aliant Asset Transfer Time, Aliant shall calculate or shall cause the funding agent for each Aliant Pension Plan to calculate the money purchase assets in respect of each Aliant Employee under each Aliant Pension Plan as of end of the day immediately prior to the Aliant Asset Transfer Time (each such account balance to be referred to as a “Aliant Pension Plan Member DC Account Balance” and the aggregate of such account balances for each Aliant Pension Plan to be referred to as the “Aggregate Aliant Pension Plan Member DC Account Balances”) and shall provide their results to Wireline LP and Bell Canada and their respective actuaries for their review and confirmation, and shall furnish to them such data and other information as may be reasonably required to permit a review, recalculation and confirmation of each Aliant Pension Plan Member DC Account Balance and the Aggregate Aliant Pension Plan Member DC Account Balances for each Aliant Pension Plan by Wireline LP and Bell Canada and their respective actuaries. Wireline LP and Bell Canada shall within thirty (30) days of receiving such calculations, information and data from Aliant, notify Aliant of all additional information or data reasonably required to review, recalculate and confirm such calculations and Aliant shall provide all such information and data reasonably required and requested. Wireline LP and Bell Canada shall, within ninety (90) days of receiving all information reasonably required and requested, notify Aliant as to their respective agreement or disagreement with Aliant’s calculation of each Aliant Pension Plan Member DC Account Balance and the Aggregate Aliant Pension Plan Member DC Account Balances for each Aliant Pension Plan. If Wireline LP and Bell Canada do not notify Aliant of their respective agreement or disagreement with Aliant’s calculation of each Aliant Pension Plan Member DC Account Balance and the Aggregate Aliant Pension Plan Member DC Account Balances for each Aliant Pension Plan within ninety (90) days of receiving all information and data reasonably required and requested from Aliant, Wireline LP and Bell Canada, respectively, shall be deemed to have accepted Aliant’s calculation of each Aliant Pension Plan Member DC Account Balance and the Aggregate Aliant Pension Plan Member DC Account Balances for each Aliant Pension Plan. If Aliant, Wireline LP and Bell Canada cannot agree on the determination of each Aliant Pension Plan Member DC Account Balance and the Aggregate Aliant Pension Plan Member DC Account Balances for each Aliant Pension Plan, such determination shall be referred to and settled by such other independent actuary as Aliant, Wireline LP and Bell Canada may agree and the costs and expenses of such independent actuary shall be borne equally by Aliant and Wireline LP. In the event that Aliant, Wireline LP and Bell Canada are unable to agree upon the independent actuary to be retained to make such final and binding determination within 60 days of the dispute arising, the independent actuary who shall make such determination shall be appointed by the President of the Canadian Institute of Actuaries on application by either Aliant, Bell Canada or Wireline LP.

(j)	As soon as practicable, but in any event no later than ten (10) days after the earlier of: (i) the date on which final agreement is reached between Aliant, Bell Canada and Wireline LP with respect to the Aggregate Aliant Pension Plan Member DC Account Balances for each Aliant Pension Plan and (ii) the date on which the Aggregate Aliant Pension Plan Member DC Account Balances for each Aliant Pension Plan is determined by an independent actuary pursuant to Section 5(1)(i), Aliant shall seek any required approvals from the applicable Governmental Entity to a transfer of assets from the applicable funding medium of each Aliant Pension Plan to the applicable funding medium of the applicable New Wireline LP Pension Plan, in accordance with Section 5(1)(k), in an amount equal to the Aggregate Aliant Pension Plan Member DC Account Balances, to be adjusted to the applicable Aliant DC Pension Transfer Date in accordance with this Section 5(1)(j). From the Aliant Asset Transfer Time to the applicable Aliant DC Pension Transfer Date, Aliant Employees with a Aliant Pension Plan Member DC Account Balance shall have the same rights as active members under the Aliant Pension Plan in which they participated in relation to the investment of their Aliant Pension Plan Member DC Account Balances. From the Aliant Asset Transfer Time to the applicable Aliant DC Pension Transfer Date, Aliant shall cause the funding agent or record keeper for the applicable Aliant Pension Plan to accept and record as required, all investment earnings and losses allocated to the Aliant Pension Plan Member DC Account Balances, all benefit payments made Aliant Employees due to death, retirement or termination of employment between the Aliant Asset Transfer Time and the applicable Aliant DC Pension Transfer Date, and all pro rata administrative, trustee, funding agent or recordkeeper expenses provided such expenses are in accordance with the terms of the applicable Aliant Pension Plan and the applicable funding agreement and in accordance with all applicable Laws. Such amounts shall be added or deducted from the Aliant Pension Plan Member DC Account Balances, as applicable. For greater certainty, if a Aliant Employee ceases to accrue benefits under the defined contribution provision of the New Wireline LP Pension Plan in which he or she commenced participation, in accordance with Section 1(1)(c), during the period between the Aliant Asset Transfer Time and the applicable Aliant DC Pension Transfer Date, such Aliant Employee’s Aliant Pension Plan Member DC Account Balance shall not form part of the Aggregate Aliant Pension Plan Member DC Account Balances and shall be payable to such Aliant Employee or his or her beneficiary, as applicable, in accordance with the terms of the applicable Aliant Pension Plan.

(k)	As soon as practicable following receipt of the required approval from the Governmental Entity, Aliant shall cause the applicable funding agent of each Aliant Pension Plan to transfer to the applicable funding agent for the New Wireline LP Pension Plan an amount of assets equal to the Aggregate Aliant Pension Plan Member DC Account Balances for the applicable Aliant Pension Plan as of the Aliant DC Pension Transfer Date. For greater certainty, the New Wireline LP Pension Plan to which the Aggregate Aliant Pension Plan Member DC Account Balances shall be transferred shall be the New Wireline LP Pension Plan in which Aliant Employees commenced participation, in accordance with Section 5(1)(c), to whom the Aggregate Aliant Pension Plan Member DC Account Balances relates.

(2) Aliant Supplemental Pension Plans.

Effective as at the end of the day immediately prior the Aliant Asset Transfer Time, each Aliant Employee who is accruing supplemental pension benefits in accordance with the Aliant supplemental pension benefit plan (the “Aliant Supplemental Pension Plan”) shall cease to accrue benefits under the Aliant Supplemental Pension Plan. Effective as of the Aliant Asset Transfer Time, Wireline LP shall establish a supplemental pension plan to provide supplemental pension benefits to Aliant Employees on similar terms and conditions to the Aliant Supplemental Pension Plan (the “New Wireline LP Supplemental Pension Plan”). Wireline LP and the New Wireline LP Supplemental Pension Plan shall assume and be responsible for satisfying all liabilities relating to supplemental pension benefits accrued by Aliant Employees up to the Aliant Asset Transfer Time.

(3)	Aliant Non-Pension Employee Plans.

(a)	Effective as at the end of the day immediately prior to the Aliant Asset Transfer Time, Aliant Employees and their eligible dependants shall cease to participate under the FlexConnect group employee benefit plan sponsored and maintained by Aliant (the “Aliant Group Benefit Plans”). On and after the Aliant Asset Transfer Time, Aliant Employees and their eligible dependants shall continue to participate under the FlexConnect group employee benefit plan, to be sponsored and maintained on and after the Aliant Asset Transfer Time by Wireline LP for its employees (the “New Wireline LP Group Benefit Plans”). Aliant shall be responsible under the Aliant Group Benefit Plans, subject to and in accordance with their terms, in respect of the Aliant Employees and their eligible beneficiaries for and shall pay or cause to be paid all claims incurred by the Aliant Employees and their eligible beneficiaries up to the Aliant Asset Transfer Time. Wireline LP shall be responsible under the New Wireline LP Group Benefit Plans, subject to and in accordance with their terms, in respect of the Aliant Employees and their eligible beneficiaries for and shall pay or cause to be paid all claims incurred by the Transferred Wireline LP Employees and their eligible beneficiaries on and after the Aliant Asset Transfer Time.

(b)	For purposes of Section 5(3)(a), the date on which a claim is incurred shall be: (i) in the case of a death claim, the date of death; (ii) in the case of a short-term disability or a long-term disability claim, the date of the occurrence of the injury or other event that renders the employee eligible for short-term or long-term disability benefits; (iii) in the case of extended health care benefits, including dental and medical purchases, supplies or treatments, the date of purchase, supply or treatment; (iv) in the case of a claim for drug benefits, the date the prescription is filled; and (vi) in any other case, the date of occurrence of the applicable event giving rise to such claim or series of claims.

(4)	Aliant OPEBs.

(a)	Effective as at the end of the day immediately prior to the Aliant Asset Transfer Time, each Aliant Employee shall cease to be eligible for non-pension post-retirement benefits under Aliant’s non-pension post-retirement benefit plans. Effective as of the Aliant Asset Transfer Time, each Aliant Employee shall be eligible for non-pension post-retirement benefits under Wireline LP’s non-pension post-retirement benefit plans in accordance with the terms of such plans.

Section 6. Ongoing Expenses.

Subject to the completion of the transfer set out in Section 1 hereof and subject to Section 3(2) hereof, Wireline LP agrees to discharge, perform and fulfill or otherwise satisfy, and to indemnify and hold harmless Aliant from and against, the following expenses as and when such expenses become due in the course of, and as an incident to, the carrying on by Wireline LP of the Aliant Business:

(a)	all obligations and liabilities existing on or arising after the Aliant Asset Transfer Time under all Contracts of Aliant, other than the Agreement and any Ancillary Agreements.

Section 7. Tax Election.

(1)	For greater certainty, Aliant and Wireline LP agree that they will, in respect of the contribution of the Aliant Assets, make the elections and take the actions and steps contemplated by the Agreement, including without limitation, where applicable, the elections provided in Section 4.7 of the Agreement and the actions, including the execution and delivery of such customary certificates, certified resolutions, conveyance documents, transfer documents, assumption and assignment agreements and other closing documents as are necessary or typical, in the reasonable estimation of Aliant, Bell Canada or Wireline LP, as provided in Section 4.8 of the Agreement.

(2)	Notwithstanding Section 6.3 of the Agreement, the parties agree that the elected amount under Section 97(2) of the ITA in respect of the Aliant Assets, or any of them, can be an amount greater than the cost amount of such assets.

Section 8. Accounts Receivable.

Aliant and Wireline LP agree that if any accounts receivable transferred by Aliant to Wireline LP in accordance with Section 1 above (other than accounts receivable that are subsequently transferred by Wireline LP to Bell Canada pursuant to Exhibit III of this Agreement) remain uncollected after commercially reasonable collection efforts (it being agreed that collection proceedings shall not be required to be taken), then Aliant shall repurchase such uncollected receivables from Wireline LP for an amount equal to their face value.

Exhibit III
Exchange of the Other Rural Wireline Assets for the Wireless Assets, the Purchased Retail Assets
and other consideration

Section 1. Exchange of Assets.

(1)	Subject to the terms and conditions of the Agreement, and subject to subsections (3) and (4) below, Bell Canada will, at 4:00 p.m. (Toronto time) on the date that is two Business Days following the Effective Date, or such earlier or later date as BCE and Aliant may, having regard to tax matters, agree, each acting reasonably (the “Wireline Asset Transfer Time”), exchange with Wireline LP the Other Rural Wireline Assets in return for the Wireless Assets, the Purchased Retail Assets and the other consideration identified in Section 2 of this Exhibit III.

(2)	The “Other Rural Wireline Assets” are the following assets:

(a)	All network assets owned by Bell Canada that are located in the Rural Wireline Territory and used in the Rural Wireline Operations, including:

(i)	local transport assets;

(ii) (iii) (iv)	regional transport assets; access network assets; adjunct network assets;

(v)	voice switching assets;

(vi) (vii) (viii) (ix)	radio fixed wireless network assets; internet protocol and broadband network assets; legacy data assets; regional and local ring fibres;

(x)	voicemail assets;

(xi)	network support infrastructure; and

(xii)	related power equipment.

(b)	Machinery, Equipment and Supplies. To the extent not provided for in paragraph (a) above, all other chattels and personal property owned by Bell Canada that are located in the Rural Wireline Territory and used in the Rural Wireline Operations, including all machinery, equipment, computers, computer hardware and other computer system assets, handling equipment, trade fixtures, tools, test kits, furniture, furnishings and accessories, spare parts and supplies of all kinds including office supplies.

(c)	Inventories. All inventories of Bell Canada maintained in connection with the Rural Wireline Operations.

(d)	Customer Contracts. The Contracts for wireline services provided to Transferred Customers in the Rural Wireline Territory.

(e)	Prepaid Expenses. All prepaid expenses of Bell Canada at the Wireline Asset Transfer Time relating solely to the Rural Wireline Operations.

(f)	Contracts. The full benefit of all Contracts of Bell Canada, in addition to those referred to in paragraph (d) above, relating solely and exclusively to the Rural Wireline Operations, the Tangible Rural Wireline Assets or the Other Rural Wireline Assets.

(g)	Authorizations. All Authorizations of Bell Canada relating solely to the Rural Wireline Operations, to the extent that they are transferable.

(h)	Claims. All claims relating solely to the Rural Wireline Operations or the Tangible Rural Wireline Assets or Other Rural Wireline Assets, whether choate or inchoate, known or unknown, contingent or otherwise.

(i)	Real Property. The Real Property identified in the Bell Canada Rural Wireline Asset List.

(j)	Telephone Numbers. Rights, if any, to telephone and facsimile numbers used by Bell Canada and the Transferred Customers in the Rural Wireline Operations.

(3)	For greater certainty, and notwithstanding the foregoing, the Other Rural Wireline Assets shall not include any of the following assets (the “Excluded Other Rural Wireline Assets”):

(a)	Excluded Assets. The Excluded Network Assets or the benefit of the lease of Bell Canada in respect of the DMS Switches.

(b)	Wireless Assets. Wireless spectrum in the Rural Wireline Territory owned by Bell Mobility Inc. or otherwise used in support of Bell Mobility Inc.’s services, including 800MHz and PCS (1.9GHz), microwave, paging and broadband wireless, or other network assets or equipment located in the Rural Wireline Territory and predominantly used by Bell Mobility Inc. in support of Bell Mobility Inc.’s services.

(c)	Other Assets. All assets located in the Rural Wireline Territory and acquired by Bell Canada pursuant to a share purchase agreement dated November 19, 2004 by and between Bell Canada and, inter alia, the 360/GT Entities, and thereafter directly owned by Bell Canada as the result of the amalgamation or wind up of the 360/GT Entities into Bell Canada.

(d)	Vehicles. Any trucks, cars or other vehicles, or the benefit of any lease of any trucks, cars or other vehicles.

(e)	Cash and Accounts Receivable. All cash and cash equivalents of Bell Canada or any accounts receivable, notes receivable or other debts due or accruing due to Bell Canada.

(f)	Retail Stores. Any retail stores, and all assets used in connection with the operation of such retail stores.

(g)	Bell Mobility. Any assets of Bell Mobility Inc.

(h)	IP Addresses. Rights to Internet Protocol addresses, including all Internet Protocol addresses assigned to any Tangible Rural Wireline Assets and Other Rural Wireline Assets.

(i)	Other Excluded Assets. Any assets that are not located in the Rural Wireline Territory.

(j)	Real Property. The Real Property identified in the Bell Canada Excluded Rural Wireline Asset List (the “Excluded Real Estate Assets”).

(4)	For greater certainty, the parties agree that with respect to any transfer of local transport assets or regional transport assets by Bell Canada to Wireline LP pursuant to subsection (1) above which are located both in and outside of the Rural Wireline Territory, only those portions of such assets located in the Rural Wireline Territory shall, as applicable, constitute Other Rural Wireline Assets, and the remaining portions of such assets shall constitute Excluded Other Rural Wireline Assets.

(5)	Bell Canada agrees that it shall use its commercially reasonable efforts to transfer or assign to Wireline LP at the Wireline Asset Transfer Time, through novation or some other reasonable arrangement such as sub-lease or sub-contract, the applicable portion of the benefit of any Contracts that relate to the Rural Wireline Operations but that do not relate solely and exclusively to the Rural Wireline Operations (collectively, the “Other Wireline Contracts”). Wireline LP agrees that it shall co-operate reasonably with respect to the foregoing and that it shall, at the Wireline Asset Transfer Time, assume all obligations under and liabilities relating to all Other Wireline Contracts that Wireline LP receives the benefit of at the Wireline Asset Transfer Time to the extent that such obligations or liabilities relate to the Rural Wireline Operations. If Bell Canada is not able to transfer or assign to Wireline LP at the Wireline Asset Transfer Time the applicable portion of the benefit of an Other Wireline Contract, and novation or another reasonable arrangement is not able to be completed, then Bell Canada shall, to the extent permitted, hold the applicable portion of the benefit of such Other Wireline Contract in trust and as mandatary for Wireline LP in accordance with Section 4.5 of the Agreement, and shall continue to use its commercially reasonable efforts to transfer or assign, through a reasonable arrangement, to Wireline LP, following the Wireline Asset Transfer Time, such Other Wireline Contract in accordance with the foregoing. For greater certainty, Wireline LP shall assume all obligations and liabilities under any Other Wireline Contract that is held in trust and as mandatary for Wireline LP in accordance with the foregoing, and any Other Wireline Contract that is subsequently assigned or transferred to Wireline LP in accordance with the foregoing, to the extent that such obligations or liabilities relate to the Rural Wireline Operations. For greater certainty, the foregoing obligation shall not apply with respect to the Contracts identified in the Bell Canada Disclosure Letter in connection with Section 5.2(c) of the Agreement.

(6)	Bell Canada and Wireline LP agree that they will, on the Closing Date, enter into a mutually acceptable leasing or sub-leasing arrangement with respect to the lease or sub-lease by Bell Canada to Wireline LP of all trucks, cars and other vehicles (including non-motorized vehicles such as trailers) owned or otherwise leased by Bell Canada and located in the Rural Wireline Territory and used in the Rural Wireline Operations.

(7)	The “Wireless Assets” are the following property and assets:

(a)	Spectrum. The following spectrum and spectrum licenses of Wireline LP, including such spectrum and spectrum licenses contributed, transferred or assigned to Wireline LP by Aliant pursuant to Exhibit II to Schedule K of this Agreement:

(i)	25 MHz of spectrum in the 800 MHz cellular band;

(ii)	10 MHz of spectrum in the 1900 MHz PCS band (Nova Scotia and Prince Edward Island);

(iii)	10-year spectrum licenses of 20 MHz in the 1900 MHz band (New Brunswick, Newfoundland and Labrador);

(iv)	10-year spectrum licenses of 10 MHz in the 1900 MHz band (Nova Scotia, Prince Edward Island);

(v)	all paging licenses;

(vi)	all microwave licenses used solely in the Wireless Operations; and

(vii)	all broadband wireless licenses except as excluded in subsection (8) below.

(b)	Towers. All towers and related machinery and equipment used exclusively or predominantly in the Wireless Business, which are currently estimated by Aliant to consist of approximately 80% of all towers and related machinery and equipment of Aliant, including roof-top installations, antennas and cables, and all related Real Property (excluding central offices) and the benefit of all related Real Property Agreements that relate to the towers described above, of Wireline LP, including such property and agreements contributed, transferred or assigned to Wireline LP by Aliant pursuant to Exhibit II to Schedule K of this Agreement.

(c)	Radio Equipment. All radio equipment and all related machinery and equipment, including analog/TDMA AMPS equipment, CDPD equipment, paging assets (including cellular paging, network pagers and network paging radio), CDMA equipment, microwave radio equipment and related testing, maintenance and engineering equipment owned by Wireline LP and used in the Wireless Business, including all radio equipment and related machinery and equipment contributed, transferred or assigned to Wireline LP by Aliant pursuant to Exhibit II to Schedule K of this Agreement.

(d)	Network Assets. All switching equipment, data routers, aggregators, SS7 network elements, network installation and testing tools and workstations owned by Wireline LP and used in the Wireless Business, including all such equipment contributed, transferred or assigned to Wireline LP by Aliant pursuant to Exhibit II to Schedule K of this Agreement.

(e)	IS/IT Assets. Billing and customer care information infrastructure and customer service systems, and all related assets and equipment, owned by Wireline LP and used primarily in the Wireless Business, including all such assets contributed, transferred or assigned to Wireline LP by Aliant pursuant to Exhibit II to Schedule K of this Agreement.

(f)	Machinery, Equipment and Supplies. To the extent not provided for in paragraphs (b) through (e), above, all chattels and personal property used exclusively or predominantly in the Wireless Operations, including all machinery, equipment, wireless network equipment, cellular switching equipment, handling equipment, tools, test kits, furniture, furnishings and accessories, spare parts and supplies of all kinds including office supplies (including, for greater certainty, any of such assets contributed, transferred or assigned to Wireline LP by Aliant pursuant to Exhibit II to Schedule K of this Agreement), but excluding any trucks, cars or other vehicles.

(g)	Inventories. All inventories maintained in connection with the Wireless Operations (including, for greater certainty, all inventories contributed, transferred or assigned to Wireline LP by Aliant pursuant to Exhibit II to Schedule K of this Agreement and forming part of the Wireless Operations).

(h)	Prepaid Expenses. All prepaid expenses of Wireline LP (including, for greater certainty, any prepaid expenses of Aliant contributed, transferred or assigned to Wireline LP pursuant to Exhibit II to Schedule K of this Agreement) at the Wireline Asset Transfer Time relating solely to the Wireless Operations.

(i)	Customer Contracts. The Contracts for wireless services provided to Wireless Customers.

(j)	Contracts. In addition to such other Contracts forming part of the Wireless Assets, the full benefit of all Contracts of Wireline LP or Aliant (including, for greater certainty, all Contracts of Aliant contributed, transferred or assigned to or assumed by Wireline LP pursuant to Exhibit II to Schedule K of this Agreement) relating solely and exclusively to the Wireless Operations or the Wireless Assets, including all trunk mobile radio licenses and all specialized mobile radio licenses of Wireline LP or Aliant.

(k)	Authorizations. All Authorizations of Wireline LP (including, for greater certainty, Authorizations contributed, transferred or assigned to Wireline LP by Aliant pursuant to Exhibit II to Schedule K of this Agreement) relating solely to the Wireless Operations, to the extent that they are transferable.

(l)	Intellectual Property. All right, title and interest of Wireline LP in and to the Intellectual Property used solely in the Wireless Operations, other than the rights to Internet Protocol addresses, including all Internet Protocol addresses assigned to any Wireless Assets.

(m)	Claims. All claims (including, for greater certainty, claims contributed, transferred or assigned to Wireline LP by Aliant pursuant to Exhibit II of this Agreement) relating solely to the Wireless Operations or the Wireless Assets, whether choate or inchoate, known or unknown, contingent or otherwise.

(n)	Telephone Numbers. Rights, if any, to all telephone and facsimile numbers used by Wireline LP (including, for greater certainty, those contributed, transferred or assigned to Wireline LP by Aliant pursuant to Exhibit II to Schedule K of this Agreement) solely in the Wireless Operations and to the cellular telephone numbers of Wireless Customers.

(o)	Other Wireless Assets. All right, title and interest in and to the balance of the undertaking and other property and assets of every kind and description and wheresoever situate used primarily in the Wireless Operations.

(8)	For greater certainty, and notwithstanding the foregoing, the Wireless Assets shall not include:

(a)	Vehicles. Any trucks, cars or other vehicles.

(b)	Retail Stores. Any retail stores, and all assets used in connection with the operation of such retail stores, that are owned by Wireline LP.

(c)	AMP. The shares of Atlantic Mobility Products Limited owned by Aliant and the benefit of the unwritten Contract between Aliant and Atlantic Mobility Products Limited relating to the purchase of cell phones, prepaid calling cards, pagers and accessories.

(d)	IP Addresses. Rights to Internet Protocol addresses, including all Internet Protocol addresses assigned to any Wireless Assets.

(e)	Certain Spectrum. Relevant spectrum relating to Inukshuk as described in the Non-Wholly-Owned Subsidiary Agreement between BCE Inc., Bell Canada, Aliant Telecom Inc. and Aliant Inc. dated March 3, 2006.

(f)	Cash and Accounts Receivable. Any cash and cash equivalents of Wireline LP or any accounts receivable, notes receivable or other debts due or accruing due to Wireline LP.

(9)	Wireline LP and Aliant agree that they shall use commercially reasonable efforts to transfer or assign to Bell Canada at the Wireline Asset Transfer Time, through novation or some other reasonable arrangement such as sub-lease or sub-contract, the applicable portion of the benefit of any Contracts that relate to the Wireless Operations but that do not relate solely and exclusively to the Wireless Operations (collectively, the “Other Wireless Contracts”). Bell Canada agrees that it shall co-operate reasonably with respect to the foregoing and that it shall, at the Wireline Asset Transfer Time, assume all obligations under and liabilities relating to all Other Wireless Contracts that Bell Canada receives the benefit of at the Wireline Asset Transfer Time to the extent that such obligations or liabilities relate to the Wireless Operations. If Wireline LP or Aliant is not able to transfer or assign to Bell Canada at the Wireline Asset Transfer Time the applicable portion of the benefit of an Other Wireless Contract, and novation or another reasonable arrangement is not able to be completed, then Wireline LP and/or Aliant shall, as applicable, to the extent permitted, hold the applicable portion of the benefit of such Other Wireless Contract in trust and as mandatary for Bell Canada in accordance with Section 4.5 of the Agreement, and shall continue to use its commercially reasonable efforts to transfer or assign, through a reasonable arrangement, to Bell Canada following the Wireline Asset Transfer Time, such Other Wireless Contract in accordance with the foregoing. For greater certainty, Bell Canada shall assume all obligations and liabilities under any Other Wireless Contract that is held in trust and as mandatary for Wireline LP in accordance with the foregoing, and any Other Wireless Contract that is subsequently assigned or transferred to Wireline LP in accordance with the foregoing, to the extent that such obligations or liabilities relate to the Wireless Operations.

(10)	The “Purchased Retail Assets” are all of the issued and outstanding shares in the capital of Downeast Limited.

Section 2. Consideration.

(1)	Bell Canada and Wireline LP agree that they will execute and file all tax returns and prepare all financial statements, returns and other instruments in conformity with an allocation of the value of the Other Rural Wireline Assets, the Wireless Assets and the Purchased Retail Assets that is to be made by Wireline LP and Bell Canada, each acting reasonably.

(2)	At the Wireline Asset Transfer Time:

(a)	Wireline LP will issue to Bell Canada an aggregate of [REDACTED] Class B LP Units;

(b)	Wireline LP will issue to Bell Canada a non-interest bearing demand promissory note in the aggregate amount of [REDACTED];

(c)	Wireline LP will transfer to Bell Canada the Wireless Assets and the Purchased Retail Assets;

(d)	Wireline LP will assume the Assumed Wireline Liabilities; and

(e)	Bell Canada will assume the Assumed Wireless Liabilities.

Section 3. Assumed Wireline Liabilities.

(1)	Subject to the completion of the exchange set out in Section 1 hereof, and for greater certainty subject to and other than as set out in subsection (2) below, Wireline LP agrees to discharge, perform and fulfil, and to indemnify and hold harmless Bell Canada from and against, the following obligations and liabilities of Bell Canada with respect to the Rural Wireline Operations, the Tangible Rural Wireline Assets and the Other Rural Wireline Assets as and from the Wireline Asset Transfer Time (collectively, the “Assumed Wireline Liabilities”):

(a)	accounts payable relating to the Other Rural Wireline Assets, the Tangible Rural Wireline Assets or the Rural Wireline Operations for which the effective date of the corresponding invoice or bill is after the date on which the Wireline Asset Transfer Time occurs;

(b)	all obligations and liabilities expressly assumed hereunder;

(c)	liabilities or obligations relating to any litigation in connection with the Rural Wireline Operations or relating to the Tangible Rural Wireline Assets or the Other Rural Wireline Assets arising after the Wireline Asset Transfer Time; and

(d)	all other obligations and liabilities of the Rural Wireline Operations or relating to the Tangible Rural Wireline Assets or the Other Rural Wireline Assets existing on or arising after the Wireline Asset Transfer Time.

(2)	Wireline LP shall not assume and shall have no obligation to discharge, perform or fulfil, and Bell Canada will indemnify and hold harmless Wireline LP from and against, any and all Excluded Wireline Liabilities. “Excluded Wireline Liabilities” means any liabilities and obligations, contingent or otherwise, of Bell Canada for:

(a)	accounts payable relating to the Other Rural Wireline Assets, the Tangible Rural Wireline Assets or the Rural Wireline Operations for which the effective date of the corresponding invoice or bill is on or prior to the date on which the Wireline Asset Transfer Time occurs (the “Bell Canada Accounts Payable”);

(b)	any assessment or reassessment for income, corporate, capital, sales, excise or other taxes, duties or imposts of any kind whatsoever of Bell Canada or, if incurred or accruing due prior to the Wireline Asset Transfer Time, relating to the Rural Wireline Operations, the Other Rural Wireline Assets or the Tangible Rural Wireline Assets;

(c)	any tax liabilities, including any net sales tax liabilities of Bell Canada with respect to the Rural Wireline Operations as at the Wireline Asset Transfer Time;

(d)	liabilities or obligations relating to any litigation in connection with the Rural Wireline Operations or relating to the Tangible Rural Wireline Assets or the Other Rural Wireline Assets existing at the Wireline Asset Transfer Time;

(e)	the lease of Bell Canada in respect of the DMS Switches;

(f)	any lease of Bell Canada for any trucks, cars or other vehicles;

(g)	all other obligations and liabilities, contingent or otherwise, of Bell Canada not relating to the Rural Wireline Operations, the Other Rural Wireline Assets or the Tangible Rural Wireline Assets; and

(h)	liabilities and obligations of Bell Canada described in Section 4(1) and Section 4(8) of this Exhibit III.

Section 4. Transferred Bell Canada Employees.

(1)	Subject to the completion of the exchange set out in Section 1 hereof, Wireline LP will offer employment to, or will continue the employment of, as applicable, effective as of the Wireline Asset Transfer Time, the Bell Canada Employees on terms substantially similar in the aggregate to those existing as of the Wireline Asset Transfer Time, including as applicable in accordance with the Bell Canada Collective Agreements identified on the Bell Canada Disclosure Letter. In such offer of employment, Wireline LP will recognize, to the extent previously recognized by Bell Canada, the service of Bell Canada Employees for all purposes. Wireline LP will have no liability or obligation in respect of, and Bell Canada will indemnify Wireline LP from and against any liability relating to, any Bell Canada Employees who reject Wireline LP’s offer of employment.

(2)	Wireline LP will disclose the contents of the documents to be presented to Bell Canada Employees for Bell Canada’s approval prior to the presentation or delivery of such documents to the Bell Canada Employees, such approval not to be unreasonably withheld.

(3)	The parties agree that the Bell Canada Employees will not include any employees of Bell Canada that are, at the Wireline Asset Transfer Time, employed in the Rural Wireline Operations but who are on a regulated or unregulated leave (the “Bell Canada Leave Employees”). If a Bell Canada Leave Employee returns to active employment within 24 months of the Wireline Asset Transfer Time, whether on a full time or part time basis, Wireline LP shall offer employment to such employee on terms substantially similar to those existing at the time of such offer (including but not limited to the need for any reasonable accommodation). Upon the employment by Wireline LP of such employee, the provisions of this Exhibit III shall apply to such Bell Canada Leave Employee mutatis mutandis. If a Bell Canada Leave Employee returns to active employment more than 24 months after the Wireline Asset Transfer Time, whether on a full time or part time basis, then Bell Canada and Wireline LP shall co-operate in good faith to determine whether the employment of such Bell Canada Leave Employee should be transferred to Wireline LP, and in the event that it is determined that such employment should be transferred to Wireline LP, whether such Bell Canada Leave Employee requires retraining and/or rehabilitation services or other reasonable accommodation. In the event that retraining and/or rehabilitation services or other reasonable accommodation is provided to such Bell Canada Leave Employee, then Bell Canada and Wireline LP agree to equally share, as to 50% each, the costs thereof. If Bell Canada and Wireline LP determine that the employment of any such Bell Canada Leave Employee should not be transferred to Wireline LP, and if as a result Bell Canada terminates the employment of such Bell Canada Leave Employee, then Bell Canada and Wireline LP agree to equally share, as to 50% each, the costs of terminating the employment of such Bell Canada Leave Employee.

(4)	Bell Canada agrees that other than as set out in the Agreement, neither it nor any of its subsidiaries will, without the prior consent of Wireline LP, solicit, hire or contract, directly or indirectly, any employee of Wireline LP for a period of twelve months following the Wireline Asset Transfer Time.

(5)	Bell Canada and Aliant agree that they will, acting reasonably, co-operate with respect to employee transition matters in respect of the Bell Canada Employees, both prior to and following the Wireline Asset Transfer Time, including support of each other’s efforts to smoothly transition the Bell Canada Employees to Wireline LP.

(6)	Bell Canada and Aliant agree that they will, acting reasonably, co-operate to resolve any employee- or union-initiated action in connection with the transfer of the Other Rural Wireline Assets that involves the conduct of the other or information held by the other.

(7)	Bell Canada shall, as soon as is reasonably practicable, to the extent permitted by applicable Laws, provide to Wireline LP a list of the Bell Canada Employees and all information reasonably requested regarding their terms and conditions of employment or otherwise relating to their employment.

(8)	Without limiting Bell Canada’s obligations in respect of Bell Canada Employees employed at or prior to the Wireline Asset Transfer Time, Bell Canada will be responsible for:

(a)	all severance payments, payment for notice of termination or in lieu of termination, back pay in case of reinstatement of a Bell Canada Employee terminated prior to the Wireline Asset Transfer Time, damages for wrongful dismissal and all related costs in respect of the termination by Bell Canada of the employment of any Bell Canada Employee whose employment is not continued by Wireline LP following the Wireline Asset Transfer Time;

(b)	all liabilities for claims for injury, disability, death or workers’ compensation arising from or related to employment in the Rural Wireline Operations at or prior to the Wireline Asset Transfer Time regardless of when a claim is made or filed and, with respect to the Bell Canada Employees whose employment is not continued by Wireline LP following the Wireline Asset Transfer Time, all such liabilities for claims regardless of when they arise; and

(c)	all employment-related claims, penalties, contributions, premiums and assessments in respect of the Rural Wireline Operations arising out of matters that occurred prior to the Wireline Asset Transfer Time.

(9)	Wireline LP will be responsible for the payment of all liabilities for salary, wages, bonuses, commissions, vacation pay and other compensation relating to employment of all Bell Canada Employees that accept Wireline LP’s offer of employment as referred to in Section 4(1) of this Exhibit III or that are otherwise employed by Wireline LP after the Wireline Asset Transfer Time (such Bell Canada Employees, the “Transferred Bell Canada Employees”) in respect of the period prior to the Wireline Asset Transfer Time, and shall bear the costs of:

(a)	all liabilities for salary, wages, bonuses, commissions, vacation pay, and other compensation relating to the employment of all Transferred Bell Canada Employees in respect of the period following the Wireline Asset Transfer Time;

(b)	all severance payments, payments for notice of termination or in lieu of notice of termination, damages for wrongful dismissal and all related costs in respect of the termination by Wireline LP of the employment of any Transferred Bell Canada Employee;

(c)	all liabilities for claims for injury, disability, death or workers’ compensation arising from or related to employment of the Transferred Bell Canada Employees after the Wireline Asset Transfer Time; and

(d)	all employment-related claims, penalties, contributions, premiums and assessments in respect of the Rural Wireline Operations arising out of matters which occur subsequent to the Wireline Asset Transfer Time.

Section 5. Bell Canada Pension Plan.

(1)	Effective as of the end of the day immediately prior to the day on which the Wireline Asset Transfer Time occurs, each Transferred Bell Canada Employee shall, as applicable, cease to participate in and accrue benefits under the Bell Canada Pension Plan.

(2)	Within ninety (90) days after the day on which the Wireline Asset Transfer Time occurs, and effective as of the Wireline Asset Transfer Time, Wireline LP shall establish a registered pension plan (the “New Wireline LP Bell Pension Plan”) and an associated funding vehicle to provide pension benefits to and only to Transferred Bell Canada Employees and shall register such plan and funding vehicle with each appropriate Governmental Entity. Effective as of the Wireline Asset Transfer Time, each Transferred Bell Canada Employee shall commence to participate in and accrue benefits under the New Wireline LP Bell Pension Plan.

(3)	The New Wireline LP Bell Pension Plan shall recognize each Transferred Bell Canada Employee’s period of service with Bell Canada prior to the Wireline Asset Transfer Time for purposes of vesting of and eligibility for benefits under the New Wireline LP Bell Pension Plan. All benefits accrued by Transferred Bell Canada Employees under a defined benefit provision or under a defined contribution provision of the Bell Canada Pension Plan prior to the Wireline Asset Transfer Time shall be transferred from the Bell Canada Pension Plan to the New Wireline LP Bell Pension Plan, subject to and upon the completion of the transfer of assets from the applicable funding medium of the Bell Canada Pension Plan to the applicable funding medium of the New Wireline LP Bell Pension Plan, as contemplated by Section 5(6) and Section 5(9). Upon the completion of the transfer of assets contemplated by Section 5(6) and Section 5(9):

(a)	the New Wireline LP Bell Pension Plan shall recognize, for each Bell Canada Transferred Employee who participated in the Bell Canada Pension Plan, and in respect of whom accrued benefits were transferred pursuant to this Section 5(3), such Transferred Bell Canada Employee’s period of service as recognized under the Bell Canada Pension Plan for all purposes relating to the determination of benefits under the New Wireline LP Bell Pension Plan; and

(b)	in respect of benefits accrued under the Bell Canada Pension Plan by Transferred Bell Canada Employees, the New Wireline LP Bell Pension Plan shall provide benefits that are the same as those provided by the Bell Canada Pension Plan in respect of such service under the Bell Canada Pension Plan prior to the Wireline Asset Transfer Time. The New Wireline LP Bell Pension Plan shall provide pension benefits to Transferred Bell Canada Employees in respect of service on and after the Wireline Asset Transfer Time with Wireline LP which are similar as those provided to Transferred Bell Canada Employees under the Bell Canada Pension Plan immediately prior to the Wireline Asset Transfer Time.

(4)	As soon as practicable after the Wireline Asset Transfer Time but no later than ninety (90) days after the date on which the Wireline Asset Transfer Time occurs, Bell Canada shall cause its actuary to determine (a) the liabilities in respect of the benefits of all members and former members of the Bell Canada Pension Plan under the Bell Canada Pension Plan (including retirees, deferred vested members and any other persons entitled to a benefit from the Bell Canada Pension Plan for whose benefits Bell Canada is responsible under the Bell Canada Pension Plan) calculated as of the end of the day immediately prior to the date on which the Wireline Asset Transfer Time occurs using the solvency assumptions that will be used for the Bell Canada Pension Plan actuarial reports that will be filed with the Office of the Superintendent of Financial Institutions for 2005 (the “Bell Canada Pension Plan Total Liabilities”); and (b) the liabilities in respect of the benefits of the Transferred Bell Canada Employees under the Bell Canada Pension Plan calculated as of the end of the day immediately prior to the date on which the Wireline Asset Transfer Time occurs using the solvency assumptions that will be used for the Bell Canada Pension Plan actuarial reports that will be filed with the Office of the Superintendent of Financial Institutions for 2005 (the “Bell Canada Pension Plan Member Liabilities”). Bell Canada shall make the details of these calculations and their results available to Wireline LP and its actuary for their review and confirmation, and shall furnish to them such data and other information as may be required to permit a review, recalculation and confirmation of the Bell Canada Pension Plan Total Liabilities and the Bell Canada Pension Plan Member Liabilities by Wireline LP and its actuary. Wireline LP shall within thirty (30) days of receiving such calculations, information and data from Bell Canada, notify Bell Canada of all additional information or data reasonably required to review, recalculate and confirm such calculations and Bell Canada shall provide all such information and data required and requested. Wireline LP shall, within ninety (90) days of receiving all information reasonably required and requested, notify Bell Canada as to its agreement or disagreement with Bell Canada’s calculation of the Bell Canada Pension Plan Total Liabilities and the Bell Canada Pension Plan Member Liabilities. If Wireline LP does not notify Bell Canada of its agreement or disagreement with Bell Canada’s calculation of the Bell Canada Pension Plan Total Liabilities and the Bell Canada Pension Plan Member Liabilities within ninety (90) days of receiving all information and data reasonably required and requested from Bell Canada, Wireline LP shall be deemed to have accepted Bell Canada’s calculation of the Bell Canada Pension Plan Total Liabilities and the Bell Canada Pension Plan Member Liabilities. If Bell Canada and Wireline LP cannot agree on the determination of the Bell Canada Pension Plan Total Liabilities and the Bell Canada Pension Plan Member Liabilities, such determination shall be referred to and settled by such other independent actuary as Bell Canada and Wireline LP may agree, each acting reasonably, and the costs and expenses of such independent actuary shall be borne equally by Bell Canada and Wireline LP. In the event that Bell Canada and Wireline LP are unable to agree upon the independent actuary to be retained to make such final and binding determination within 60 days of the dispute arising, the independent actuary who shall make such determination shall be appointed by the President of the Canadian Institute of Actuaries on application by either Bell Canada or Wireline LP.

(5)	As soon as practicable, but in any event no later than ten (10) days after the earlier of: (a) the date on which final agreement is reached between Bell Canada and Wireline LP with respect to the Bell Canada Pension Plan Total Liabilities and the Bell Canada Pension Plan Member Liabilities, and (b) the date on which the Bell Canada Pension Plan Total Liabilities and the Bell Canada Pension Plan Member Liabilities are determined by an independent actuary pursuant to Section 5(4) (the “Bell Canada Pension Plan Liabilities Date”), Bell Canada shall instruct its actuary to calculate the amount of assets of the Bell Canada Pension Plan to be transferred to the applicable funding medium of the New Wireline LP Bell Pension Plan, determined as at the end of the day immediately prior to the date on which the Wireline Asset Transfer Time occurs and calculated as the product of the Bell Canada Pension Plan Member Liabilities divided by the Bell Canada Pension Plan Total Liabilities multiplied by the market value of the assets held under the Bell Canada Pension Plan attributable to Bell Canada (the “Bell Canada Transfer Amount”) and to report the Bell Canada Transfer Amount to Bell Canada and Wireline LP no later than thirty (30) days after the Bell Canada Pension Plan Liabilities Date. In the event that the Bell Canada Transfer Amount calculated in accordance with this Section 5(5) exceeds the Bell Canada Pension Plan Member Liabilities, the Bell Canada Transfer Amount shall be deemed to be an amount equal to the Bell Canada Pension Plan Member Liabilities. Within five (5) days from the determination of the Bell Canada Transfer Amount, Bell Canada shall make an application to the applicable Governmental Entity for approval of the transfer of assets equal to the Bell Canada Transfer Amount from the applicable funding medium of the Bell Canada Pension Plan to the applicable funding medium of the New Wireline LP Bell Pension Plan. If the Governmental Entity refuses to permit a transfer of assets from the applicable funding medium of the Bell Canada Pension Plan to the applicable funding medium of New Wireline LP Bell Pension Plan in an amount equal to the Bell Canada Transfer Amount, Bell Canada and Wireline LP shall use their Best Efforts for a period of up to sixty (60) days to obtain the consent of the Governmental Entity to accept a transfer of assets equal to the Bell Canada Transfer Amount, failing which the transfer shall be made from the applicable funding medium of the Bell Canada Pension Plan in the amount closest to the Bell Canada Transfer Amount that such Governmental Entity advises would be acceptable to it or, if no such amount is specifically identified, Bell Canada and its actuary shall determine the asset transfer amount using a basis and/or methodology and/or actuarial assumptions that the Governmental Entity has indicated it will accept. The transfer amount approved by the Governmental Entity, pursuant to an asset transfer application made in accordance with the foregoing, determined as of the end of day immediately prior to the date on which the Wireline Asset Transfer Time occurs, whether equal to the Bell Canada Transfer Amount or some other amount, shall be referred to as the “Bell Canada Regulatory Amount”.

(6)	As soon as practicable following the receipt of all required approvals from the appropriate Governmental Entity, Bell Canada shall cause the funding agent for the Bell Canada Pension Plan to transfer assets equal in value to the Bell Canada Regulatory Amount, adjusted as follows:

(a)	credited with interest from the date on which the Wireline Asset Transfer Time occurs to the Bell Canada DB Pension Transfer Date based on the rate of return for the master trust fund in which assets of the Bell Canada Pension Plan are invested; and

(b)	reduced by (i) the amount of benefits paid from the Bell Canada Pension Plan from the Wireline Asset Transfer Time to the Bell Canada DB Pension Transfer Date in respect of Transferred Bell Canada Employees who have accrued defined benefits under the Bell Canada Pension Plan; (ii) pro rata (based on the number of employees for purposes of determining pension benefit administration expenses and based on pension liabilities for calculating all other charges, expenses or costs) charges, expenses and other costs attributable to the administration of the Bell Canada Pension Plan and its funding medium from the Wireline Asset Transfer Time to the Bell Canada DB Pension Transfer Date, provided all such charges, expenses and other costs are in accordance with the terms of the Bell Canada Pension Plan and the applicable funding agreement and in accordance with all applicable Laws.

(7)	As soon as practicable after the Wireline Asset Transfer Time and no later than ninety (90) days after the date on which the Wireline Asset Transfer Time occurs, Bell Canada shall calculate or shall cause the funding agent for the Bell Canada Pension Plan to calculate the money purchase assets in respect of each Transferred Bell Canada Employee under the Bell Canada Pension Plan as of end of the day immediately prior to the date on which the Wireline Asset Transfer Time occurs (each such account balance to be referred to as a “Bell Canada Pension Plan Member DC Account Balance” and the aggregate of such account balances to be referred to as the “Aggregate Bell Canada Pension Plan Member DC Account Balances”) and shall provide their results to Wireline LP and its actuary for their review and confirmation, and shall furnish to them such data and other information as may be required to permit a review, recalculation and confirmation of each Bell Canada Pension Plan Member DC Account Balance and the Aggregate Bell Canada Pension Plan Member DC Account Balances by Wireline LP and its actuary. Wireline LP shall within thirty (30) days of receiving such calculations, information and data from Bell Canada, notify Bell Canada of all additional information or data reasonably required to review, recalculate and confirm such calculations and Bell Canada shall provide all such information and data required and requested. Wireline LP shall, within ninety (90) days of receiving all information reasonably required and requested, notify Bell Canada as to its agreement or disagreement with Bell Canada’s calculation of each Bell Canada Pension Plan Member DC Account Balance and the Aggregate Bell Canada Pension Plan Member DC Account Balances. If Wireline LP does not notify Bell Canada of its agreement or disagreement with Bell Canada’s calculation of each Bell Canada Pension Plan Member DC Account Balance and the Aggregate Bell Canada Pension Plan Member DC Account Balances within ninety (90) days of receiving all information and data reasonably required and requested from Bell Canada, Wireline LP shall be deemed to have accepted Bell Canada’s calculation of each Bell Canada Pension Plan Member DC Account Balance and the Aggregate Bell Canada Pension Plan Member DC Account Balances. If Bell Canada and Wireline LP cannot agree on the determination of each Bell Canada Pension Plan Member DC Account Balance and the Aggregate Bell Canada Pension Plan Member DC Account Balances , such determination shall be referred to and settled by such other independent actuary as Bell Canada and Wireline LP may agree and the costs and expenses of such independent actuary shall be borne equally by Bell Canada and Wireline LP. In the event that Bell Canada and Wireline LP are unable to agree upon the independent actuary to be retained to make such final and binding determination within 60 days of the dispute arising, the independent actuary who shall make such determination shall be appointed by the President of the Canadian Institute of Actuaries on application by either Bell Canada or Wireline LP.

(8)	As soon as practicable, but in any event no later than ten (10) days after the earlier of: (a) the date on which final agreement is reached between Bell Canada and Wireline LP with respect to the Aggregate Bell Canada Pension Plan Member DC Account Balances; and (b) the date on which the Aggregate Bell Canada Pension Plan Member DC Account Balances are determined by an independent actuary pursuant to Section 5(7), Bell Canada shall seek any required approvals from the applicable Governmental Entity to a transfer of assets from the applicable funding medium of the Bell Canada Pension Plan to the applicable funding medium of the New Wireline LP Bell Pension Plan in accordance with Section 5(9) in an amount equal to the Aggregate Bell Canada Pension Plan Member DC Account Balances for the Bell Canada Pension Plan, to be adjusted to the Bell Canada DC Pension Transfer Date in accordance with this Section 5(8). From the Wireline Asset Transfer Time to the Bell Canada DC Pension Transfer Date, Transferred Bell Canada Employees with a Bell Canada Pension Plan Member DC Account Balance shall have the same rights as active members under the Bell Canada Pension Plan in relation to the investment of their Bell Canada Pension Plan Member DC Account Balances. From the Wireline Asset Transfer Time to the Bell Canada DC Pension Transfer Date, Bell Canada shall cause the funding agent or record keeper for the Bell Canada Pension Plan to accept and record as required, all investment earnings and losses allocated to the Bell Canada Pension Plan Member DC Account Balances, all benefit payments made to Transferred Bell Canada Employees due to death, retirement or termination of employment between the Wireline Asset Transfer Time and the Bell Canada DC Pension Transfer Date, and all pro rata administrative, trustee, funding agent or recordkeeper expenses provided such expenses are in accordance with the terms of the Bell Canada Pension Plan and the applicable funding agreement and in accordance with all applicable Laws. Such amounts shall be added or deducted from the Bell Canada Pension Plan Member DC Account Balances, as applicable. For greater certainty, if a Transferred Bell Canada Employee ceases to accrue benefits under the defined contribution provision of the Wireline LP Pension Plan during the period between the Wireline Asset Transfer Time and the Bell Canada DC Pension Transfer Date, such Transferred Bell Canada Employee’s Bell Canada Pension Plan Member DC Account Balance shall not form part of the Aggregate Bell Canada Pension Plan Member DC Account Balances and shall be payable to such Transferred Bell Canada Employee or his or her beneficiary, as applicable, in accordance with the terms of the Bell Canada Pension Plan.

(9)	As soon as practicable following receipt of the required approval from the Governmental Entity, Bell Canada shall cause the applicable funding agent of the Bell Canada Pension Plan to transfer to the applicable funding agent for the New Wireline LP Bell Pension Plan an amount of assets equal to the Aggregate Bell Canada Pension Plan Member DC Account Balances for the Bell Canada Pension Plan as of the Bell Canada DC Pension Transfer Date.

(10)	Each of Wireline LP and Bell Canada shall be responsible for its own professional fees and expenses incurred in satisfying its requirements under this Section 5.

Section 6. Bell Canada Supplemental Pension Plans.

Effective as at the end of the day immediately prior to the date on which the Wireline Asset Transfer Time occurs, each Transferred Bell Canada Employee who may be entitled to supplemental pension benefits in accordance with Bell Canada’s supplemental pension arrangement (the “Bell Canada Top-up Plan”) will stop accruing benefits thereunder and Bell Canada will have no further liability under the Bell Canada Top-up Plan towards such employees. Each such Transferred Bell Canada Employee shall be entitled to commence participation in the New Wireline LP Supplemental Pension Plan in accordance with its terms and accrue benefits thereunder.

Section 7. Bell Canada Non-Pension Employee Plans.

(1)	Bell Canada will, until the Bell Canada Benefits Extension Date, provide the Transferred Bell Canada Employees and their eligible dependants with continued coverage under the Omniflex group employee benefit plan (the “Bell Canada Group Benefit Plans”) under which the Transferred Bell Canada Employees and their dependants had coverage immediately prior to the Wireline Asset Transfer Time. Notwithstanding the foregoing, Transferred Bell Canada Employees shall not be eligible for benefits under the Bell Canada Group Benefit Plan in relation to any stock plan or telephone discount arrangement. Wireline LP shall reimburse Bell Canada for its cost of premiums, self-insurance costs and plan administration costs (but for greater certainty not its overhead costs) in respect of such benefit coverage. Such costs shall be determined by Bell Canada in good faith after reasonable consultation with Wireline LP based on the terms of the Bell Canada Group Benefit Plans in effect and in existence immediately prior to the Wireline Asset Transfer Time and Bell Canada’s premium rates, self-insurance costs and plan administration costs, as applicable, in effect immediately prior to the Wireline Asset Transfer Time. The last date on which the Transferred Bell Canada Employees and their eligible dependants shall participate in the Bell Canada Group Benefit Plans pursuant to this Section 7(1) shall be referred to herein as the “Bell Canada Benefits Extension Date”. The Bell Canada Benefits Extension Date shall be the earlier of one year after the date on which the Wireline Asset Transfer Time occurs and the date Wireline LP, in its sole discretion, determines, in which case Wireline LP shall give Bell Canada at least thirty (30) days prior notice thereof. Bell Canada shall be responsible under the Bell Canada Group Benefits Plans, subject to and in accordance with their terms, for and shall pay or cause to be paid all claims incurred by the Transferred Bell Canada Employees and their eligible dependants up to and including the Bell Canada Benefits Extension Date, subject to Wireline LP’s obligation to reimburse Bell Canada for its cost of premiums, self-insurance costs and plan administration costs in accordance with this Section 7(1) up to the Bell Canada Benefits Extension Date. Immediately following the Bell Canada Benefits Extension Date, and subject to satisfactory resolution of any issue which arises under the collective agreements binding on Bell Canada at the time of transfer and assumed by Wireline LP, Transferred Bell Canada Employees and their eligible dependants shall commence participation under the New Wireline LP Group Benefit Plans, subject to and in accordance with their terms. Wireline LP shall be responsible under the New Wireline LP Group Benefit Plans, subject to and in accordance with their terms, in respect of the Transferred Bell Canada Employees and their eligible beneficiaries for and shall pay or cause to be paid all claims incurred by the Transferred Bell Canada Employees and their eligible beneficiaries on and after the Bell Canada Benefits Extension Date. Bell Canada will use its best efforts to insure the long term disability benefits of the Transferred Bell Canada Employees up to the Bell Canada Benefits Extension Date, unless Aliant or Wireline LP gives Bell Canada notices prior to the Wireline Asset Transfer Time that it intends to provide long term disability benefits of the Transferred Bell Canada Employees from the Wireline Asset Transfer Time. Bell Canada and Wireline LP will co-operate, each acting reasonably, with each other on all employee benefit matters.

(2)	For purposes of Section 7(1), the date on which a claim is incurred shall be: (a) in the case of a death claim, the date of death; (b) in the case of a short-term disability or a long-term disability claim, the date of the occurrence of the injury or other event that renders the employee eligible for short-term or long-term disability benefits; (c) in the case of extended health care benefits, including dental and medical purchases, supplies or treatments, the date of purchase, supply or treatment; (d) in the case of a claim for drug benefits, the date the prescription is filled; and (e) in any other case, the date of occurrence of the applicable event giving rise to such claim or series of claims.

Section 8. Bell Canada OPEBs.

Subject to this Section 8, effective as at the end of the day immediately prior to the date on which the Wireline Asset Transfer Time occurs, each Transferred Bell Canada Employee (as well as their eligible dependents) shall cease to be eligible for non-pension post-retirement benefits under Bell Canada’s non-pension post-retirement benefit plans the (“Bell Canada OPEBs”). Effective as of the Wireline Asset Transfer Time, each Transferred Bell Canada Employee shall be eligible for non-pension post-retirement benefits under Wireline LP’s non-pension post-retirement benefit plans the (“Wireline LP OPEBs”) in accordance with the terms of Wireline LP OPEBs. Notwithstanding the foregoing, any Transferred Bell Canada Employee who elects to retire from Wireline LP within one year after the Wireline Asset Transfer Time who would have been eligible for non-pension post-retirement benefits under the Bell Canada OPEBs, shall be entitled to non-pension post-retirement benefits under the Bell Canada OPEBs, and Bell Canada shall be responsible for providing such Transferred Bell Canada Employee with non-pension post-retirement benefits under the Bell Canada OPEBs. Bell Canada shall invoice each month Wireline LP the premiums that must be paid by the Transferred Bell Canada Employees who have elected to retire under the Bell Canada OPEBs and Wireline LP shall pay such invoice promptly.

Section 9. Ongoing Expenses

Subject to the completion of the exchange set out in Section 1 hereof, and for greater certainty subject to and other than as set out in Section 3(2) hereof, Wireline LP agrees to discharge, perform and fulfill or otherwise satisfy, and to indemnify and hold harmless Bell Canada from and against, the following expenses as and when such expenses become due in the course of, and as an incident to, the carrying on by Wireline LP of the Rural Wireline Operations:

(a)	all obligations and liabilities existing on or arising after the Wireline Asset Transfer Time under all Contracts (including, as applicable, Other Wireline Contracts to the extent they relate to the Rural Wireline Operations), the benefit of which is transferred or assigned to Wireline LP under Section 1 hereof.

Section 10. Assumed Wireless Liabilities.

(1)	Subject to the completion of the exchange set out in Section 1 hereof, and for greater certainty subject to and other than as set out in subsection (2) below, Bell Canada agrees to discharge, perform and fulfil, and to indemnify and hold harmless Wireline LP from and against, the following obligations and liabilities of Wireline LP or Aliant with respect to the Wireless Assets and the Wireless Operations as and from the Wireline Asset Transfer Time (collectively, the “Assumed Wireless Liabilities”):

(a)	accounts payable relating to the Wireless Operations or the Wireless Assets for which the effective date of the corresponding invoice or bill is after the date on which the Wireline Asset Transfer Time occurs;

(b)	all other obligations and liabilities expressly assumed hereunder;

(c)	liabilities or obligations relating to any litigation in connection with the Wireless Operations or relating to the Wireless Assets arising after the Wireline Asset Transfer Time; and

(d)	all other obligations and liabilities of the Wireless Operations or relating to the Wireless Assets existing on or arising after the Wireline Asset Transfer Time.

(2)	Bell Canada shall not assume and shall have no obligation to discharge, perform or fulfil, and Wireline LP will indemnify and hold harmless Bell Canada from and against, any and all Excluded Wireless Liabilities. “Excluded Wireless Liabilities” means any liabilities and obligations, contingent or otherwise, of Wireline LP or Aliant for:

(a)	accounts payable relating to the Wireless Operations or the Wireless Assets for which the effective date of the corresponding invoice or bill is on or prior to the date on which the Wireline Asset Transfer Time occurs (the “Wireless Accounts Payable”);

(b)	any assessment or reassessment for income, corporate, capital, sales, excise or other taxes, duties or imposts of any kind whatsoever of Aliant or Wireline LP or, if incurred or accruing due prior to the Wireline Asset Transfer Time, relating to the Wireless Business or the Wireless Assets;

(c)	any tax liabilities, including any net sales tax liabilities of Wireline LP with respect to the Wireless Operations as at the Wireline Asset Transfer Time;

(d)	liabilities or obligations relating to any litigation in connection with the Wireless Operations or relating to the Wireless Assets existing at the Wireline Asset Transfer Time;

(e)	the unwritten Contract between Aliant and Atlantic Mobility Products Limited relating to the purchase of cell phones, prepaid calling cards, pagers and accessories;

(f)	the lease for the Wireless Capital Equipment;

(g)	all other obligations and liabilities, contingent or otherwise, of Wireline LP or Aliant not relating to the Wireless Operations or the Wireless Assets; and

(h)	liabilities and obligations of Wireline LP described in Section 11(1) and Section 11(7) of this Exhibit III;

Section 11. Transferred Wireless Employees.

(1)	Subject to the completion of the exchange set out in Section 1 hereof, Bell Canada will offer employment effective as of the Wireline Asset Transfer Time to the Wireless Employees on terms substantially similar in the aggregate to those existing as of the Wireline Asset Transfer Time. In such offer, Bell Canada will recognize, to the extent previously recognized by Wireline LP and, prior to Wireline LP, Aliant, the service of the Wireless Employees for all purposes. Bell Canada will have no liability or obligation in respect of, and Wireline LP will indemnify Bell Canada from and against any liability relating to, any Wireless Employees who reject Bell Canada’s offer of employment.

(2)	Bell Canada will disclose the contents of the documents to be presented to Wireless Employees for Wireline LP’s approval prior to the presentation or delivery of such documents to the Wireless Employees, such approval not to be unreasonably withheld.

(3)	The parties agree that the Wireless Employees will not include any employees of Wireline LP or Aliant that are, at the Wireline Asset Transfer Time, employed in the Wireless Operations but who are on a regulated or unregulated leave (the “Wireless Leave Employees”). If a Wireless Leave Employee returns to active employment within 24 months of the Wireline Asset Transfer Time, whether on a full time or part time basis, Bell Canada shall offer employment to such employee on terms substantially similar to those existing at the time of such offer (including but not limited to the need for any reasonable accommodation). Upon the employment by Bell Canada of such employee, the provisions of this Exhibit III shall apply to such Wireless Leave Employee mutatis mutandis. If a Wireless Leave Employee returns to active employment more than 24 months after the Wireline Asset Transfer Time, whether on a full time or part time basis, then Bell Canada and Wireline LP shall co-operate in good faith to determine whether the employment of such Wireless Leave Employee should be transferred to Bell Canada, and in the event that it is determined that such employment should be transferred to Bell Canada, whether such Wireless Leave Employee requires retraining and/or rehabilitation services or other reasonable accommodation. In the event that retraining and/or rehabilitation services or other reasonable accommodation is provided to such Wireless Leave Employee, then Bell Canada and Wireline LP agree to equally share, as to 50% each, the costs thereof. If Bell Canada and Wireline LP determine that the employment of any such Wireless Leave Employee should not be transferred to Bell Canada, and if as a result Wireline LP terminates the employment of such Wireless Leave Employee, then Bell Canada and Wireline LP agree to equally share, as to 50% each, the costs of terminating the employment of such Wireless Leave Employee.

(4)	Wireline LP agrees that other than as set out in the Agreement, neither it nor any of its subsidiaries will, without the prior consent of Bell Canada, solicit, hire or contract, directly or indirectly, any employee of Bell Canada for a period of twelve months following the Wireline Asset Transfer Time.

(5)	Bell Canada and Aliant agree that they will, acting reasonably, co-operate with respect to employee transition matters in respect of the Wireless Employees, both prior to and following the Wireline Asset Transfer Time, including support of each other’s efforts to smoothly transition the Wireless Employees to Bell Canada.

(6)	Wireline LP shall, as soon as is reasonably practicable, to the extent permitted by applicable Laws, provide to Bell Canada a list of the Wireless Employees and all information reasonably requested regarding their terms and conditions of employment or otherwise relating to their employment.

(7)	Without limiting Wireline LP’s obligations in respect of Wireless Employees employed at or prior to the Wireline Asset Transfer Time, Wireline LP will be responsible for:

(a)	all severance payments, payment for notice of termination or in lieu of termination, back pay in case of reinstatement of a Wireless Employee terminated prior to the Wireline Asset Transfer Time, damages for wrongful dismissal and all related costs in respect of the termination by Wireline LP of the employment of any Wireless Employee who does not accept Bell Canada’s offer of employment referred to in Section 11(1) of this Exhibit III and in respect of any Wireless Employee whose employment is terminated prior to the Wireline Asset Transfer Time;

(b)	all liabilities for claims for injury, disability, death or workers’ compensation arising from or related to employment in the Wireless Operations at or prior to the Wireline Asset Transfer Time regardless of when a claim is made or filed and, with respect to the Wireless Employees who do not accept Bell Canada’s offer of employment made pursuant to Section 11(1) of this Exhibit III, all such liabilities for claims regardless of when they arise; and

(c)	all employment-related claims, penalties, contributions, premiums and assessments in respect of the Wireless Operations arising out of matters that occurred prior to the Wireline Asset Transfer Time.

(8)	Bell Canada will be responsible for the payment of all liabilities for salary, wages, bonuses, commissions, vacation pay and other compensation relating to employment of all Wireless Employees that accept Bell Canada’s offer of employment as referred to in Section 11(1) of this Exhibit III (such employees, the “Transferred Wireline LP Employees”) in respect of the period prior to the Wireline Asset Transfer Time, and will bear the costs of:

(a)	all liabilities for salary, wages, bonuses, commissions, vacation pay, and other compensation relating to the employment of all Transferred Wireline LP Employees in respect of the period following the Wireline Asset Transfer Time;

(b)	all severance payments, payments for notice of termination or in lieu of notice of termination, damages for wrongful dismissal and all related costs in respect of the termination by Bell Canada of the employment of any Wireless Employee subsequent to the Wireline Asset Transfer Time;

(c)	all liabilities for claims for injury, disability, death or workers’ compensation arising from or related to employment of the Wireless Employees by Bell Canada after the Wireline Asset Transfer Time; and

(d)	all employment-related claims, penalties, contributions, premiums and assessments in respect of the Wireless Operations arising out of matters which occur subsequent to the Wireline Asset Transfer Time.

Section 12. Wireline LP Employee Pension Plans.

(1)	Effective as of the end of the day immediately prior to the date on which the Wireline Asset Transfer Time occurs, each Transferred Wireline LP Employee who participates in an Wireline LP Pension Plan shall cease to participate in and accrue benefits under such Wireline LP Pension Plan and shall commence to participate in and accrue benefits under the Bell Canada Pension Plan in accordance with its terms.

(2)	The Bell Canada Pension Plan shall recognize each Transferred Wireline LP Employee’s period of service with Wireline LP prior to the Wireline Asset Transfer Time for purposes of vesting of and eligibility for benefits under the Bell Canada Pension Plan. Subject to and upon the completion of the transfer of assets from the applicable funding medium of the applicable Wireline LP Pension Plan to the applicable funding medium of the Bell Canada Pension Plan, made in accordance with the terms of a reciprocal transfer agreement between Bell Canada and Wireline LP, which Bell Canada and Wireline LP undertake to have duly executed and approved by each applicable Governmental Entity prior to the Wireline Asset Transfer Time, Bell Canada and the Bell Canada Pension Plan shall be responsible for all benefits accrued by Transferred Wireline LP Employees under a defined benefit provision or under a defined contribution provision of an Wireline LP Pension Plan up to the Wireline Asset Transfer Time.

Section 13. Wireline LP Non-Pension Employee Plans.

(1)	Effective as at the end of the day immediately prior to the date on which the Wireline Asset Transfer Time occurs, Transferred Wireline LP Employees and their eligible dependants shall cease to participate under the New Wireline LP Group Benefit Plans and shall commence to participate under the Bell Canada Group Benefit Plans. Bell Canada shall be responsible under the Bell Canada Group Benefit Plans, subject to and in accordance with their terms, in respect of the Transferred Wireline LP Employees and their eligible beneficiaries for and shall pay or cause to be paid all claims incurred by the Transferred Wireline LP Employees and their eligible beneficiaries on and after the Wireline Asset Transfer Time. Wireline LP shall be responsible under the New Wireline LP Group Benefit Plans, subject to and in accordance with their terms, in respect of the Transferred Wireline LP Employees and their eligible beneficiaries for and shall pay or cause to be paid all claims incurred by the Transferred Wireline LP Employees and their eligible beneficiaries prior to the Wireline Asset Transfer Time.

(2)	For purposes of Section 13(1), the date on which a claim is incurred shall be: (a) in the case of a death claim, the date of death; (b) in the case of a short-term disability or a long-term disability claim, the date of the occurrence of the injury or other event that renders the employee eligible for short-term or long-term disability benefits; (c) in the case of extended health care benefits, including dental and medical purchases, supplies or treatments, the date of purchase, supply or treatment; (d) in the case of a claim for drug benefits, the date the prescription is filled; and (e) in any other case, the date of occurrence of the applicable event giving rise to such claim or series of claims.

Section 14. Wireline LP OPEBs.

Effective as at the end of the day immediately prior to the date on which the Wireline Asset Transfer Time occurs, each Transferred Wireline LP Employee shall cease to be eligible for Wireline LP OPEBs. Effective as of the Wireline Asset Transfer Time, each Transferred Wireline LP Employee shall be eligible for Bell Canada OPEBs in accordance with the terms of Bell Canada OPEBs.

Section 15. Ongoing Expenses.

Subject to the completion of the exchange set out in Section 1 hereof, and subject to Section 10(2) hereof, Bell Canada agrees to discharge, perform and fulfill or otherwise satisfy, and to indemnify and hold harmless Wireline LP from and against, the following expenses as and when such expenses become due in the course of, and as an incident to, the carrying on by Bell Canada of the Wireless Operations:

(a)	all obligations and liabilities existing on or arising after the Wireline Asset Transfer Time under all Contracts of Wireline LP or Aliant forming part of the Wireless Assets (including, as applicable, Other Wireless Contracts to the extent they relate to the Wireless Operations), the benefit of which is transferred or assigned to Bell Canada in accordance with Section 1 hereof.

Section 16. Tax Election.

(1)	For greater certainty, Bell Canada and Wireline LP agree that they will, in respect of the exchange of the Other Rural Wireline Assets, the Wireless Assets and the Purchased Retail Assets, make the elections and take the actions and steps contemplated by the Agreement, including without limitation, where applicable, the elections provided in Section 4.7 of the Agreement and the actions, including the execution and delivery of such customary certificates, certified resolutions, conveyance documents, transfer documents, assumption and assignment agreements and other closing documents as are necessary or typical, in the reasonable estimation of Bell Canada or Wireline LP, as provided in Section 4.8 of the Agreement.

(2)	Notwithstanding Section 6.3 of the Agreement, the parties agree that the elected amount under Section 97(2) of the ITA in respect of the Other Rural Wireline Assets, or any of them, can be an amount greater than the cost amount of such assets.

Section 17. Determination and Use of Assets.

(1)	The parties agree that prior to the Closing Date, Aliant and Bell Canada shall negotiate in good faith to determine which of the assets of Aliant are used “predominantly or exclusively” or “primarily” in the Wireless Operations; provided that Aliant currently estimates that approximately 80% of all towers and related machinery and equipment of Aliant (and, on contribution, assignment or transfer to Wireline LP, Wireline LP) are used “predominantly or exclusively” in the Wireless Operations. The parties further agree that during the Pre-Closing Date Period, they will negotiate in good faith to determine whether any transport assets (and related equipment) constructed by Bell Canada in the Rural Wireline Territory during the Pre-Closing Date Period should be included under the Agreement as Tangible Rural Wireline Assets, Other Rural Wireline Assets, Excluded Other Rural Wireline Assets or Excluded Tangible Rural Wireline Assets.

(2)	The parties agree that on the Closing Date, Wireline LP shall grant to Bell Canada a perpetual, transferable and sub-licensable (in each case subject to the consent of Wireline LP, such consent not to be unreasonably held), unrestricted, royalty-free license to use:

(a)	the assets of Wireline LP that are used in the Wireless Operations but that are not included within the Wireless Assets the (“Joint-Use Assets”); and

(b)	the assets included within the Other Rural Wireline Assets or the Tangible Rural Wireline Assets but that are also used by Bell Canada, or a subsidiary, in its operations (the “Joint-Use Rural Wireline Assets”), and a perpetual, transferable and sub-licensable (in each case subject to the consent of Wireline LP, such consent not to be unreasonably held), unrestricted, royalty-free license to access any of Bell Canada’s assets, to the extent that such assets are located on Real Property of Wireline LP, such access to be subject to reasonable and customary notification, security and access procedures. The form of such licenses shall be as mutually agreed, and shall provide for, among other things, restrictions on the ability of Wireline LP to encumber or dispose of material Joint-Use Assets or material Joint-Use Rural Wireline Assets without the prior consent of Bell Canada, acting reasonably and that consent to the transfer or sub-license of such licenses shall not be withheld where such transfer or sub-license is made in connection with a sale or other disposition of all or a substantial part of Bell Canada’s assets as a business unit or going concern to a transferee or sub-licensee who agrees to be bound by the terms of such licenses.

(3)	The parties agree that on the Closing Date, Bell Canada shall grant to Wireline LP a perpetual, transferable and sub-licensable (in each case subject to the consent of Bell Canada, such consent not to be unreasonably held), unrestricted, royalty-free license to use:

(a)	the Wireless Assets that are also used by Wireline LP in its other operations (“Joint-Use Wireline Assets”);and

(b)	the assets of Bell Canada that are used in the Rural Wireline Operations but that are not included within the Tangible Rural Wireline Assets or the Other Rural Wireline Assets (“Joint-Use Bell Canada Assets”),

and a perpetual, transferable and sub-licensable (in each case subject to the consent of Bell Canada, such consent not to be unreasonably held), unrestricted, royalty-free license to access any of Wireline LP’s assets, to the extent that such assets are located on Real Property of Bell Canada, such access to be subject to reasonable and customary notification, security and access procedures. The form of such licenses shall be as mutually agreed, and shall provide for, among other things, restrictions on the ability of Bell Canada to encumber or dispose of material Joint-Use Wireline Assets or material Joint-Use Bell Canada Assets without the prior consent of Wireline LP, acting reasonably, and that consent to the transfer or sub-license of such licenses shall not be withheld where such transfer or sub-license is made in connection with a sale or other disposition of all or a substantial part of the assets of Wireline LP as a business unit or going concern to a transferee or sub-licensee who agrees to be bound by the terms of such licenses. For greater certainty, such licenses shall not apply to the Contracts identified in the Bell Canada Disclosure Letter in connection with Section 5.2(c) of the Agreement.

(4)	Bell Canada will, on the Closing Date, sublease to Wireline LP the use of three DMS switches leased by Bell Canada and located in Quebec and described as “Chicoutimi, address 483, ave Begin, CLLI code cctmpq03cg1”, “Riviere-du-Loup, address 30 Amyot, CLLI code rdlppq49ds0” and “Thetford-Mines, address 22, rue Notre-Dame nord, CLLI code thmnpq37ds0 (the “DMS Switches”). The term of the sublease for the DMS Switches will be equal to the term of the corresponding lease of Bell Canada for the DMS Switches, and the sublease shall include a covenant of Bell Canada to make all required payments under its lease in respect of the DMS Switches, and to ensure the unrestricted ordinary course use of the DMS Switches by Wireline LP during the term of such sublease. Bell Canada shall, at the conclusion of the lease for the DMS Switches, exercise at its cost and expense any right or option that it has for the purchase of such DMS Switches, and upon the exercise of such right shall transfer its right, title and interest in and to the DMS Switches to Wireline LP for nominal consideration.

(5)	Wireline LP will, on the Closing Date, sublease to Bell Canada certain capital equipment used in the Wireless Operations (the “Wireless Capital Equipment”), including equipment associated with the Mobile Telephone Switching Office required for digital mobile service and digital cell site equipment used in providing Aliant mobility digital mobile service such as base transceiver stations, beacons and enhancers found at the cell sites as described in the Aliant Disclosure Letter. The term of the sublease for the Wireless Capital Equipment will be equal to the term of the corresponding lease or leases of Wireline LP (or, as applicable, Aliant) for the Wireless Capital Equipment, and the sublease shall include a covenant of Wireline LP to make all required payments under its lease(s) in respect of the Wireless Capital Equipment, and to ensure the unrestricted ordinary course use of the Wireless Capital Equipment by Bell Canada during the term of such sublease. Wireline LP shall, at the conclusion of the lease or leases for the Wireless Capital Equipment, exercise at its cost and expense any right or option that it has for the purchase of such Wireless Capital Equipment, and upon the exercise of such right shall transfer its right, title and interest in and to the Wireless Capital Equipment to Bell Canada for nominal consideration.

(6)	Wireline LP shall not be required to make any payment to Bell Canada in respect of the sub-lease of the DMS Switches or the transfer to Wireline LP of the DMS Switches at the conclusion of the lease of the DMS Switches. Bell Canada shall not be required to make any payment to Wireline LP in respect of the sub-lease of the Wireless Capital Equipment or the transfer to Bell Canada of the Wireless Capital Equipment at the conclusion of the lease(s) for the Wireless Capital Equipment.

Section 18. Working Capital Adjustment.

(1)	Bell Canada shall, within 45 days following the Wireline Asset Transfer Time, estimate the net book value of the accounts receivable due to Bell Canada at the Wireline Asset Transfer Time in respect of wireline services provided in the Rural Wireline Territory (the “Bell Canada Accounts Receivable”), less the sum of (i) the estimated aggregate gross amount of the Bell Canada Accounts Payable, and (ii) the estimated aggregate net sales tax liabilities of Bell Canada with respect to the Rural Wireline Operations as at the Wireline Asset Transfer Time (the result of such calculation, the “Estimated Bell Canada Net Receivable Balance”), and shall deliver to Wireline LP a written statement of the Estimated Bell Canada Net Receivable Balance, together with such other information relating thereto as Wireline LP may reasonably request.

(2)	Bell Canada shall, promptly after determining the Estimated Bell Canada Net Receivable Balance, contribute to Wireline LP cash in an amount equal to the Estimated Bell Canada Net Receivable Balance, if such amount is positive. For greater certainty, if the sum of (i) the estimated aggregate gross amount of the Bell Canada Accounts Payable and (ii) the estimated aggregate net sales tax liabilities of Bell Canada with respect to the Rural Wireline Operations as at the Wireline Asset Transfer Time, equals or exceeds the amount of the estimated net book value of the Bell Canada Accounts Receivable, then no payment shall be made to Wireline LP under this subsection (2).

(3)	Bell Canada shall, within 180 days following the Wireline Asset Transfer Time, determine the actual net book value of the Bell Canada Accounts Receivable, as well as the actual aggregate gross amount of the Bell Canada Accounts Payable and the actual aggregate net sales tax liabilities of Bell Canada with respect to the Rural Wireline Operations as at the Wireline Asset Transfer Time (the result of such calculation, the “Bell Canada Net Receivable Balance”), and shall deliver to Wireline LP a written statement of the draft Bell Canada Net Receivable Balance, together with such other information relating thereto as Wireline LP may reasonably request. For greater certainty, the Bell Canada Net Receivable Balance shall not be required to be audited. Wireline LP will, within 30 calendar days following receipt of the draft statement of the Bell Canada Net Receivable Balance, notify Bell Canada if it has any objections to such statement. Any notice of objection must be in writing and must contain a statement of the basis of each of Wireline LP’s objections. Bell Canada will provide Wireline LP with access, upon reasonable request, to Bell Canada’s accounting books and records and the appropriate personnel to verify the accuracy, presentation and other matters relating to the preparation of the draft statement of the Bell Canada Net Receivable Balance. Wireline LP will be deemed to have accepted the draft statement of the Bell Canada Net Receivable Balance if it does not notify Bell Canada of its objection within the said period of 30 calendar days.

(4)	If Wireline LP objects to the draft statement of the Bell Canada Net Receivable Balance, then Wireline LP and Bell Canada will work expeditiously and in good faith in an attempt to resolve such dispute within a period of 10 Business Days after the date of notification by Wireline LP to Bell Canada of such dispute, failing which the dispute will be submitted for determination to an independent national firm of chartered accountants mutually agreed to by Wireline LP and Bell Canada (and, failing such agreement between Wireline LP and Bell Canada within a further period of 5 Business Days, such independent national firm of chartered accountants will be KPMG LLP). The determination of the independent national firm of chartered accounts will be final and binding upon Wireline LP and Bell Canada and will not be subject to appeal, absent manifest error. The independent national firm of chartered accounts will be deemed to be acting as experts and not as arbitrators. Wireline LP and Bell Canada shall bear equally (each as to 50%) the costs of retaining any such independent national firm.

(5)	Immediately following the 30 calendar day period referred to in subsection (3) above, or the resolution of any dispute in accordance with the foregoing, as the case may be, Bell Canada will deliver to Wireline LP a final statement of the Bell Canada Net Receivable Balance, with any changes from the draft statement to be made only in accordance with subsection (4) above, which will thereafter be final and binding upon Wireline LP and Bell Canada and will not be subject to appeal, absent manifest error.

(6)	If the final statement of the Bell Canada Net Receivable Balance shows that the Bell Canada Net Receivable Balance is: (a) positive, and (b) greater than the Estimated Bell Canada Net Receivable Balance, then Bell Canada shall promptly after delivery thereof contribute to Wireline LP an amount in cash equal to the difference between the Bell Canada Net Receivable Balance and the greater of: (c) the Estimated Bell Canada Net Receivable Balance, and (d) zero. If the final statement of the Bell Canada Net Receivable Balance is less than the Estimated Bell Canada Net Receivable Balance, and if the Estimated Bell Canada Net Receivable Balance was positive, then Wireline LP shall promptly after delivery thereof make a cash payment to Bell Canada in amount equal to the Estimated Bell Canada Net Receivable Balance less the Bell Canada Net Receivable Balance.

(7)	Wireline LP shall, within 45 days following the Wireline Asset Transfer Time, estimate the net book value of the accounts receivable due to Wireline LP at the Wireline Asset Transfer Time in respect of wireless services provided in the Wireless Operations (the “Wireless Accounts Receivable”), less the sum of (i) the estimated aggregate gross amount of the Wireless Accounts Payable, and (ii) the estimated aggregate net sales tax liabilities of Wireline LP with respect to the Wireless Operations as at the Wireline Asset Transfer Time (the result of such calculation, the “Estimated Wireless Net Receivable Balance”), and shall deliver to Bell Canada a written statement of the Estimated Wireless Net Receivable Balance, together with such other information relating thereto as Bell Canada may reasonably request.

(8)	Wireline LP shall, promptly after determining the Estimated Wireless Net Receivable Balance, pay to Bell Canada cash in an amount equal to the Estimated Wireless Net Receivable Balance, if such amount is positive. For greater certainty, if the sum of (i) the estimated aggregate gross amount of the Wirless Accounts Payable and (ii) the estimated aggregate net sales tax liabilities of Wireline LP with respect to the Wireless Operations as at the Wireline Asset Transfer Time, equals or exceeds the amount of the estimated net book value of the Wireless Accounts Receivable, then no payment shall be made to Bell Canada under this subsection (8).

(9)	Wireline LP shall, within 180 days following the Wireline Asset Transfer Time, determine the actual net book value of the Wireless Accounts Receivable, as well as the actual aggregate gross amount of the Wireless Accounts Payable and the actual aggregate net sales tax liabilities of Wireline LP with respect to the Wireless Operations as at the Wireline Asset Transfer Time (the result of such calculation, the “Wireless Net Receivable Balance”), and shall deliver to Wireline LP a written statement of the draft Wireless Net Receivable Balance, together with such other information relating thereto as Bell Canada may reasonably request. For greater certainty, the Wireless Net Receivable Balance shall not be required to be audited. Bell Canada will, within 30 calendar days following receipt of the draft statement of the Wireless Net Receivable Balance, notify Wireline LP if it has any objections to such statement. Any notice of objection must be in writing and must contain a statement of the basis of each of Bell Canada’s objections. Wireline LP will provide Bell Canada with access, upon reasonable request, to Wireline LP’s accounting books and records and the appropriate personnel to verify the accuracy, presentation and other matters relating to the preparation of the draft statement of the Wireless Net Receivable Balance. Bell Canada will be deemed to have accepted the draft statement of the Wireless Net Receivable Balance if it does not notify Wireline LP of its objection within the said period of 30 calendar days.

(10)	If Bell Canada objects to the draft statement of the Wireless Net Receivable Balance, then Wireline LP and Bell Canada will work expeditiously and in good faith in an attempt to resolve such dispute within a period of 10 Business Days after the date of notification by Bell Canada to Wireline LP of such dispute, failing which the dispute will be submitted for determination to an independent national firm of chartered accountants mutually agreed to by Wireline LP and Bell Canada (and, failing such agreement between Wireline LP and Bell Canada within a further period of 5 Business Days, such independent national firm of chartered accountants will be KPMG LLP). The determination of the independent national firm of chartered accounts will be final and binding upon Wireline LP and Bell Canada and will not be subject to appeal, absent manifest error. The independent national firm of chartered accounts will be deemed to be acting as experts and not as arbitrators. Wireline LP and Bell Canada shall bear equally (each as to 50%) the costs of retaining any such independent national firm.

(11)	Immediately following the 30 calendar day period referred to in subsection (9) above, or the resolution of any dispute in accordance with the foregoing, as the case may be, Wireline LP will deliver to Bell Canada a final statement of the Wireless Net Receivable Balance, with any changes from the draft statement to be made only in accordance with subsection (10) above, which will thereafter be final and binding upon Wireline LP and Bell Canada and will not be subject to appeal, absent manifest error.

(12)	If the final statement of the Wireless Net Receivable Balance shows that the Wireless Net Receivable Balance is: (a) positive, and (b) greater than the Estimated Wireless Net Receivable Balance, then Wireline LP shall promptly after delivery thereof pay to Bell Canada an amount in cash equal to the difference between the Wireless Net Receivable Balance and the greater of: (c) the Estimated Wireless Net Receivable Balance, and (d) zero. If the final statement of the Wireless Net Receivable Balance is less than the Estimated Wireless Net Receivable Balance, and if the Estimated Wireless Net Receivable Balance was positive, then Bell Canada shall promptly after delivery thereof make a cash payment to Wireline LP in amount equal to the Estimated Wireless Net Receivable Balance less the Wireless Net Receivable Balance.

(13)	The parties agree that other than as expressly set out in this section, and subject to the following, there shall be no working capital adjustment made in connection with the exchange of the Other Rural Wireline Assets for the Wireless Assets and the Purchased Retail Assets. Notwithstanding the foregoing, if at the Wireline Asset Transfer Time the aggregate amount of the non-cash working capital of any of the Rural Wireline Operations, the Wireless Operations or the Retail Operations is negative, and if such aggregate non-cash working capital amount is negative because such operations have not been operated in the Ordinary Course in accordance with Section 4.1 of the Agreement, then the parties will negotiate in good faith a mutually agreeable, acting reasonably, working capital adjustment with respect to the Rural Wireline Operations, the Wireless Operations or the Retail Operations, as applicable.

Section 19. Post-Transfer Co-operation.

(1)	The parties agree that following Closing, each of Bell Canada and Wireline LP shall be permitted to use the Internet Protocol addresses assigned to the Tangible Rural Wireline Assets, the Other Rural Wireline Assets and the Wireless Assets, respectively. Each of Bell Canada and Wireline LP agree that they shall, upon the reasonable request of the other, cease to use such Internet Protocol addresses within a reasonable time frame.

(2)	Bell Canada agrees that following Closing, it shall from time to time upon the request of Wireline LP provide Wireline LP with a copy of such of the Books and Records of Bell Canada necessary to the operation of the Rural Wireline Operations as Wireline LP may reasonably request. Aliant and Wireline LP agree that following Closing, they shall from time to time upon the request of Bell Canada provide Bell Canada with a copy of such of the Books and Records of Wireline LP or Aliant necessary to the operation of the Wireless Operations as Bell Canada may reasonably request. The parties confirm that they do not intend to waive any applicable solicitor-client privilege as a result of the sharing of such Books and Records.

(3)	Each of Bell Canada and Wireline LP agree that they shall, following the Wireline Asset Transfer Time, co-operate with each other (at the expense of the party requesting such co-operation) and act reasonably to address the inadvertent transfer or non-transfer of any assets that either may have transferred (or not transferred) to the other in connection with the contribution, exchange or transfer of the Tangible Rural Wireline Assets, the Other Rural Wireline Assets or the Wireless Assets.

SCHEDULE L

ALIANT REORGANIZATION

Aliant and applicable subsidiaries intend to complete the following reorganization transactions prior to the Effective Date:

1. Winding up of Aliant Holdings partnership:

(a) Prior to the commencement of the Plan of Arrangement, the Aliant Holdings partnership will be wound up in the following manner:

(i)	Each of the partners of Aliant Holdings (namely, Aliant Inc., Aliant AdvanceCom Inc. and MT&T Holdings Inc.) will agree in writing to terminate the partnership and to the distribution of its assets in the manner described in paragraph (ii), below.

(ii)	At the time of termination, a pro rata undivided interest in Aliant Holdings’ property (namely, a 59.5% partnership interest in the Aliant ActiMedia partnership) will be distributed to each of the partners based on each partner’s percentage interest in Aliant Holdings.

Following the amalgamation contemplated in Section 3.1(b) of the Plan of Arrangement, the undivided interests distributed in paragraph (ii), above, will combine, resulting in the entire 59.5% interest in Aliant ActiMedia partnership being held by the amalgamated Aliant (together with the 27.64% interest previously held by Aliant Inc.).

(b) The foregoing will be subject, however, to there having been no change or proposed change in taxation laws or the interpretation thereof that would materially affect the proposed winding up or the tax treatment thereof. If such a change occurs, Aliant may elect not to proceed with the wind up of Aliant Holdings partnership as described above, and Aliant and BCE agree to consider, acting reasonably, other means of achieving a tax-efficient wind-up of the Aliant Holdings or method of receiving income of Aliant ActiMedia partnership in a tax-efficient manner, but no such transaction may be implemented without the consent of Aliant and BCE, each acting reasonably.

(c) If the winding up as described above does not occur, and no other transaction is agreed to, then the Arrangement shall continue nonetheless.

SCHEDULE M

RURAL WIRELINE TERRITORY

LIST OF EXCHANGES IN ONTARIO

Sector: NPA 807

NPA	DNXX	CENTRAL OFFICE	EXCHANGE
807	481	BEARS PASSAGE	BEARS PASSAGE

807	934	IGNACE	IGNACE

807	933	KAMINISTIQUIA	KAMINISTIQUIA

807	599	MINE CENTRE/(Lac La Croix, Flanders -Theoretical)	MINE CENTRE

807	485	MINE CENTRE/(Lac La Croix, Flanders -Theoretical)	LAC LA CROIX

807	947	MINE CENTRE/(Lac La Croix, Flanders -Theoretical)	FLANDERS

807	448	RAITH	RAITH

807	929	SAPAWE	SAPAWE

807	926	SHEBANDOWAN	SHEBANDOWAN

807	584	SAVANT LAKE	SAVANT LAKE

807	986	UPSALA	UPSALA

807	597	ATIKOKAN	ATIKOKAN

807	229	MARATHON	MARATHON

807	583	ARMSTRONG	ARMSTRONG

807	875	BEARDMORE	BEARDMORE

807	964	CLOUD BAY	CLOUD BAY

807	872	CARAMAT	CARAMAT

807	857	DORION	DORION

807	982	GULL BAY	GULL BAY

807	238	HEMLO	HEMLO

807	868	HORNEPAYNE	HORNEPAYNE

807	879	JELLICOE	JELLICOE

807	885	MACDIARMID	MACDIARMID

807	329	NAKINA	NAKINA

807	977	PASS LAKE	PASS LAKE

807	886	RED ROCK	RED ROCK

807	824	SCHREIBER	SCHREIBER

807	825	TERRACE BAY	TERRACE BAY

807	822	WHITE RIVER	WHITE RIVER

807	854	GERALDTON	GERALDTON

807	876	LONGLAC	LONGLAC

807	826	MANITOUWADGE	MANITOUWADGE

807	887	NIPIGON	NIPIGON

807	957	THUNDER BAY	THUNDER BAY

807	363	BEARSKIN LAKE	BEARSKIN LAKE

807	537	BIG TROUT LAKE	BIG TROUT LAKE

807	347	CAT LAKE	CAT LAKE

807	775	DEER LAKE	DEER LAKE

807	242	FORT HOPE	FORT HOPE

807	478	FORT SEVERN	FORT SEVERN

807	532	KINGFISHER LAKE	KINGFISHER LAKE

807	535	KASABONIKA	KASABONIKA

807	771	KEEWAYWIN	SANDY LAKE

807	479	LANSDOWNE HOUSE	LANSDOWNE HOUSE

807	471	MUSKRAT DAM	MUSKRAT DAM

807	776	NORTH SPIRIT LAKE	SANDY LAKE

807	349	OGOKI	OGOKI

807	773	PIKANGIKUM	PIKANGIKUM

807	772	POPLAR HILL (KENORA DIST.)	POPLAR HILL (KENORA DIST.)

807	595	SACHIGO LAKE	SACHIGO LAKE

807	774	SANDY LAKE	SANDY LAKE

807	593	SUMMER BEAVER	SUMMER BEAVER

807	353	WEBEQUIE	WEBEQUIE

807	469	WEAGAMOW	WEAGAMOW

807	442	WUNNUMMIN LAKE	WUNNUMMIN LAKE

807	735	BALMERTOWN	BALMERTOWN

807	662	COCHENOUR	COCHENOUR

807	928	PICKLE LAKE	PICKLE LAKE

807	749	RED LAKE/(Madsen — Theoretical)	MADSEN

807	727	RED LAKE/(Madsen — Theoretical)	RED LAKE

807	487	BARWICK	BARWICK

807	486	DEVLIN	DEVLIN

807	482	EMO	EMO

807	488	MORSON	MORSON

807	484	NESTOR FALLS	NESTOR FALLS

807	852	RAINY RIVER	RAINY RIVER

807	483	STRATTON	STRATTON

807	226	SIOUX NARROWS	SIOUX NARROWS

807	275	FORT FRANCES	FORT FRANCES

807	274	FORT FRANCES	FORT FRANCES

807	548	JAFFRAY-MELICK	JAFFRAY-MELICK

807	937	OXDRIFT	OXDRIFT

807	733	CLEARWATER BAY	CLEARWATER BAY

807	755	EAGLE RIVER	EAGLE RIVER

807	222	EAR FALLS	EAR FALLS

807	925	GRASSY NARROWS	GRASSY NARROWS

807	582	HUDSON	HUDSON

807	543	MCKENZIE PORTAGE	MCKENZIE PORTAGE

807	224	MINAKI/(Whitedog — Theoretical)	MINAKI

807	927	MINAKI/(Whitedog — Theoretical)	WHITEDOG

807	225	REDDITT	REDDITT

807	227	VERMILION BAY/(Perrault Falls - Theoretical)	VERMILION BAY

807	529	VERMILION BAY/(Perrault Falls - Theoretical)	PERRAULT FALLS

807	938	WABIGOON	WABIGOON

807	737	SIOUX LOOKOUT	SIOUX LOOKOUT

Sector: North

NPA	DNXX	CENTRAL OFFICE	EXCHANGE
705	997	ATTAWAPISKAT	ATTAWAPISKAT

705	278	FORT ALBANY	FORT ALBANY

705	275	KASHECHEWAN	KASHECHEWAN

705	473	PEAWANUCK	PEAWANUCK

Sector: North Bay

NPA	DNXX	CENTRAL OFFICE	EXCHANGE
819	627	TEMISCAMING (819)/(Thorne — Theoretical)	TEMISCAMING

705	752	CALLANDER	CALLANDER

705	744	MATTAWA	MATTAWA

705	724	POWASSAN	POWASSAN

705	776	BONFIELD	BONFIELD

705	763	DOKIS	DOKIS

705	747	DEUX RIVIERES	DEUX RIVIERES

705	758	FIELD	FIELD

705	757	PORT LORING	PORT LORING

705	663	REDBRIDGE	REDBRIDGE

705	729	RESTOULE	RESTOULE

705	981	TEMISCAMING (819)/(Thorne — Theoretical)	THORNE

705	723	TROUT CREEK	TROUT CREEK

705	594	VERNER	VERNER

705	753	STURGEON FALLS	STURGEON FALLS

705	472, 474, 475, 476, 494, 495, 497, 498, 499, 840, 845	NORTH BAY	NORTH BAY

Sector: Sault Ste. Marie

NPA	DNXX	CENTRAL OFFICE	EXCHANGE
705	248	ECHO BAY	ECHO BAY

705	649	GOULAIS	GOULAIS

705	246	ST. JOSEPH ISLAND	ST. JOSEPH ISLAND

705	842	THESSALON	THESSALON

705	849	ALGOMA MILLS	ALGOMA MILLS

705	785	BRUCE MINES	BRUCE MINES

705	239	BISCOTASING/(Ramsay — Theoretical)	BISCOTASING

705	239	BISCOTASING/(Ramsay — Theoretical)	RAMSAY

705	882	BATCHAWANA BAY	BATCHAWANA BAY

705	841	CHUB LAKE	CHUB LAKE

705	884	DUBREUILVILLE/(Oba -Theoretical)	DUBREUILVILLE

705	883	DUBREUILVILLE/(Oba -Theoretical)	OBA

705	782	DESBARATS	DESBARATS

705	899	FOLEYET	FOLEYET

705	894	GOGAMA	GOGAMA

705	843	IRON BRIDGE	IRON BRIDGE

705	234	MISSANABIE	MISSANABIE

705	736	OPHIR	OPHIR

705	781	SEARCHMONT	SEARCHMONT

705	779	SAULT STE. MARIE AIRPORT	SAULT STE. MARIE

705	777	SAULT STE. MARIE HEYDEN	SAULT STE. MARIE

705	233	SULTAN/(Pineal Lake — Theoretical)	SULTAN

705	861	SULTAN/(Pineal Lake — Theoretical)	PINEAL LAKE

705	889	WAWA/(Hawk Junction — Theoretical)	HAWK JUNCTION

705	263	WESTREE	WESTREE

705	356	BLIND RIVER	BLIND RIVER

705	864	CHAPLEAU	CHAPLEAU

705	461, 848	ELLIOT LAKE	ELLIOT LAKE

705	856	WAWA/(Hawk Junction — Theoretical)	WAWA

705	253, 254, 256, 257, 541, 542, 759, 941, 942, 945, 946, 949	SAULT STE. MARIE QUEEN	SAULT STE. MARIE

Sector: Sudbury

NPA	DNXX	CENTRAL OFFICE	EXCHANGE
705	855	CHELMSFORD	CHELMSFORD

705	694	CONISTON	CONISTON

705	282	GORE BAY	GORE BAY

705	368	LITTLE CURRENT	LITTLE CURRENT

705	866	WHITEFISH	WHITEFISH

705	857	ALBAN	ALBAN

705	965	CARTIER	CARTIER

705	695	ESTAIRE	ESTAIRE

705	287	KILLARNEY	KILLARNEY

705	853	MARKSTAY	MARKSTAY

705	865	MASSEY	MASSEY

705	898	NOELVILLE	NOELVILLE

705	844	SPANISH	SPANISH

705	867	ST. CHARLES	ST. CHARLES

705	283	SILVERWATER	SILVERWATER

705	285	WHITEFISH FALLS	WHITEFISH FALLS

705	967	WARREN	WARREN

705	983	AZILDA	AZILDA

705	897	BLEZARD VALLEY	BLEZARD VALLEY

705	858	CAPREOL	CAPREOL

705	862, 869	ESPANOLA	ESPANOLA

705	693, 699	GARSON	GARSON

705	969	HANMER	HANMER

705	966	LEVACK	LEVACK

705	692	LIVELY	LIVELY

705	682	SUDBURY COPPER CLIFF	SUDBURY

705	521, 524, 525, 560, 566	SUDBURY LASALLE	SUDBURY

705	671	SUDBURY LASALLE	SUDBURY

705	522,523	SUDBURY ROCKWOOD	SUDBURY

705	564, 662, 665, 669, 670, 671, 673, 674, 675, 677, 688, 691	SUDBURY MINTO	SUDBURY

Sector: Pembroke

NPA	DNXX	CENTRAL OFFICE	EXCHANGE
613	756	BARRY’S BAY	BARRY’S BAY

613	646	COBDEN	COBDEN

613	628	EGANVILLE	EGANVILLE

613	757	KILLALOE	KILLALOE

613	752	CALABOGIE	CALABOGIE

613	589	CHALK RIVER	CHALK RIVER

613	649	DOUGLAS	DOUGLAS

613	754	FOYMOUNT	FOYMOUNT

613	625	GOLDEN LAKE	GOLDEN LAKE

613	758	PALMER RAPIDS	PALMER RAPIDS

613	586	ROLPHTON	ROLPHTON

613	637	WHITNEY	WHITNEY

613	584	DEEP RIVER	DEEP RIVER

613	588, 687	PETAWAWA	PETAWAWA

613	432, 433	RENFREW	RENFREW

613	633, 635, 639, 732, 735	PEMBROKE	PEMBROKE

Sectors: Additional

NPA	DNXX	CENTRAL OFFICE	EXCHANGE
519	356	ATWOOD	ATWOOD

519	526	AUBURN	AUBURN

519	523	BLYTH	BLYTH

519	887	BRUSSELS	BRUSSELS

519	482	CLINTON	CLINTON

519	345	DUBLIN	DUBLIN

519	638	DRAYTON	DRAYTON

519	440, 524, 525	GODERICH	GODERICH

519	338	HARRISTON	HARRISTON

519	262	HENSALL	HENSALL

519	528	LUCKNOW	LUCKNOW

519	698	LINWOOD	LINWOOD

519	291, 292	LISTOWEL	LISTOWEL

519	347	MONKTON	MONKTON

519	348	MITCHELL	MITCHELL

519	343	PALMERSTON	PALMERSTON

519	527	SEAFORTH	SEAFORTH

519	357, 530	WINGHAM	WINGHAM

519	293	AILSA CRAIG	AILSA CRAIG

519	234	CREDITON	CREDITON

519	228	CENTRALIA	CENTRALIA

519	762	DUTTON	DUTTON

519	235	EXETER	EXETER

519	287	GLENCOE	GLENCOE

519	666	ILDERTON	ILDERTON

519	247	KERWOOD	KERWOOD

519	875	LANGTON	LANGTON

519	227	LUCAN	LUCAN

519	289	MELBOURNE	MELBOURNE

519	264	MOUNT BRYDGES	MOUNT BRYDGES

519	232	NAIRN	NAIRN

519	294	PARKHILL	PARKHILL

519	586	PORT ROWAN	PORT ROWAN

519	785	RODNEY	RODNEY

519	428, 429, 420, 426, 427	SIMCOE	SIMCOE

519	245, 246	STRATHROY	STRATHROY

519	768	WEST LORNE	WEST LORNE

519	693	WARDSVILLE	WARDSVILLE

519	443	WATERFORD	WATERFORD

519	587	JARVIS	JARVIS

519	583	PORT DOVER	PORT DOVER

519	582	DELHI	DELHI

519	848	ARTHUR	ARTHUR

519	794	CHATSWORTH	CHATSWORTH

519	366	CARGILL	CARGILL

519	363	CHESLEY	CHESLEY

519	923	DUNDALK	DUNDALK

519	369, 921	DURHAM	DURHAM

519	833	ERIN	ERIN

519	924	FLESHERTON	FLESHERTON

519	922	FEVERSHAM	FEVERSHAM

519	928	GRAND VALLEY	GRAND VALLEY

519	855	HILLSBURGH	HILLSBURGH

519	364	HANOVER	HANOVER

519	334	HOLSTEIN	HOLSTEIN

519	935	HEPWORTH	HEPWORTH

519	538	MEAFORD	MEAFORD

519	986	MARKDALE	MARKDALE

519	321, 323	MOUNT FOREST	MOUNT FOREST

519	938, 939, 940, 941, 942,943	ORANGEVILLE	ORANGEVILLE

519	370, 371, 372, 373, 374, 375, 376, 378	OWEN SOUND	OWEN SOUND

519	422	SAUBLE BEACH	SAUBLE BEACH

519	797	SOUTHAMPTON	SOUTHAMPTON

519	934	TARA	TARA

519	881, 889	WALKERTON	WALKERTON

519	534	WIARTON	WIARTON

519	927	CALEDON	CALEDON

519	925	SHELBURNE	SHELBURNE

519	843, 787	FERGUS	FERGUS

519	846	ELORA	ELORA

519	599	THORNBURY	THORNBURY

519	898	ALVINSTON	ALVINSTON

519	864	BRIGDEN	BRIGDEN

519	676	BLENHEIM	BLENHEIM

519	728	BELLE RIVER	BELLE RIVER

519	869	BRIGHT’S GROVE	BRIGHT’S GROVE

519	695	BOTHWELL	BOTHWELL

519	351, 352, 354, 355, 358, 360, 436, 437, 380	CHATHAM	CHATHAM

519	687	COMBER	COMBER

519	862, 481	CORUNNA	CORUNNA

519	341, 867	COURTRIGHT	COURTRIGHT

519	683	DRESDEN	DRESDEN

519	727	EMERYVILLE	EMERYVILLE

519	678	HIGHGATE	HIGHGATE

519	726	MCGREGOR	MCGREGOR

519	737	MAIDSTONE	MAIDSTONE

519	689	MERLIN	MERLIN

519	834	OIL SPRINGS	OIL SPRINGS

519	724	PELEE ISLAND	PELEE ISLAND

519	723	PLEASANT PARK	PLEASANT PARK

519	677	PORT LAMBTON	PORT LAMBTON

519	882	PETROLIA	PETROLIA

519	674	RIDGETOWN	RIDGETOWN

519	332, 333, 336, 337, 339, 344, 346, 383, 384, 464, 490	SARNIA LOCHIEL	SARNIA

519	541, 542	SARNIA MICHIGAN	SARNIA

519	892	SOMBRA	SOMBRA

519	798	STONEY POINT	STONEY POINT

519	692	THAMESVILLE	THAMESVILLE

519	682	TILBURY	TILBURY

519	627, 628	WALLACEBURG	WALLACEBURG

519	975	WOODSLEE	WOODSLEE

519	825	WHEATLEY	WHEATLEY

519	876	WATFORD	WATFORD

519	845	WYOMING	WYOMING

613	335	ARDEN	ARDEN

613	373	ADOLPHUSTOWN	ADOLPHUSTOWN

613	332, 334	BANCROFT	BANCROFT

613	351, 352	BATH	BATH

613	393	BLOOMFIELD	BLOOMFIELD

613	337	COE HILL	COE HILL

613	339	CARDIFF	CARDIFF

613	333	DENBIGH	DENBIGH

613	358	ENTERPRISE	ENTERPRISE

613	474	GILMOUR	GILMOUR

613	372	HARROWSMITH/(Sydenham — Theoretical)	HARROWSMITH

613	376	HARROWSMITH/(Sydenham — Theoretical)	SYDENHAM

613	353	INVERARY	INVERARY

613	473	MADOC	MADOC

613	472	MARMORA	MARMORA

613	338	MAYNOOTH	MAYNOOTH

613	336	NORTHBROOK	NORTHBROOK

613	378	NEWBURGH	NEWBURGH

613	476, 471	PICTON	PICTON

613	479	PLEVNA	PLEVNA

613	388	SELBY	SELBY

613	387	SEELEYS BAY	SEELEYS BAY

613	379	TAMWORTH	TAMWORTH

613	477	THURLOW	THURLOW

613	478	TWEED	TWEED

613	374	VERONA	VERONA

613	399	WELLINGTON	WELLINGTON

613	385	WOLFE ISLAND	WOLFE ISLAND

613	377	YARKER	YARKER

613	679	ALFRED	ALFRED

613	525	ALEXANDRIA	ALEXANDRIA

613	622, 623	ARNPRIOR	ARNPRIOR

613	924	ATHENS	ATHENS

613	346	AVONMORE	AVONMORE

613	340, 341, 342, 345, 349, 498	BROCKVILLE	BROCKVILLE

613	487	BOURGET	BOURGET

613	832	CONSTANCE BAY	CONSTANCE BAY

613	488	CLARENCE CREEK	CLARENCE CREEK

613	657	CARDINAL	CARDINAL

613	361, 930, 932, 933, 936, 937, 938	CORNWALL PITT	CORNWALL

613	764	CASSELMAN	CASSELMAN

613	448	CHESTERVILLE	CHESTERVILLE

613	987	CRYSLER	CRYSLER

613	928	DELTA	DELTA

613	359	ELGIN	ELGIN

613	984	FINCH	FINCH

613	874	GLEN ROBERTSON	GLEN ROBERTSON

613	931	CORNWALL GLEN WALTER	CORNWALL

613	632, 636	HAWKESBURY/(Grenville — Theoretical)	HAWKESBURY

819	242	HAWKESBURY/(Grenville — Theoretical)	GRENVILLE

613	537	INGLESIDE	INGLESIDE

613	652	IROQUOIS	IROQUOIS

613	258	KEMPTVILLE	KEMPTVILLE

613	534	LONG SAULT	LONG SAULT

613	347	LANCASTER	LANCASTER

613	259	LANARK	LANARK

613	675	L’ORIGNAL	L’ORIGNAL

613	268	MABERLY	MABERLY

613	278	MCDONALDS CORNERS	MCDONALDS CORNERS

613	269	MERRICKVILLE	MERRICKVILLE

613	543	MORRISBURG	MORRISBURG

613	348	MAITLAND	MAITLAND

613	528	MARTINTOWN	MARTINTOWN

613	527	MAXVILLE	MAXVILLE

613	923	MALLORYTOWN	MALLORYTOWN

613	926	NORTH AUGUSTA	NORTH AUGUSTA

613	624	PAKENHAM	PAKENHAM

613	925	PRESCOTT	PRESCOTT

613	264, 267, 326	PERTH	PERTH

613	673	PLANTAGENET	PLANTAGENET

613	272	PORTLAND	PORTLAND

613	446	ROCKLAND	ROCKLAND

613	658	SPENCERVILLE	SPENCERVILLE

613	989	SOUTH MOUNTAIN	SOUTH MOUNTAIN

613	674	ST. EUGENE	ST. EUGENE

613	524	ST. ISIDORE	ST. ISIDORE

613	575	ST-REGIS (Quebec)	ST-REGIS

613	275	TOLEDO	TOLEDO

613	677, 678	VANKLEEK HILL	VANKLEEK HILL

613	535	WILLIAMSBURG	WILLIAMSBURG

613	774	WINCHESTER	WINCHESTER

705	361	BLUEWATER BEACH	BLUEWATER BEACH

705	247	CHRISTIAN ISLAND	CHRISTIAN ISLAND

705	756	HONEY HARBOUR	HONEY HARBOUR

705	533	LAFONTAINE	LAFONTAINE

705	549	PENETANGUISHENE	PENETANGUISHENE

705	534	PORT MCNICOLL	PORT MCNICOLL

705	689	SEVERN BRIDGE	SEVERN BRIDGE

705	538	WAUBAUSHENE	WAUBAUSHENE

705	656	APSLEY	APSLEY

705	657	BUCKHORN	BUCKHORN

705	731, 738	BOBCAYGEON	BOBCAYGEON

705	654	BURLEIGH FALLS	BURLEIGH FALLS

705	292	BRIDGENORTH	BRIDGENORTH

705	454	COBOCONK	COBOCONK

705	432	CANNINGTON	CANNINGTON

705	632, 653	CAMPBELLFORD	CAMPBELLFORD

705	489	CARNARVON	CARNARVON

705	887	FENELON FALLS	FENELON FALLS

705	447	GOODERHAM	GOODERHAM

705	455, 457	HALIBURTON	HALIBURTON

705	696	HASTINGS	HASTINGS

705	778	HAVELOCK	HAVELOCK

705	438	KIRKFIELD	KIRKFIELD

705	488	KINMOUNT	KINMOUNT

705	652	LAKEFIELD	LAKEFIELD

705	786	LITTLE BRITAIN	LITTLE BRITAIN

705	286	MINDEN	MINDEN

705	877	NEPHTON	NEPHTON

705	639	NORWOOD	NORWOOD

705	357	SUNDERLAND	SUNDERLAND

705	439	WOODVILLE	WOODVILLE

705	754	WEST GUILFORD	WEST GUILFORD

705	448	WILBERFORCE	WILBERFORCE

705	793	DUNSFORD	DUNSFORD

705	437	PEFFERLAW/(Udora — Theoretical)	PEFFERLAW

705	228	PEFFERLAW/(Udora — Theoretical)	UDORA

705	426	BEAVERTON	BEAVERTON

705	924	WARKWORTH	WARKWORTH

705	799	OMEMEE	OMEMEE

705	277	BETHANY	BETHANY

705	633	ALGONQUIN PARK	ALGONQUIN PARK

705	762	BALA	BALA

705	641, 644, 645, 646	BRACEBRIDGE	BRACEBRIDGE

705	382	BURK’S FALLS	BURK’S FALLS

705	383	BRITT	BRITT

705	767	BAYSVILLE	BAYSVILLE

705	766	DORSET	DORSET

705	635	DWIGHT	DWIGHT

705	636	EMSDALE	EMSDALE

705	684, 687	GRAVENHURST	GRAVENHURST

705	783, 787, 788, 789	HUNTSVILLE	HUNTSVILLE

705	375	MACTIER	MACTIER

705	387	MAGNETAWAN	MAGNETAWAN

705	764	MILFORD BAY	MILFORD BAY

705	389	MCKELLAR	MCKELLAR

705	342	NOBEL	NOBEL

705	378	OTTER LAKE	OTTER LAKE

705	366	POINTE AU BARIL	POINTE AU BARIL

705	765	PORT CARLING	PORT CARLING

705	385	PORT SYDNEY	PORT SYDNEY

705	746, 773, 774	PARRY SOUND	PARRY SOUND

705	732	ROSSEAU	ROSSEAU

705	384	SUNDRIDGE	SUNDRIDGE

705	386	SOUTH RIVER	SOUTH RIVER

705	685	SPRUCEDALE	SPRUCEDALE

705	769	WINDERMERE	WINDERMERE

LIST OF EXCHANGES IN QUEBEC

Sector: North-West Outaouais

NPA	DNXX	CENTRAL OFFICE	EXCHANGE
819	465	BOUCHETTE	BOUCHETTE

819	689	CHAPEAU	CHAPEAU

819	683	FORT-COULONGE	FORT-COULONGE

819	463	GRACEFIELD	GRACEFIELD

819	438	GRAND REMOUS	GRAND REMOUS

819	422	LOW	LOW

819	441-449	MANIWAKI	MANIWAKI

819	457	ST-PIERRE DE WAKEFIELD	ST-PIERRE DE WAKEFIELD

819	467	KAZABAZUA	KAZABAZUA

Sector: Saguenay

NPA	DNXX	CENTRAL OFFICE	EXCHANGE
418	279	ALBANEL	ALBANEL

418	480-487- 662 668-669	ALMA	ALMA

418	272	ANSE ST-JEAN	ANSE ST-JEAN

418	677	AÉROPORT DE BAGOTVILLE	LA BAIE

418	342	CHAMBORD	CHAMBORD

418	541-543-545 549-591-592 690-693696 698-820	CHICOUTIMI	CHICOUTIMI

418	377	CHUTE DES PASSES THÉORIQUE	CHUTE DES PASSES

418	347	DELISLE	DELISLE

418	346	DESBIENS	DESBIENS

418	239- 276	DOLBEAU	DOLBEAU

418	676	FERLAND	FERLAND

418	258	GIRARDVILLE	GIRARDVILLE

418	343	HÉBERTVILLE STATION	HÉBERTVILLE STATION

418	344	HÉBERTVILLE THÉORIQUE	HÉBERTVILLE

418	548-699	JONQUIÈRE — MELLON	JONQUIÈRE

418	542-546-547 695	JONQUIÈRE — ST-JACQUES	JONQUIÈRE

418	544-697	LA BAIE	LA BAIE

418	256	LA DORÉ	LA DORÉ

418	348	LAC BOUCHETTE	LAC BOUCHETTE

418	678	LATERRIÈRE	LATERRIÈRE

418	349	METABETCHOUAN	METABETCHOUAN

418	373	MILOT	MILOT

418	274	NORMANDIN	NORMANDIN

418	846	PARC DES LAURENTIDES THÉORIQUE	PARC DES LAURENTIDES

418	374	PÉRIBONKA	PÉRIBONKA

418	275	ROBERVAL	ROBERVAL

418	672	ST-AMBROISE DE CHICOUTIMI	ST-AMBROISE DE CHICOUTIMI

418	675	STE-ROSE DU NORD	STE-ROSE DU NORD

418	630-637-671 679	ST-FÉLICIEN	ST-FÉLICIEN

418	674	ST-FULGENCE	ST-FULGENCE

418	345	ST-GÉDÉON	ST-GÉDÉON

418	673	ST-HONORÉ DE CHICOUTIMI	ST-HONORÉ DE CHICOUTIMI

418	481	ST-LÉON DE CHICOUTIMI	ALMA

418	251	ST-PRIME THÉORIQUE	ST-PRIME

Sector: Nunavik, Saguenay and Laurentien DMS-10

NPA	DNXX	CENTRAL OFFICE	EXCHANGE
819	496	AKULIVIK	AKULIVIK

819	491	AUPALUK	AUPALUK

819	254	INUKJUAK	INUKJUAK

819	922	IVUJIVIK	IVUJIVIK

819	337	KANGIQSUALUJJUAQ	KANGIQSUALUJJUAQ

819	338	KANGIQSUJUAQ	KANGIQSUJUAQ

819	935	KANGIRSUK	KANGIRSUK

819	964	KUUJJUAQ	KUUJJUAQ

819	929	KUUJJUARAAPIK	KUUJJUARAAPIK

819	988	PUVIRNITUQ	PUVIRNITUQ

819	492	QUAQTAQ	QUAQTAQ

819	255	SALLUIT	SALLUIT

819	633	TASIUJAQ	TASIUJAQ

819	331	UMIUJAQ	UMIUJAQ

819	974	OBEDJIWAN	OBEDJIWAN

819	971	MANOUANE	MANOUANE

Sector: Rivière Du Loup

NPA	DNXX	CENTRAL OFFICE	EXCHANGE
418	499	BIENCOURT	BIENCOURT

418	854	CABANO	CABANO

418	856	LA POCATIÈRE	LA POCATIÈRE

418	898	L’ISLE VERTE	L’ÎLE VERTE

418	899	NOTRE DAME DU LAC	NOTRE DAME DU LAC

418	893	RIVIÈRE BLEUE	RIVIÈRE BLEUE

418	860-862-863 867-868-894	RIVIÈRE DU LOUP	RIVIÈRE DU LOUP

418	855	SQUATEC	SQUATEC

418	495	ST-ALEXANDRE	ST-ALEXANDRE

418	493	ST-ANDRÉ DE KAMOURASKA	ST-ANDRÉ DE KAMOURASKA

418	859	ST-ÉLEUTHÈRE	ST-ÉLEUTHÈRE

418	497	ST-HONORÉ DE TÉMISCOUATA	ST-HONORÉ DE TÉMISCOUATA

418	963	ST-JEAN DE DIEU	ST-JEAN DE DIEU

418	852	ST-PACÔME	ST-PACÔME

418	492	ST-PASCAL	ST-PASCAL

418	498	ST-PHILIPPE DE NÉRI	ST-PHILIPPE DE NÉRI

418	851-857	TROIS PISTOLES	TROIS-PISTOLES

418	853	VILLE DÉGELIS	VILLE DÉGELIS

Sector: La Malbaie

NPA	DNXX	CENTRAL OFFICE	EXCHANGE
418	237	BAIE STE-CATHERINE	BAIE STE-CATHERINE

418	240-435	BAIE ST-PAUL	BAIE ST-PAUL

418	232	BERGERONNES	BERGERONNES

418	439	CLERMONT	CLERMONT

418	438	ÎLE AUX COUDRES	ÎLE AUX COUDRES

418	633-665	LA MALBAIE	LA MALBAIE

418	635	LES ÉBOULEMENTS	LES ÉBOULEMENTS

418	233	LES ESCOUMINS	LES ESCOUMINS

418	632	PETITE RIVIÈRE ST-FRANÇOIS	PETITE RIVIÈRE ST-FRANÇOIS

418	236	SACRÉ COEUR	SACRÉ COEUR

418	231	SAULT AUX MOUTONS	SAULT AUX MOUTONS

418	238	STE-ANNE DE PORTNEUF	STE-ANNE DE PORTNEUF

418	434	ST-FIDÈLE	ST-FIDÈLE

418	457	ST-HILARION	ST-HILARION

418	452	ST-IRENÉE	ST-IRENÉE

418	638	ST-SIMÉON	ST-SIMÉON

418	639	ST-URBAIN	ST-URBAIN

418	235	TADOUSSAC	TADOUSSAC

Sector: Thetford Mines Area

NPA	DNXX	CENTRAL OFFICE	EXCHANGE
418	423	BLACK LAKE	BLACK LAKE

418	427	EAST BROUGHTON	EAST BROUGHTON

418	458	GARTHBY	GARTHBY

418	453	INVERNESS	INVERNESS

418	424	LEEDS	LEEDS

418	428	ST-FERDINAND D’HALIFAX	ST-FERDINAND D’HALIFAX

418	443	STRATFORD CENTRE	STRATFORD CENTRE

418	332-334 335-338	THETFORD MINES	THETFORD MINES

418	426	TRING JONCTION	TRING JONCTION

Sector: Victoriaville Area

NPA	DNXX	CENTRAL OFFICE	EXCHANGE
819	365	LAURIERVILLE	LAURIERVILLE

819	389	LYSTER	LYSTER

819	385	NOTRE DAME DE LOURDES	NOTRE-DAME DE LOURDES

819	362-621	PLESSISVILLE	PLESSISVILLE

819	751-752 758-795	VICTORIAVILLE	VICTORIAVILLE

Sector: Additional

NPA	DNXX	CENTRAL OFFICE	EXCHANGE
450	883	ST-ALPHONSE DE RODRIGUEZ	ST-ALPHONSE DE RODRIQUEZ

450	835	ST-GABRIEL DE BRANDON	ST-GABRIEL-DE-BRANDON

450	886	ST-JEAN DE MATHA	ST-JEAN DE MATHA

450	833	ST-MICHEL DES SAINTS	ST-MICHEL DES SAINTS

450	834	RAWDON	RAWDON

450	882	ST-THÉODORE DE CHERTSEY	RAWDON

450	889	ST-FÉLIX DE VALOIS	ST-FÉLIX DE VALOIS

450	884	ST-ZÉNON	ST-ZÉNON

450	248	BEDFORD	BEDFORD

450	294	CLARENCEVILLE	CLARENCEVILLE

450	827	FRANKLIN CENTRE	FRANKLIN CENTRE

450	298	FRELIGHSBURG THÉORIQUE	FRELIGHSBURG

450	299	HENRYVILLE	HENRYVILLE

450	247	HEMMINGFORD	HEMMINGFORD

450	264	HUNTINGDON	HUNTINGDON

450	242, 243	KNOWLTON	KNOWLTON

450	246	LACOLLE	LACOLLE

450	292	MANSONVILLE	MANSONVILLE

450	245	NAPIERVILLE	NAPIERVILLE

450	829	ORMSTOWN	ORMSTOWN

450	568	PIERREVILLE	PIERREVILLE

450	269	RIVIÈRE BEAUDETTE	RIVIÈRE BEAUDETTE

450	826	ST-CHRYSOSTOME	ST-CHRYSOSTOME

450	764	STE-JUSTINE	STE-JUSTINE

450	459	STE-MARTHE THÉORIQUE	STE-MARTHE

450	784	ST-PIE DE GUIRE	ST-PIE DE GUIRE

450	564	ST-ZÉPHIRIN	ST-ZÉPHIRIN

450	789	YAMASKA	YAMASKA

450	538	SUTTON	SUTTON

450	291	ST-BLAISE	ST-BLAISE

450	825	HOWICK	HOWICK

450	427	STE-MARTINE	STE-MARTINE

819	275	L’ANNONCIATION	L’ANNONCIATION

819	686	LABELLE	LABELLE

819	274	LA MINERVE	LA MINERVE

819	278	NOMININGUE	NOMININGUE

819	424	ST-DONAT DE MONTCALM	ST-DONAT DE MONTCALM

819	458	QUYON	QUYON

819	456, 459	STE-CÉCILE MASHAM	WAKEFIELD

819	456, 459	WAKEFIELD – VALLEY DRIVE	WAKEFIELD

819	879	ASBESTOS	ASBESTOS

819	884, 887	BISHOPTON	BISHOPTON

819	872	BURY	BURY

819	875	COOKSHIRE	COOKSHIRE

819	656	CHARTIERVILLE	CHARTIERVILLE

819	839	DANVILLE	DANVILLE

819	844	EAST HEREFORD	EAST HEREFORD

819	549	LAC DROLET	LAC DROLET

819	582, 583	LAC MÉGANTIC	LAC MEGANTIC

819	888	LA PATRIE	LA PATRIE

819	876	ROCK ISLAND	ROCK ISLAND

819	887	ST-ADOLPHE DE DUDSWELL THÉORIQUE	ST-ADOLPHE-DE-DUDSWELL

819	657	SCOTSTOWN	SCOTSTOWN

819	858	SOUTH DURHAM	SOUTH DURHAM

819	848	ST-FÉLIX DE KINGSEY	ST-FÉLIX-DE-KINGSEY

819	658	ST-MALO	ST-MALO

819	652	ST-SÉBASTIEN	ST-SÉBASTIEN

819	889	SAWYERVILLE	SAWYERVILLE

819	877	WEEDON	WEEDON

819	828	WOTTON	WOTTON

819	292	DESCHAILLONS	DESCHAILLONS

819	287	FORTIERVILLE	FORTIERVILLE

819	289	STE-MONIQUE DE NICOLET	STE-MONIQUE-DE-NICOLET

819	263	ST-PIERRE LES BECQUETS	ST-PIERRE-LES-BECQUETS

819	288	STE-SOPHIE DE LÉVRARD	STE-SOPHIE-DE-LÉVRARD

SCHEDULE N

[SCHEDULE REDACTED]

SCHEDULE O

FORM OF GLOBAL NOMINEE AGREEMENT

NOMINEE AGREEMENT

Nominee Agreement dated ● between ● (the “Owner”) and ●, (the “Nominee”).

RECITALS:

(a)	The Nominee has bare legal or registered title to certain lands and premises (the “Property”) in the ● of ●, in the ● of ●, more particularly described in Schedule “●” hereto, as nominee of the Owner;

(b) The Owner is the beneficial owner of the Property; and

(c)	The Nominee has agreed to hold bare legal or registered title to the Property and all related rights and interests (including, without limitation, those under agreements and other documents such as mortgages, charges, easements, leases, rights-of-way, licences and by-laws), the Nominee having itself no beneficial interest in the Property, for and on behalf of the Owner as the Owner’s nominee on the terms and subject to the conditions hereinafter set forth.

In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

SECTION 1. APPOINTMENT.

The Owner hereby appoints and empowers the Nominee to hold bare legal or registered title to the Property and all right, title and interest therein and benefit to be derived therefrom and to be the registered owner thereof as nominee for and on behalf of the Owner (and for Property in Quebec, as [ ] and mandatary). Such appointment, and this Nominee Agreement, are made and entered into as contemplated by the terms of the Property Exchange and Arrangement Agreement (the “PEA Agreement”) dated March [DAY], 2006 between Bell Canada, BCE Inc. and Aliant Inc. This Nominee Agreement is subject to, and shall be read in conjunction with, the provisions of Section 4.6 of the PEA Agreement, and in the event of any inconsistency the provisions of Section 4.6 of the PEA Agreement shall prevail.

SECTION 2. NOMINEE’S AND ACKNOWLEDGMENTS, ETC.

The Nominee hereby acknowledges, declares, covenants and agrees that:

(a)	The Nominee will hold bare legal or registered title to the Property as and from the date hereof and all right, title and interest therein and benefit to be derived therefrom, as nominee for and on behalf of the Owner;

(b)	The Nominee otherwise has no legal or beneficial interest in the Property; and

(c)	All other attributes of the beneficial ownership of the Property shall be and remain in the Owner.

SECTION 3. SCOPE AND AUTHORITY.

The Nominee covenants and agrees, subject to the indemnity hereinafter provided, to hold the Property for and on behalf of the Owner, to deal therewith only as specifically directed by the Owner in writing and that it will do no act relating to the Property without the express authorization and direction in writing of the Owner.

SECTION 4. EXECUTION OF INSTRUMENTS.

The Nominee shall, subject to the indemnity hereinafter provided, enter into, execute and deliver all such instruments relating to the Property as may be requested from time to time by the Owner, including, without limitation, all documents, assignments, deeds, transfers, mortgages, charges, leases, subleases, assignments and surrenders of leases, easements, licences, management contracts, personal property security agreements and other agreements (collectively the “instruments”).

SECTION 5. NO ENTITLEMENT TO REVENUES.

The Nominee acknowledges, declares, covenants and agrees to and with the Owner that all rents, profits, emoluments and other receipts and revenues of any nature or kind arising from the Property or the use thereof shall belong legally and beneficially to the Owner so long as the Owner retains its interest in the Property and that the Nominee has no legal or beneficial interest in such rents, profits, emoluments or other receipts and revenues. The Nominee shall, subject to the rights of any mortgagee or other secured creditor, promptly remit to the Owner all rents, profits, emoluments and other receipts and revenues of any nature or kind arising from the Property which may be received by the Nominee as nominal party to any instrument or agreement. The Nominee shall incur no liability to any party for making any such remittance as directed in any notice from any such mortgagee or other secured creditor, or, in the absence of such notice, pursuant to a standing or any special authorization or direction from the Owner. The Nominee shall, at the request and expense of the Owner, account to the Owner for all sums received with respect to the Property.

SECTION 6. DELIVERY OF DOCUMENTS.

The Nominee shall promptly deliver to the Owner all instruments with respect to the Property, together with all recording information relative thereto, to the extent that it may come into possession of any thereof.

SECTION 7. LEGAL ACTIONS.

The Nominee shall promptly transmit to the Owner copies of all notices, claims, demands and other communications which the Nominee may receive and which relate in any way to the Property. The Nominee shall, upon obtaining knowledge of default by any party to or beneficiary of any instrument relating to the Property, promptly notify the Owner thereof. The Nominee, upon the request of the Owner, shall be a nominal party to any action in response to, or as a consequence, of any such matter. Any such action, proceeding, negotiation or other response shall be conducted by the Owner, with counsel selected by it, and the Nominee shall not, nor shall it be obligated to, take any such action itself, its only obligation being that of a nominal party thereto subject to the indemnity hereinafter provided.

SECTION 8. EXPRESS.

The Owner acknowledges, declares, covenants and agrees that it shall be responsible for all encumbrances, charges, costs, expenses, losses, damages, claims, demands and liabilities in any way connected with or related to the Property (collectively the “expenses”), that the Nominee has no active duties to perform in connection with the Property and that all obligations (including any mortgage obligations), responsibilities, acts or omissions pertaining to the Property shall be the responsibility of and shall be performed or omitted to be performed by the Owner.

SECTION 9. RELEASE.

The Owner hereby releases the Nominee from any and all liability that the Nominee may incur in respect of any action taken by the Nominee either pursuant to the authorization or direction of the Owner or pursuant to the terms of this Agreement. The Owner shall indemnify and hold the Nominee harmless from all liabilities of whatsoever kind and character that may arise out of any act or omission by the Nominee pursuant to the terms of this Agreement and from the said expenses, obligations and responsibilities during the entire period of time that bare legal or registered title to the Property is registered in the name of the Nominee pursuant to this Agreement.

SECTION 10. NO PARTNERSHIP.

It is understood and agreed between the parties hereto that the relationship between the Owner and the Nominee shall be that of principal and bare nominee only, that there is no intention to create a relationship of partnership between the Owner and the Nominee, and that this Agreement should not be construed to create any trust, association or joint venture between the Owner and the Nominee.

SECTION 11. FURTHER ASSURANCES.

Each of the parties hereto covenants that it will from time to time as may be deemed necessary and requisite do all such acts and effect such further and other assurances as may be reasonably necessary or desirable to effect and carry out the true intent and purpose of this Agreement.

SECTION 12 . NOTICE.

Any notice, direction or other instrument required or permitted to be given hereunder shall, except as otherwise permitted hereunder, be in writing and given by delivering it or sending it by facsimile or other similar form of communication addressed as follows:

(1) to the Owner at:

●

Attention:	●

Telephone:	●

Facsimile:	●

(2) and to the Nominee at:

●

Attention:	●

Telephone:	●

Facsimile:	●

Any such notice, direction or other instrument given as aforesaid shall be deemed to have been effectively given if sent by facsimile or other similar form of telecommunications on the next Business Day following such transmission or, if delivered, to have been received on the date of such delivery. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the Party at its changed address.

SECTION 13. HEADINGS, ETC.

The division of this Agreement into sections, subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

SECTION 14. SEVERABILITY.

Any section, subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof.

SECTION 15. GOVERNING LAW.

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

SECTION 16. AMENDMENTS.

This Agreement may only be amended, modified or supplemented by a written agreement signed by all the parties hereto.

SECTION 17. ENUREMENT.

This Agreement shall be binding on and shall enure to the benefit of the parties hereto and the successors and assigns of each of the parties.

IN WITNESS WHEREOF the parties have executed this Agreement.

By:
Name: ●
Title: ●

By:
Name: ●
Title: ●

By:
Name: ●
Title: ●

SCHEDULE “●”

LEGAL DESCRIPTION

SCHEDULE P

VALUATION MECHANICS

In the event that Bell Canada and Aliant cannot agree as to the amount of any adjustment provided for under Section 4.10, then they shall, at the joint expense of Bell Canada and Aliant (each bearing 50% thereof), retain a qualified and independent valuator (the “Valuator”) to advise in writing as to the appropriate adjustment amount. The Valuator shall be LECG Canada or its successor or another independent valuator agreed to by Bell Canada and Aliant or, failing such agreement, determined by the Court.

The Valuator so selected shall determine the appropriate adjustment amount (expressed as a single number or representing the mid-point of a range) as quickly as practicable after the date of its selection. The Valuator shall be requested by both Bell Canada and Aliant to render its decision within 5 days and in any event prior to the then targeted Effective Date. Each of Bell Canada and Aliant may submit in writing its view of such amount to the Valuator. The Valuator shall deliver its report as to the appropriate adjustment amount to Bell Canada and Aliant and such report shall be conclusive and binding, absent manifest error. In making such determination, the Valuator shall be considered as an expert and shall not be construed as acting as an arbitrator.

SCHEDULE Q

[SCHEDULE REDACTED]